Exhibit 10(a)

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 7, 1995, among TOSCO CORPORATION, a Nevada corporation ("Tosco"), BAYWAY REFINING COMPANY, a Delaware corporation ("Bayway"), and TOSCO EUROPE LIMITED, a limited liability company organized under the laws of England and Wales ("TEL"), as co-borrowers (collectively, the "Borrowers"), the financial institutions listed on SCHEDULE 1.01(A) hereto (the "Banks"), THE FIRST NATIONAL BANK OF BOSTON ("FNBB") as agent hereunder for the Banks (in that capacity, the "Agent") and as arranger hereunder, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as co-agent and co-arranger hereunder and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("Chase"), as co-agent hereunder.

                              W I T N E S S E T H:

          WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as of April 8, 1993 (as amended from time to time, the "Existing Credit Agreement") by and among the Borrowers, Seminole Fertilizer Corporation, the Banks, the Agent and the Co-Agents, the Banks made available certain financing to the Borrowers upon the terms and conditions contained therein;

         WHEREAS, the Borrowers have requested that the terms of the Existing Credit Agreement be amended and restated, and the Banks, the Agent and the Co-Agents are willing to make such amendments on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Borrowers, the Banks, the Agent and the Co-Agents agree that as of the Closing Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein and shall be in full force and effect as provided herein:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.01. DEFINITIONS. Capitalized terms used in this Agreement shall have the following respective meanings when used herein:

         "ACCEPTABLE ISSUER" means an issuer of any irrevocable documentary or standby letter of credit who is rated B/C or better on the date of such issuance by Thompson's BankWatch and/or who has an investment grade rating from a major debt rating service and who is otherwise acceptable to the Agent.

         "ACCEPTANCE" means a draft drawn by any Borrower on the Agent and accepted and discounted by the Agent in accordance with the provisions of this Agreement.

         "ACCEPTANCE AGREEMENT" means FNBB's customary form of Bankers' Acceptance Agreement, duly executed by the Borrowers, in substantially the form attached as EXHIBIT A-1.

         "ACCEPTANCE OBLIGATION" means, as to each Acceptance, as at any date of determination, all Obligations relating to such Acceptance as at such date, including, without limitation, the obligation of the Borrowers to pay to the Agent the face amount thereof.

         "ACCOUNT" means, as to any Borrower, any "account", as such term is defined in Section 9-106 of the Code, now owned or hereafter acquired by such Borrower and, in any event, shall include, without limitation, all accounts receivable, book debts and all other rights to receive the payment of money or other consideration now owned or hereafter received or acquired by or belonging or owing to such Borrower and arising out of, pursuant to or in connection with, services rendered or goods sold, leased or delivered whether or not evidenced by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, instrument, document or general intangible, and all extensions and renewals of any thereof, and all rights in, to and under all purchase orders or receipts now owned or hereafter acquired by such Borrower and arising out of, pursuant to or in connection with, services rendered or goods sold, leased or delivered, and all of such Borrower's rights to any goods represented by any of the foregoing (including, without limitation, rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to such Borrower under all contracts for the sale of goods or the performance of services or both, now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of any of the foregoing, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

         "ACCOUNT DEBTOR" means any Person who is or who may become obligated to any Borrower under, with respect to, or on account of, an Eligible Receivable.

         "ADJUSTED NET WORTH AMOUNT" means, as to the Company, at any given date, an amount equal to (a) $500,000,000, plx (b) a cumulative amount, calculated annually with respect to each Fiscal Year ending after the Closing Date equal to (i) one hundred percent (100%) of the net cash proceeds received by any Borrower during each Fiscal Year ending after the Closing Date from the issuance of Stock to any Person other than an Affiliate of such Borrower, plx
(ii) fifty percent (50%) of the amount of the Company's Net Income (but not Net
Loss) during each Fiscal Year ending after the Closing Date, as set forth in the audited annual financial statements with respect to such Fiscal Years delivered to the Agent pursuant to Section 5.04(e) hereof.

         "ADVERSE ENVIRONMENTAL CONDITION" means the occurrence of any of the matters referred to in the definition of Environmental Claim.

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls such Person, or which is controlled by or is under common control with such Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. Nothing in the foregoing definition shall be interpreted to construe the Agent, any Co-Agent or any Bank as an Affiliate of any Borrower.

         "AGENCY AGREEMENT" means an agency agreement made in favor of the Agent, as agent for the Banks, (a) substantially in the form of EXHIBIT J-1 or EXHIBIT J-3 attached hereto, by any financial institution in which any Borrower has deposited cash or (b) substantially in the form of EXHIBIT J-2 attached hereto, by each financial institution in which any Borrower has deposited cash which, upon such deposit, shall become Eligible Margin Deposits, as such agency agreement may be amended and in effect from time to time.

         "AGENT" means FNBB, in its capacity as agent hereunder and any successor thereto appointed pursuant to Section 9.06.

         "AGREEMENT" means this Second Amended and Restated Credit Agreement, including all exhibits and schedules hereto, as the same may be amended, modified or supplemented and in effect from time to time.

"ALASKA NORTH SLOPE CRUDE OIL" has the meaning set forth in the ARCO Exchange Agreement.

         "ANCILLARY AGREEMENTS" means, collectively, any supplemental agreement or undertaking executed as a condition to or in connection with this Agreement by any party hereto, including, without limitation, the Notes, the Collateral Documents, the Applications and the Credit Instruments.

         "APPLICABLE LENDING OFFICE" means, with respect to each Bank, its Domestic Lending Office with respect to Base Rate Loans and Federal Funds Rate Loans, and its Eurodollar Lending Office with respect to Eurodollar Loans.

         "APPLICABLE MARGIN" means at the relevant time of reference, in respect of Base Rate Loans, Eurodollar Rate Loans or Federal Funds Rate Loans, the applicable rate per annum, expressed in Basis Points, set forth in the column below for such Type of Loan opposite the Debt Rating then in effect;

PROVIDED THAT, in the event of a split Debt Rating by S&P and Moody's, the lower Debt Rating shall apply:




DEBT                         Eurodollar Rate  Federal Funds Rate
RATING     BASE RATE LOAN         LOAN                   LOAN

S&P: BBB+           0.0             45.0                    45.0
Moody's: Baa1

S&P: BBB            0.0             60.0                    60.0
Moody's Baa2

S&P: BBB-           0.0             72.5                    72.5
Moody's: Baa3

S&P: BBB+           25.0            85.0                    85.0
Moody's:Ba1

S&P: BB             50.0           100.0                   100.0
Moody's Ba2
or unrated

         "APPLICATION" means an application by any Borrower to the Agent for a Documentary Letter of Credit or a Standby Letter of Credit in the forms annexed hereto as EXHIBIT A-2 or A-3, respectively (or in the event another Bank issues a Letter of Credit, such issuing Bank's forms).

         "ARCO" means ARCO Petroleum Products Company, a division of Atlantic Richfield Company.

         "ARCO EXCHANGE AGREEMENT" means the Exchange Agreement, dated as of October2, 1986, by and between ARCO and Tosco, as the same may be amended and in effect from time to time.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Borrower and the Agent, in substantially the form of EXHIBIT B hereto.

         "AVAILABLE TOSCO EXCESS AMOUNT" means that portion of the Tosco Excess Amount allocated by the Borrowers to the Bayway Borrowing Base or TEL Borrowing Base, as the case may be; provided, that the sum of the Available Tosco Excess Amount allocated to the Bayway Borrowing Base and the TEL Borrowing Base, respectively, will not exceed the Tosco Excess Amount.

         "AVON REFINERY" means the land and improvements known as the Avon Refinery, located in Martinez, California, together with the terminals, tanks, pipelines and related facilities used or intended for use in connection therewith.

         "BANKS" has the meaning specified in the recitals hereof.

         "BASE RATE" means the higher of (a) the annual rate of interest announced publicly from time to time by the Agent at its principal office in Boston, Massachusetts as its "base rate", and (b) one-half of one percent (1/2%) above the Overnight Fed Funds Rate.

         "BASE RATE LOAN" means any Loan that bears interest at a rate determined by reference to the Base Rate.

         "BASIS POINT" means one one-hundredth of one percent
(0.01%).

         "BAYWAY" has the meaning set forth in the recitals hereof.

         "BAYWAY ADVANCE" means any Borrowing that is supported by the Bayway Borrowing Base and is requested by Tosco for the purpose of making intercompany loans to Bayway.

         "BAYWAY BORROWING BASE" means, at the relevant time of determination, a Borrowing Base calculated as provided in the definition thereof by reference to the assets and obligations of Bayway and the Paid but Unexpired Standby Letters of Credit issued for the account of Bayway, PLUS the Available Tosco Excess Amount allocated thereto.

         "BAYWAY MORTGAGE BOND INDENTURE" means that certain Indenture, dated as of April 1, 1993, among Tosco, Bayway as Guarantor and The First National Bank of Boston as Trustee, as in effect on the Closing Date.

         "BAYWAY MORTGAGE BONDS" means the 8 1/4% First Mortgage Bonds due May 15, 2003 of Tosco, issued pursuant to the Bayway Mortgage Bond Indenture, in the aggregate principal amount of $150,000,000.

         "BAYWAY OVERADVANCE AMOUNT" means, at the relevant time of determination, the amount by which (a) the aggregate amount of Bayway Revolving Credit Debt, exceeds (b) the Bayway Borrowing
Base.

         "BAYWAY REFINERY" means the land and improvements known as the Bayway Refinery, located in Linden, New Jersey, together with the terminals, tanks, pipelines and related facilities used or intended for use in connection therewith.

         "BAYWAY REVOLVING CREDIT DEBT" means at any time, (a) the aggregate principal amount of all Bayway Advances outstanding at such time, (b) the aggregate principal amount of all Borrowings at such time made pursuant to
Article II and issued for the account of or requested by Bayway, including, without limitation, (i) all such Borrowings in cash thereunder, (ii) the aggregate principal amount of all such Letter of Credit Reimbursement Obligations outstanding thereunder and (iii) the aggregate principal amount of all such Acceptance Obligations outstanding thereunder.

         "BOFA" has the meaning set forth in the recitals hereof.

         "BORROWERS" has the meaning set forth in the recitals hereof.

         "BORROWING" means an extension of credit consisting of (a) Loans of the same Type made, continued or converted on the same day by the Banks, and, in the case of Federal Funds Rate Loans and Eurodollar Rate Loans, having the same Interest Period, (b) the issuance of a Letter of Credit by the Agent and the participation therein by the Banks, and (c) the creation of an Acceptance by the Agent and the participation therein by the Banks.

         "BORROWING BASE" means, as to the Borrowers, at any given time, the sum of the following amounts owned by or reflected on the books of such Borrower at such time:

         (a)      100% of its Eligible Cash and Eligible Cash
                  Equivalents,

         (b) 95% of its Eligible Investments,

         (c) 90% of its Major Oil Company Receivables,

         (d) 85% of the excess, if any, of its Eligible Receivables over its Major Oil Company Receivables,

         (e) 85% of its Eligible Margin Deposits; PROVIDED that no more than $50,000,000 in aggregate of Eligible Margin Deposits may be included in the combined Borrowing Base for all the Borrowers,

         (f) 80% of the sum of its Eligible Inventory PLUS its Eligible Exchange Balances,

         (g)      80% of its Eligible Inventory Under Contract, and

         (h)      100% of its Paid but Unexpired Standby Letters of
Credit.

         "BORROWING BASE REPORT" has the meaning specified in
Section 5.04(b).

         "BUSINESS DAY" means any day that is not a Saturday or Sunday or a day on which banks are required to be closed in Boston, Massachusetts or New York, New York and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

         "CANADIAN SECURITY DOCUMENTS" means (i) the General Assignment of Book Debts, the Pledge Agreement and the Demand Fixed and Floating Debenture, dated as of August 16, 1994, between TEL and the Agent, (ii) the General Assignment of Book Debts, the Pledge Agreement and the Demand Fixed and Floating Debenture, dated as of August 16, 1994, between Bayway and the Agent, and (iii) any other mortgage, pledge, charge or security agreement executed and delivered, or filing made, in connection with the granting, attachment and perfection of security interests by either TEL or Bayway to the Agent, on behalf of the Banks, on such Borrower's assets in Canada, as each such document may be amended, modified, supplemented and in effect from time to time in accordance with its terms.

         "CAPITAL ASSET" means each asset which would properly be classified as an asset other than a current asset on a balance sheet of the Person owning such asset, prepared in accordance with GAAP, including, without limitation, all fixed assets and investments consisting of the capital stock or Indebtedness of any other Person.

         "CAPITAL EXPENDITURES" means, (a) all expenditures by any Borrower or any Restricted Subsidiary (including capitalized interest) for any Capital Asset or for replacements, substitutions or additions thereto, and (b) to the extent not included in the foregoing clause (a), deferred costs of Turnarounds with respect to the Facilities, so classified on a basis consistent with current practice.

         "CAPITALIZED LEASE" means, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means the capitalized amount of all obligations under Capitalized Leases.

         "CASH" means, when used in connection with any Person, all monetary and nonmonetary items owned by such Person that are treated as cash in accordance with GAAP, consistently applied.

         "CASH EQUIVALENTS" means, (a) repurchase agreements and short-term obligations issued or guaranteed as to principal and interest by the United States of America and having a maturity of not more than twelve months from the date of acquisition, (b) short-term certificates of deposit issued by any bank organized under the laws of the United States of America or any state thereof if such bank has a short-term debt rating of not less than P- 1 or A-1 or their equivalent by Moody's or S&P, respectively, or any of their successors, (c) short-term certificates of deposit issued by, and so-called Eurodollar "call deposits" at, any Bank, or any foreign subsidiary or affiliate of such Bank, if any Investments issued by such Bank or foreign subsidiary or affiliate, as applicable, has a rating of not less than Baa or BBB or their equivalent, or P-2 or A-2 or their equivalent, as applicable, by Moody's or S&P, respectively, or any of their successors, or (d) commercial paper or finance company paper that is rated not less than P-1 or A-1 or their equivalents by Moody's or S&P or their successors and that has a maturity of less than twelve month.

         "CASH FLOW" means, as to the Company and in respect of any fiscal period of the Company, an amount equal to (a) the sum of (i) EBIT for such fiscal period, PLUS (ii) charges for depreciation, amortization and other non-cash charges during such fiscal period, PLUS (iii) an amount equal to Net Cash Proceeds received by each of the Borrowers during such fiscal period which in the aggregate exceed $500,000 MINUS (b) the sum of, without duplication, (i) an amount equal to the Borrowers' cash income taxes paid or payable during such fiscal period, PLUS (ii) the Borrowers' Non-Discretionary Capital Expenditures paid or payable during such period, determined in each case on a consolidated basis in accordance with GAAP.

         "CHASE" has the meaning set forth in the recitals hereof.

         "CHARGES" has the meaning specified in Section 4.08.

         "CHIEF FINANCIAL OFFICER" means, with respect to any Borrower, its chief financial officer, or, in case of his or her unavailability, the treasurer, assistant treasurer or comptroller of such Borrower.

         "CLOSING DATE" means the Business Day on which each of the conditions set forth in Article III have been satisfied or waived.

         "CLOSING FEES" has the meaning specified in Section
2.09(b).

         "CO-AGENT(S)" means each of (i) BofA in its capacity as co-agent hereunder, (ii) Chase in its capacity as co-agent hereunder, and (iii) any successor thereto appointed pursuant to Section 9.06.

         "CODE" means the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time.

         "COLLATERAL" means any and all property and interests in property and proceeds thereof now owned or hereafter arising or acquired by any Borrower or any of its Subsidiaries in or upon which a Lien is granted under any of the Collateral Documents, regardless of where any of the foregoing are or may become located.

         "COLLATERAL DOCUMENTS" means, collectively, the Custody
Agreements, the Security Agreement, the Agency Agreements, the
Canadian Security Documents, and the U.K.  Security Documents.

         "COLLATERAL NOTE" means the renewal collateral note, dated the date hereof, of Seminole Fertilizer Corporation payable to the order of the Agent, as agent on behalf of the Banks, in the aggregate principal amount of $44,112,705, substantially in the form of EXHIBIT C-2 hereto.

         "COMMITMENT" means for any Bank, the amount set forth next to the name of such Bank on Schedule 1.01(b) hereto under the caption "Commitment", subject to reduction in accordance with the terms hereof, including, without limitation,
Section 2.01(c).

     "COMMITMENT FEE" has the meaning specified in Section 2.09(a).

         "COMPANY" means the Borrowers and their Subsidiaries, on a consolidated basis.

         "COMPLIANCE CERTIFICATE" has the meaning specified in
Section 5.04(d)(iii).
         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, or any constituent of such substance or waste, including, without limitation, any substance regulated under any Environmental Law.

     "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, and (b) any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (iii) to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i),
(ii) or (iii) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "CONTRACTUAL OBLIGATION" of any Person, means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

         "CREDIT INSTRUMENTS" means the Letters of Credit and the Acceptances.

         "CREDIT LIMIT" means, at any time, an amount equal to the sum of the Commitments of all of the Banks.

         "CURRENT ASSETS" of a Person means, at any date, the aggregate amount of all assets of such Person that are classified as current assets in accordance with GAAP plus the amount of the LIFO reserve.

         "CURRENT LIABILITIES" of a Person means, at any date, the aggregate amount of all liabilities of such Person that are classified as current liabilities in accordance with GAAP (including, without limitation, tax and other proper accruals and the current portion of any Indebtedness and, with respect to any Borrower, the aggregate outstanding principal amount of the Loans).

         "CUSTODY ACCOUNT" means that certain custodianship account maintained by the Borrowers with the Agent, the terms and conditions of which are set forth in the Custody Agreements.

         "CUSTODY AGREEMENTS" means collectively the Second Amended and Restated Collateral Pledge and Custody Agreement (Domestic), dated as of April 7, 1995, among Tosco, Bayway and the Agent and the Second Amended and Restated Collateral Pledge and Custody Agreement dated as of April 7, 1995 between TEL and the Agent, as each such Custody Agreement may be amended, modified or supplemented and in effect from time to time in accordance with its terms.

         "DEBT RATING" means the rating issued by S&P or Moody's with respect to
(a) the First Mortgage Bonds for so long as such First Mortgage Bonds are outstanding and (b) thereafter, secured Indebtedness of Tosco not maturing within twelve months and not subordinated by its terms in right of payment to other Indebtedness of Tosco.

         "DEBT SERVICE" means, as to the Borrowers, and in respect of any period consisting of one or more Fiscal Quarters, an amount equal to the sum of (a) the total amount of all interest accrued on Indebtedness of the Borrowers during such period, PLUS (b) the total amount of all scheduled maturities or installments of principal of Indebtedness of the Borrowers due and payable during such period.

         "DEFAULT" means any event which with the passing of time or the giving of notice or both would constitute an Event of Default.

         "DISCRETIONARY CAPITAL EXPENDITURES" means all Capital
Expenditures of the Borrowers other than Non-Discretionary
Capital Expenditures.

         "DOCUMENTARY LETTERS OF CREDIT" means the irrevocable documentary letters of credit opened for the account of any Borrower by the Agent pursuant to this Agreement, substantially in the form of EXHIBIT D-1 hereto.

         "DOL" means the United States Department of Labor.

         "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

         "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" below its name on
SCHEDULE 1.01(A) hereto or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "EBIT" means, as to the Company and in respect of any fiscal period, an amount equal to (a) Net Income determined on a FIFO basis for such period, PLUS
(b) gross interest expense during such period, PLUS (c) an amount equal to the Company's income tax expense as reflected on the Company's books of account during such period, PLUS (d) any items of loss which are extraordinary items as defined by GAAP, MINUS (e) any items of gain which are extraordinary items as defined by GAAP.

         "ELIGIBLE ASSIGNEE" means any commercial bank or nonbank financial institution, including, without limitation, any insurance company, savings bank or savings and loan association.

         "ELIGIBLE CASH" means, as to any Borrower, any and all Cash of such Borrower deposited with the Agent or with another Bank that has executed and delivered to the Agent an Agency Agreement in respect of such account, and which is subject to a valid, first priority perfected lien and security interest in favor of the Agent on its behalf and on behalf of the Co-Agents and the Banks.

         "ELIGIBLE CASH EQUIVALENTS" means, as to any Borrower, any and all Cash Equivalents of such Borrower held by the Agent in the Custody Account and which are subject to a valid, first priority perfected lien and security interest in favor of the Agent on its behalf and on behalf of the Co-Agents and the Banks.

         "ELIGIBLE EXCHANGE BALANCES" means, to the extent not otherwise included in the definition of Eligible Inventory or Eligible Receivables and as to any Borrower, an amount equal to the difference between (a) the value of any and all products of the type consisting of Inventory which such Borrower is entitled to receive in connection with Eligible Exchange Transactions, MINUS (b) the value of any and all products of the type consisting of Inventory which such Borrower is obligated to deliver in connection with Eligible Exchange Transactions. If the amount set forth in clause (b) above exceeds the amount set forth in clause (a) above, Eligible Exchange Balances shall be expressed as a negative number and if the amount set forth in clause (a) above exceeds the amount set forth in clause (b) above, Eligible Exchange Balances shall be expressed as a positive number. With respect to each Eligible Exchange Transaction included in the calculation of Eligible Exchange Balances, the value of the product subject to such Eligible Exchange Transactions shall be determined on a FIFO basis after deducting therefrom (x) the value of any product subject to any Eligible Exchange Transaction for which performance has not been made on the date that such performance is due, (y) the amount of all discounts, allowances, rebates, credits and adjustments to such Eligible Exchange Transaction and (z) the amount billed for or representing retainage, if any, with respect to such Eligible Exchange Transaction until all prerequisites to the immediate payment of retainage have been satisfied.

     "ELIGIBLE EXCHANGE TRANSACTION" means any Exchange Transaction with respect to which the Agent has a perfected, first priority security interest in the rights of any Borrower arising in connection therewith or in the product receivable in connection therewith but excluding (a) any Exchange Transaction with a Person (i) that has filed a petition or other application for relief under the Federal Bankruptcy Code, or (ii) with respect to whom any petition or other application for relief under the Federal Bankruptcy Code has been filed or
(iii) that has failed, suspended normal business operations, become insolvent, or assigned for the benefit of creditors or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; and (b) in the Agent's sole and absolute discretion, any Exchange Transaction with respect to which any representation or warranty contained in this Agreement or any Ancillary Agreement is breached or the customer or trading partner has disputed liability, or made any claim with respect to such Exchange Transaction or with respect to any other Exchange Transaction due from such customer or trading partner to such Borrower other than for a minimal adjustment in the ordinary course of business and in accordance with regular commercial practice.

         "ELIGIBLE INVENTORY" means, as to any Borrower at any given time, Inventory which (a) is subject to a valid, first priority perfected lien and security interest in favor of the Agent on behalf of the Banks; PROVIDED that Inventory in an amount not to exceed $80,000,000 at any one time which is in transit on the high seas and which is not supported by a Documentary Letter of Credit may be included in the Borrowing Base notwithstanding the limitation set forth in this clause (a) so long as such Inventory satisfies the requirements set forth in clauses (b) through (e) below; (b) is in good saleable condition, is not deteriorating in quality and is not obsolete, (c) is owned by such Borrower free and clear of any and all liens, security interests and encumbrances whatsoever, other than those in favor of the Agent on behalf of the Banks created pursuant to the Collateral Documents or those permitted under
Section 7.02(g) with respect to warehouseman's liens which secure amounts not then overdue, (d) except with respect to Inventory which is in transit on the high seas, is in the possession of the Borrowers on premises owned or leased by the Borrowers and set forth in the Perfection Certificates delivered to the Agent pursuant to Section 3.01(f) hereof or if located at any other location, all reporting, filing and notice requirements have been complied with; PROVIDED that in no event shall Eligible Inventory include Inventory held for sale at retail outlets and (e) is otherwise satisfactory to the Agent, in its sole discretion, using reasonable business judgment.

         "ELIGIBLE INVENTORY UNDER CONTRACT" means, as to any Borrower at any given time, the aggregate purchase price of Inventory contracted for purchase by such Borrower, if (a) such Inventory has not, as of such time, been delivered to such Borrower, (b) such Inventory has not been included for any Borrower as Eligible Inventory in the then effective Borrowing Base Report (delivered pursuant to Section 5.04(b) hereof) but will be eligible for inclusion in such Borrower's Borrowing Base upon delivery thereof, and (c) such Borrower's obligations to pay the purchase price of such Inventory is supported by a Letter of Credit; PROVIDED that, for purposes of inclusion of such Inventory in the Borrowing Base of such Borrower, such Inventory shall be valued at an amount not to exceed the maximum drawing amount of the Letter of Credit supporting the purchase price thereof.

         "ELIGIBLE INVESTMENTS" means, as to any Borrower, any and all Qualifying Investments of such Borrower held by the Agent in the Custody Account and which are subject to a valid, first priority perfected lien and security interest in favor of the Agent on behalf of the Banks.

         "ELIGIBLE MARGIN DEPOSITS" means, as to any Borrower at any give time, the aggregate amount of such Borrower's net equity in the aggregate amount of all sums deposited by such Borrower with commodities brokers or nationally recognized exchanges, after deducting therefrom the aggregate amount of all claims, disputes, contras and offsets (contingent or otherwise) by such brokers or any other Person against such sums, and in respect of which such brokers have executed and delivered to the Agent an Agency Agreement.

         "ELIGIBLE RECEIVABLES" means, as to any Borrower, at any given time, the aggregate amount of all Accounts carried on the books of such Borrower in accordance with GAAP arising in the ordinary course of business with any Person (other than another Borrower or any Affiliate of a Borrower), and which Accounts also meet all of the following requirements:

                  (a) such Accounts are originally due within thirty (30) days of the original invoice date thereof and are not more than thirty (30) days past due;

                  (b) such Accounts constitute the valid, binding and legally enforceable obligation of the Account Debtor and are not subordinate to any other claim against such Account Debtor;

                  (c) such Accounts are not evidenced by any instrument, unless such instrument has been pledged and delivered to the Agent on behalf of the Banks;

                  (d) such Accounts are owned by such Borrower free and clear of all liens, security interests, encumbrances or claims whatsoever (including without limitation any claims arising from the sale or commitment to sell such Accounts in connection with a Securitization Program), other than those in favor of the Agent on behalf of the Banks;

                  (e) such Accounts are not the subject of the return, rejection, loss of or damage to the goods, the sale of which gave rise to the Accounts, or any request for credit or adjustment, or any other dispute with the Account Debtor on the Accounts and all actions required to be performed by such Borrower with respect to such Accounts have been performed;

                  (f) if the Account Debtor on any such Accounts is located outside the United States, such Accounts are payable in full in Dollars and an Acceptable Issuer has issued an irrevocable standby letter of credit in the amount of such Accounts for the benefit of the Borrower on whose books such Accounts are carried and on which such Borrower may draw in the event of a default by such Account Debtor in respect of such Accounts, PROVIDED that either (i) such letter of credit is subject to a valid, first priority perfected lien and security interest in favor of the Agent on its behalf and on behalf of the Co-Agents and the Banks or (ii) the Agent is the collecting bank for such letter of credit and, PROVIDED, FURTHER, that the proceeds of any drawing under such letter of credit are to be deposited into the applicable Borrower's account with the Agent or with a Bank that has executed and delivered to the Agent an Agency Agreement in respect of such account;

                  (g) such Accounts are owing by an Account Debtor which is creditworthy in the reasonable business judgment of the Agent;

                  (h) such Accounts are owing by an Account Debtor which has not
         (i) filed a petition for relief under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) made a general assignment for the benefit of creditors,
         (iii) had filed against it any petition or other application for relief under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors, (iv) failed, (v) suspended business operations, (vi) become insolvent, (vii) called a meeting of its creditors for the purpose of obtaining any material financial concession or accommodation, or (viii) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                  (i) such Accounts are subject to a valid, first priority, perfected lien and security interest in favor of the Agent on behalf of the Banks;

                  (j) such Accounts are not denominated in any currency other than Dollars or payable outside the United States; and

                  (k) such Accounts are otherwise satisfactory to the Agent in its sole discretion;

LESS (A) all reserves with respect to such Accounts and (B) any and all offsets, counterclaims or contracts in respect thereof, including all federal, state and other taxes (but excluding income taxes) in respect thereof. For the purpose of this definition, (x) to the extent that Eligible Receivables owing by any Account Debtor and its Affiliates to any Borrower exceed 25% of the aggregate amount of all Eligible Receivables of such Borrower, such excess shall not be included in the calculation of Eligible Receivables, and (y) to the extent that any Borrower is at any time directly or contingently indebted for any reason to any Account Debtor, the Accounts owing to such Borrower by such Account Debtor shall be deemed to be subject to an offset, counterclaim or contra in the amount of such Indebtedness; PROVIDED, HOWEVER, that solely with respect to Accounts owing to Tosco by ARCO pursuant to the ARCO Exchange Agreement, any amounts owing by Tosco to ARCO thereunder for the purchases of Alaska North Slope Crude Oil shall not be deemed to be an offset, counterclaim or contra with respect to such Accounts owing by ARCO, solely to the extent that, and for so long as, the ARCO Exchange Agreement expressly prohibits ARCO from offsetting against the payment of any such Accounts; and PROVIDED FURTHER, HOWEVER, that to the extent that any Indebtedness of any Borrower to any Account Debtor is secured by a Letter of Credit, the portion of the Indebtedness so secured (not to exceed the lesser of (i) the face amount of the Letter of Credit and (ii) the outstanding amount of such indebtedness) shall not be deemed to be an offset, counterclaim or contra with respect to the Accounts of such Account Debtor owing to such Borrower. For the purposes of this definition, at any time when the combined Borrowing Base of all of the Borrowers does not exceed the Credit Limit by at least $50,000,000, Eligible Receivables owing to the Borrowers by any Account Debtor shall be determined on a consolidated basis for the Borrowers net of any and all offsets, counterclaims or contras arising in connection with any such Account owing by such Account Debtor such that the Eligible Receivables owing to one Borrower by an Account Debtor shall be reduced by the amount by which any such offsets, counterclaims or contras relating to Accounts owing to another Borrower by such Account Debtor exceed that portion of such Accounts which would otherwise be Eligible Receivables.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan.

     "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by, from, or related to the Facilities, (b) the environmental aspects of the transportation, storage, treatment or disposal of materials in connection with the operation of the Facilities or any other assets of any Borrower or any of its Subsidiaries, or (c) the violation, or alleged violation, of any statutes, ordinances, orders, rules, regulations or Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities, or any other assets of the Borrower or any of its Subsidiaries.

     "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 ET SEQ.), as each of the foregoing may be amended or supplemented from time to time, and any other federal, state or local statutes, present or future, relating to health, safety, or the environment, including, without limitation, transfer of ownership notification statutes such as the New Jersey Environmental Cleanup Responsibility Act (New Jersey Stat. Ann. 13:1K-6 ET SEQ.) and the Connecticut Industrial Transfer Law of 1985 (Conn. Gen. Stat. ss. 22a-134 ET SEQ.) and statutes such as the California Safe Drinking Water and Toxic Enforcement Act (Cal. Health and Safety Code ss. 25249.5 ET SEQ.), the Alaska Environmental Conservation Law (Alaska Stat. ss. 46.03 ET SEQ.), the Oregon Hazardous Waste Remedial Action Act (Or. Rev. Stat. ss. 466.540 ET SEQ.), and the Washington Hazardous Waste Cleanup Act (Wash. Rev. Code Chap. 70,105 B), and the regulations promulgated pursuant thereto.

     "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions, or the Release or threatened Release of a Contaminant into the environment, resulting from the past, present or future operations of such Person or its Subsidiaries.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

         "ERISA AFFILIATE" means any Person which is treated as a single employer, trade or business (whether or not incorporated) with the Borrowers under Section 414 of the Revenue Code.

         "ERISA REPORTABLE EVENT" means a reportable event with respect to a Guaranteed Pension Plan within the meaning of section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR INTERBANK MARKET" means any lawful recognized market in which deposits of U.S. dollars are offered by international banking units of United States banking institutions and by foreign banking institutions to each other.

         "EURODOLLAR LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" below its name on
SCHEDULE 1.01(A) hereto (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "EURODOLLAR RATE" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum notified to the Agent by each Reference Bank as the rate at which deposits in Dollars in immediately available funds are offered to the Eurodollar Lending Office of each of the Reference Banks, two Business Days before the first day of such Interest Period by prime banks in any Eurodollar Interbank Market, selected by the Reference Banks at or about the Relevant Local Time of such Eurodollar Lending Office, for delivery on the first day of such Interest Period in an amount substantially equal to the amount of the Loan to be made or continued as, or converted into, a Eurodollar Rate Loan by such Reference Bank and with a maturity equal to the last day of such Interest Period, by (b) a percentage equal to 1.00 minus the Eurodollar Rate Reserve Percentage for such Interest Period. As used herein, "Relevant Local Time", as to any Eurodollar Lending Office, shall be 11:00 a.m. London time when such Eurodollar Lending Office is located in Europe, or 10:00 a.m. Boston, Massachusetts time, when such Eurodollar Lending office is located in North America, the Caribbean or the Bahamas.

         "EURODOLLAR RATE LOAN" means any Loan that bears interest at a rate determined with reference to the Eurodollar Rate.

         "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period, means the reserve percentage (expressed as a decimal) applicable two Business Days before the first day of such Interest Period, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent, at its principal office with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to such Interest Period.

         "EVENT OF DEFAULT" has the meaning specified in Section
8.01.

         "EXCHANGE TRANSACTION" means as to any Borrower, a transaction wherein such Borrower trades, lends, borrows or exchanges products of the type consisting of Inventory other than pursuant to an organized mercantile exchange in the ordinary course of business with Persons other than (a) other Borrowers or (b) Affiliates of the Borrowers.

         "EXISTING CREDIT AGREEMENT" has the meaning set forth in the recitals hereof.

         "EXXON" means Exxon Corporation, a New Jersey corporation.

         "EXXON SUPPLY AGREEMENT" means that certain product supply agreement between Exxon Company, U.S.A., a division of Exxon and Bayway, effective upon the consummation of the acquisition by Bayway of the Bayway Refinery, as such agreement is in effect on the Closing Date.

         "FACILITIES" means any real property owned or leased or used by any Borrower or any of its Subsidiaries including, without limitation, the Avon Refinery, the Bayway Refinery and the Ferndale Refinery.

         "FAIR MARKET VALUE" means, in respect of any asset or property, the value placed on such asset or property in an arm's length transaction by a buyer who is not an Affiliate of the seller and who is under no obligation to purchase such asset or property and a seller who is under no compulsion to sell such asset or property.

         "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code, as amended and in effect from time to time.

         "FEDERAL FUNDS RATE" shall mean for any seven day Interest Period, the rate of interest equal to the rate per annum at which FNBB is offered seven-day term Federal funds in the term Federal funds market as of 10:00 a.m. (Boston time) on the first Business Day of such Interest Period, for settlement on such day in an amount comparable to the amount of the Federal Funds Rate Loan of FNBB to be outstanding for such Interest Period.

         "FEDERAL FUNDS RATE LOANS" means any Loan that bears interest at a rate determined by reference to the Federal Funds Rate.

         "FEDERAL RESERVE BOARD" has the meaning specified in
Section 4.07.

         "FERNDALE REFINERY" means the land and improvements known as the Ferndale Refinery, located in Ferndale, Washington, together with the terminals, tanks, pipelines and related facilities used or intended for use in connection therewith.

         "FIFO" means the first-in-first-out method of determining value of Inventory in accordance with GAAP.

         "FINANCIAL STANDBY LETTERS OF CREDIT" means those Standby Letters of Credit issued for the account of a Borrower under which the issuing bank is irrevocably obligated to pay a third party beneficiary when the Borrower fails to repay an outstanding loan or debt instrument, including, without limitation, the FMCP L/C.

         "FIRST MORTGAGE BOND INDENTURE" means that certain Indenture, dated as of March 30, 1992, between Tosco and The First National Bank of Boston, as Trustee, relating to the First Mortgage Bonds, as amended, modified or supplemented and in effect on the Closing Date.

         "FIRST MORTGAGE BONDS" means collectively, (a) the nine percent (9%) Series A First Mortgage Bonds Due March 15, 1997 of Tosco, issued pursuant to the First Mortgage Bond Indenture, in the original aggregate principal amount of $100,000,000 and (b) the nine and five-eighths percent (9 5/8%) Series B First Mortgage Bonds Due March 15, 2002 of Tosco, issued pursuant to the First Mortgage Bond Indenture, in the original aggregate principal amount of $200,000,000.

     "FISCAL QUARTER" means any fiscal quarter of the Company ending on March 31, June 30, September 30 or December 31. Subsequent changes of the fiscal quarter of the Company shall not change the term "Fiscal Quarter" as used herein, unless the Agent shall consent in writing to such a change.

         "FISCAL YEAR" means the fiscal year of the Company ending on December
31. Subsequent changes of the fiscal year of the Company shall not change the term "Fiscal Year" as used herein, unless the Agent shall consent in writing to such a change.

         "FMCP L/C" means the irrevocable Standby Letter of Credit No. I-047-CFSI-50078543 issued by the Agent for the account of Seminole Fertilizer Corporation and the obligation of Tosco and Bayway under this Agreement and any extensions or replacements of such Standby Letter of Credit, in form and substance satisfactory to the Agent and the Banks; provided that the expiration of such Letter of Credit shall be no later than the FMCP L/C Maturity Date and the FMCP L/C Reimbursement Obligation shall not exceed the FMCP L/C Limit.

         "FMCP L/C LIMIT" means an initial amount equal to $18,619,965 as reduced by $2,533,383.33 on the fifteenth day of each April and October, commencing April 15, 1995.

         "FMCP L/C MATURITY DATE" means December 31, 1997.

         "FMCP L/C REIMBURSEMENT OBLIGATIONS" means, as to the FMCP L/C, as at any date of determination, all Obligations of the Borrowers relating to the FMCP L/C as at such date, including, without limitation, the sum of (a) the maximum aggregate amount which is available to be drawn under the FMCP L/C PLUS (b) the aggregate amount of all drawings under such FMCP L/C honored by the Agent and not, as of such date of determination, reimbursed by the Borrowers.

         "FNBB" has the meaning specified in the recitals hereof.

     "FREE CASH" means, as to the Company, an amount equal to $212,000,000 plus the cumulative amount, if any, determined as of the last Business Day of the Fiscal Quarter most recently ended (commencing with March 31, 1995 as the first such date of determination), for the period commencing with the Fiscal Quarter ending March 31, 1995 through and including the date of determination, equal to
(a) the sum of (i) 100% of Cash Flow, calculated cumulatively for such period PLUS (ii) the net cash proceeds received by the Borrowers after December 31, 1994 with respect to the issuance by Tosco of its Stock or instruments evidencing Indebtedness for borrowed money (other than in connection with Indebtedness arising pursuant to this Agreement or the refinancing of then existing Indebtedness) to the extent such proceeds have not been used to reduce the aggregate amount of Non-Discretionary Capital Expenditures made by the Borrowers from and including the Fiscal Quarter ending March 31, 1995 pursuant to clause (b) of the definition of Non-Discretionary Capital Expenditures; PROVIDED that net cash proceeds received by the Borrowers from the issuance of instruments evidencing Indebtedness for borrowed money may only be included in Free Cash if the maturity of the Indebtedness evidenced thereby (including any and all interim amortization payments) occurs after April 8, 1998, MINUS (b) the sum of, without duplication, (i) all dividends paid or declared by Tosco pursuant to Sections 7.03 and 7.04 during such period PLUS (ii) Debt Service, calculated cumulatively for such period, PLUS (iii) the aggregate amount of prepayments of Indebtedness of the Company in advance of the scheduled maturity date thereof during such period, PLUS (iv) without duplication, the amount of any Free Cash utilized by the Borrowers or any Restricted Subsidiary at any time during such period.

     "FUNDED DEBT" of any Person means, at any time, the amount of all Indebtedness for borrowed money (other than short-term trade credit) or for the deferred purchase price of Capital Assets PLUS Capitalized Lease Obligations, calculated in accordance with GAAP.

         "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination; PROVIDED, HOWEVER, that for purposes of computing compliance with the various covenants contained herein and the related definitions, "GAAP" shall mean said principles as applied by the Company in the preparation of its respective financial statements for the fiscal year ended December 31, 1994 and consistently followed.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEED PENSION PLAN" means any employee pension benefit plan within the meaning of Section (3)(2) of ERISA (other than a Multiemployer Plan) which any Borrower, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants and which is guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA.

     "HLT CLASSIFICATION" has the meaning specified in Section 2.15(b).

         "INDEBTEDNESS" of any Person means, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations, (e) all Contingent Obligations, (f) all Indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon or in property (including, without limitation, accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (g) the Obligations, and
(h) the amount at which any redeemable preferred stock of such Person is required to be redeemed.

         "INTEREST PERIOD" means as to any Borrower, in the event that such Borrower shall have validly and effectively elected to have any Loan bear interest at a rate determined by reference to (a) the Eurodollar Rate, (i) initially, the period commencing on the date that such Loan is made or on the date of conversion of the interest rate applicable to such Loan to a rate determined by reference to the Eurodollar Rate, as the case may be, and ending one, two, three or six months thereafter, as selected by such Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Agent pursuant to Section 2.02 or 2.12, respectively, and (ii) thereafter, if such Borrower validly and effectively elects to have such Loan continue to bear interest at a rate determined by reference to the Eurodollar Rate pursuant to
Section 2.12, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Agent pursuant to Section 2.12, or (b) the Federal Funds Rate, (i) initially, the seven day period commencing on the date that such Loan is made or on the date of conversion of the interest rate applicable to such Loan to a rate determined by reference to the Federal Funds Rate and (ii) thereafter, if such Borrower validly and effectively elects to have such Loan continue to bear interest at a rate determined by reference to the Federal Funds Rate pursuant to
Section 2.12, a period commencing on the last day of the immediately preceding Interest Period therefor and ending seven (7) days thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Agent pursuant to Section 2.12; PROVIDED, HOWEVER, that all of the foregoing provisions are subject to the following:

                  (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless with respect to Interest Periods relating to Eurodollar Rate Loans, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest Period for a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), shall end on the last Business Day of a calendar month; and

                  (C) no Borrower may select any Interest Period which ends after the Maturity Date.

         "INVENTORY" means any "inventory" as that term is defined in Section 9-109(4) of the Code which consists of crude oil, refined petroleum products and intermediate feedstocks and blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products, all of which Inventory shall be valued on a FIFO basis.

         "INVESTMENT GRADE" means for S&P, a rating of BBB- or higher, and for Moody's, a rating of Baa3 or higher.

         "LETTER OF CREDIT REIMBURSEMENT OBLIGATIONS" means, as to any Letter of Credit, including, without limitation, the FMCP L/C, as at any date of determination, all Obligations of any of the Borrowers relating to such Letter of Credit as at such date, including, without limitation, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit PLUS (b) the aggregate amount of all drawings under such Letter of Credit honored by the Agent and not theretofore reimbursed by the Borrowers.

         "LETTERS OF CREDIT" means Documentary Letters of Credit and Standby Letters of Credit, including, without limitation, the FMCP L/C.

         "LEVERAGE RATIO" means the ratio of Funded Debt of the Company to Tangible Net Worth of the Company, determined on a LIFO basis.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing and the filing, under the Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

         "LIFO" means the last-in-first-out method of determining value of Inventory in accordance with GAAP.

         "LOAN" means (a) a loan made to any Borrower by any Bank pursuant to
Section 2.01, and (b) all amounts paid by the Agent under any Credit Instrument issued or created pursuant to Article II, and not theretofore reimbursed by the Borrowers.

         "LOAN ACCOUNT" has the meaning specified in Section 2.19.

         "LOAN DOCUMENTS" means this Agreement and the Ancillary
Agreements.

         "LONG ISLAND FACILITY" means that certain 5,000,000 barrel petroleum storage facility and related deep-water marine facilities located on real property owned by Tosco in Eastern Long Island, New York.

         "MAJOR OIL COMPANY RECEIVABLE" means, as to each Borrower, (a) an Eligible Receivable carried on the books of such Borrower as to which the Account Debtor thereon is listed on SCHEDULE 1.01(C) hereto or is a Person considered by the Banks, in their sole discretion, to be a "major oil company," or (b) any Eligible Receivable as to which an Acceptable Issuer has issued an irrevocable stand-by letter of credit in the amount of such Eligible Receivable for the benefit of the Borrower on whose books such Eligible Receivable is carried and on which such Borrower may draw in the event of a default by such obligor with respect to such Eligible Receivable, PROVIDED that such letter of credit is subject to a valid, first priority perfected lien and security interest in favor of the Agent on its behalf and on behalf of the Co-Agents and the Banks or that the Agent is the collecting bank for such letter of credit, and PROVIDED further, that the proceeds of any drawing under such letter of credit are to be deposited into the applicable Borrower's account with the Agent or with a Bank that has executed and delivered to the Agent an Agency Agreement in respect of such account.

     "MAJOR TURNAROUND" means (a) any maintenance, repair, replacement or inspection work involving the complete shutdown for a period of at least twenty
(20) days, or substantial curtailment of the operations for a period of at least twenty (20) days, of the coker unit or the fluid catalytic cracker unit at the Avon Refinery or the fluid catalytic cracker unit or the crude distillation unit at the Bayway Refinery and (b) any other Turnaround involving the complete shutdown or substantial curtailment of the operations, in each case for a period of at least twenty (20) days, of any unit at any refinery owned by a Borrower if such shutdown or curtailment of operations results in a reduction in the Cash Flow of the Company of substantially the same magnitude as the reduction in Cash Flow of the Company resulting from a Major Turnaround specified in clause (a) above.

         "MATERIAL ADVERSE CHANGE" means a change that results, or would result, in a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, properties, assets, prospects or condition (financial or otherwise) of (i) any Borrower, or (ii) the Company, or (b) the Borrowers' or any Borrower's ability to pay the Obligations in accordance with the terms hereof.

         "MATERIAL LEASE" means (a) each of the leases listed on SCHEDULE 4.21(A)(II), and (b) any lease of real property having a market value in excess of $5,000,000.

         "MATURITY DATE" means April 8, 1998.

         "MAXIMUM LETTER OF CREDIT EXPOSURE" means with respect to any Borrower, at any given time, the sum of (a) the aggregate principal amount of all drafts which may, then or thereafter, be presented by beneficiaries under (i) outstanding Performance Standby Letters of Credit issued for the account of such Borrower to support the purchase of Inventory and (ii) if the Borrower is Tosco, the FMCP L/C; PLUS (b) the aggregate principal amount of all drafts then outstanding under such Letters of Credit which have been presented but which have not been paid.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOVER PLAN" means any multiemployer plan within the meaning of ss. 3(37) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate.

     "NET CASH PROCEEDS" means, with respect to any Sale of all or a substantial portion of (a) the Stock of a Subsidiary by any Borrower or (b) the assets of any Borrower or a Subsidiary of any Borrower by such Borrower or such Subsidiary (other than the Sale of inventory in the ordinary course of business of such Borrower or such Subsidiary), an amount equal to the aggregate amount of cash proceeds received by such Borrower and/or such Subsidiary from such Sale, as the case may be, LESS all fees and expenses, including customary brokerage commissions, legal and investment banking fees and other similar commissions, charges or fees, incurred in connection with such Sale, and cash taxes paid or payable by such Borrower or such Subsidiary in respect of such Sale during, or on account of, the Fiscal Year in which such Sale occurs.

         "NET INCOME (LOSS)" means, as to the Company and in respect of any fiscal period of the Company, the net income (or net loss, as the case may be) of the Company for such period, determined on a consolidated basis in accordance with GAAP.

         "NET WORTH" of any Person means, at any date, the excess of the Total Assets of such Person at such date over the Total Liabilities of such Person at such date.

         "1954 CODE" has the meaning specified in Section 4.08.

         "NON-DISCRETIONARY CAPITAL EXPENDITURES" means for any fiscal period of the Company, (a) all Capital Expenditures of the Company during such fiscal period for (i) deferred costs of Turnarounds with respect to the Avon Refinery, the Bayway Refinery, the Ferndale Refinery and any other refinery owned by Tosco or Bayway at the relevant time of reference thereto, so classified on a basis consistent with current practice and (ii) all other Capital Expenditures necessarily incurred by the Company in order to maintain its property, plants and equipment (including, without limitation, the Avon Refinery, the Bayway Refinery, the Ferndale Refinery and such other refinery owned by Tosco or Bayway at the relevant time of reference thereto) in compliance with applicable Environmental Laws and other laws and regulations, minus (b) an amount equal to the sum of (i) the net cash proceeds received by the Company with respect to the issuance of Stock or instruments evidencing Indebtedness for borrowed money (other than in connection with Indebtedness arising pursuant to this Agreement or refinancings of then existing Indebtedness) during such fiscal period PLUS
(ii) the lesser of (x) the net cash proceeds received by the Company with respect to the issuance of Stock or instruments evidencing Indebtedness for borrowed money (other than in connection with Indebtedness arising pursuant to this Agreement or refinancings of then existing Indebtedness) during prior fiscal periods and (y) an amount equal to Free Cash as at the end of such fiscal period; PROVIDED THAT in no event shall the amount subtracted in accordance with this clause (b) reduce Non-Discretionary Capital Expenditures to an amount less than zero ($0).

         "NOTES" means, collectively, the Revolving Credit Notes.

         "NOTICE OF BORROWING" has the meaning specified in Section
2.02(a).

         "NOTICE OF CONVERSION OR CONTINUATION" has the meaning specified in Section 2.12.

         "OBLIGATIONS" means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers or any Borrower to the Agent or any of the Banks, present or future, whether or not evidenced by any note, guarantee or other instrument, arising under this Agreement, any Ancillary Agreement or any other document or instrument executed in connection herewith or therewith, whether arising by reason of an extension of credit, opening, creation or amendment of a Credit Instrument or payment thereunder or of any draft drawn thereunder (including, without limitation, those arising from payment or guarantee by any Bank in connection with a Letter of Credit opened for any Borrower), loan (including the Loans), guarantee, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, fees, commissions, charges, expenses, attorneys' fees and any other sum chargeable to the Borrowers or any Borrower under this Agreement, any Ancillary Agreement or any other agreement with any Bank with respect to any of the foregoing.

         "OTHER TAXES" has the meaning specified in Section 2.20(b).

         "OVERNIGHT FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it in its sole discretion acting in good faith.

         "PAID BUT UNEXPIRED STANDBY LETTERS OF CREDIT" means, as to any Borrower as of any date, the excess, if any, of (a) the Maximum Letter of Credit Exposure of such Borrower on such date over (b) the aggregate outstanding amount due and owing as of such date (whether or not then payable) by such Borrower to the beneficiaries under the Letters of Credit with respect to which such Maximum Letter of Credit Exposure arises to the extent secured by such Letters of Credit.

         "PBGC" means the Pension Benefit Guaranty Corporation created by 4002 of ERISA and any successor entity or entities having similar responsibilities.

         "PERFECTION CERTIFICATE" has the meaning specified in
Section 3.01(h).

         "PERFORMANCE STANDBY LETTERS OF CREDIT" means Standby
Letters of Credit other than Financial Standby Letters of Credit and shall include, without limitation, Standby Letters of Credit issued to support the purchase of Inventory and those issued in connection with a Borrower's performance and bonding requirements in connection with such matters as competitive bids, excise tax liabilities and workers' compensation.

         "PERMIT" means any permit, approval, consent, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "PLAN" means, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Borrower or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "PROJECTIONS" means those certain consolidated and consolidating financial projections of the Company and the underlying assumptions relating thereto, covering the fiscal years ending in 1995 through 1998 inclusive, including the Company's capital expenditure program for its Facilities.

         "QUALIFYING INVESTMENTS" means repurchase agreements and obligations rated (on the date of such purchase or acquisition) AAA or A-l by S&P or Aaa or P-1 by Moody's, obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America or any agency thereof, money market preferred stocks rated AA or better by S&P or Aa or better by Moody's, money market loan participation programs with companies with short-term credit rated AAA or A-1 by S&P or Aaa or P-1 by Moody's, and certificates of deposit issued by any bank organized under the laws of the United States of America or any state thereof if such bank has a short-term debt rating of not less than P-l or A-l or their equivalent by Moody's or S&P, respectively, or any of their successors; provided, however, that none of the above instruments shall have a maturity of less than one year or more than five years.

         "RATABLE PORTION" means, with respect to any Bank, (i) the quotient obtained by dividing the Commitment of such Bank by the Credit Limit or (ii) if all of the Commitments have been terminated, such Bank's percentage interest in all Revolving Credit Debt outstanding hereunder.

         "REFERENCE BANKS" means FNBB, BofA, and Chase.

         "REGISTER" has the meaning specified in Section 10.03(c).

         "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

         "REMEDIAL ACTION" means all actions, including corrective actions, required to (a) clean up, remove, treat or in any other way address any Contaminant or other substance in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of any Contaminant or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "REPORTABLE EVENT" means any of the events described in Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA and the regulations promulgated thereunder; provided, however, that the term "Reportable Event" shall exclude all events for which the PBGC has waived the 30 day notice requirement if the Plan to which the Reportable Event relates could be terminated in a "standard termination" within the meaning of Section 4041(b) of ERISA.

         "REQUIRED BANKS" means, as of a particular date, Banks having at least 65% of the aggregate principal amount of all of the Loans or, if no Loans are then outstanding, Banks having at least 65% of the aggregate of all of the Commitments.

         "REQUIREMENT OF LAW" means, as to any Person, the charter and bylaws or other organizational or governing documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority including, without limitation, all disclosure requirements of ERISA and the requirements of Environmental Laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers of such Person (including, with respect to any Borrower, its chief financial officer).

         "RESTRICTED INVESTMENT" means, (a) any purchase or other acquisition of any Stock or other security, obligation or other interest in any Person (including, without limitation, any loan, advance, or other extension of credit to such Person) or any capital contribution to any Person (including, without limitation, any capital contribution by any Borrower or any Restricted Subsidiary to any Subsidiary of Tosco), (b) any Contingent Obligation of any Borrower or any Restricted Subsidiary in favor of any other Person, or (c) any loan, advance, or other extension of credit by any Borrower or any Restricted Subsidiary to any Subsidiary of Tosco, except:

                  (i) investments in Cash Equivalents or Qualifying
         Investments;

                  (ii) investments in or capital contributions to Restricted Subsidiaries in any Fiscal Year in an aggregate amount not in excess of the amounts required to be repaid by such Restricted Subsidiaries in any Fiscal Year under outstanding Indebtedness permitted in Section
         7.01 plus $5,000,000;

                  (iii) routine security deposits made in the ordinary course of business;

                  (iv) normal trade indebtedness for the sale of Inventory sold by any Borrower or any of its Subsidiaries in the ordinary course of business with payment terms not to exceed sixty (60) days from the date of sale;

                  (v) indemnifications to officers, directors and other Persons to the extent permitted by the corporation laws of any applicable jurisdiction, customary indemnification to underwriters and other Persons made in connection with any security offerings, and indemnifications in connection with the Sale of a Capital Asset by any Borrower or a Subsidiary of any Borrower to the extent such indemnification is permitted by Section 7.05(a);

                  (vi) Contingent Obligations of any Borrower or any Restricted Subsidiary with respect to and in an amount not to exceed the Indebtedness or Contractual Obligation of another Borrower or Restricted Subsidiary which is permitted under the terms of this Agreement; and

                  (vii) investments in respect of intercompany loans made by Tosco to Bayway or TEL in connection with Bayway Advances or TEL Advances, respectively, hereunder.

         "RESTRICTED PAYMENT" means (a) the declaration of any dividend on, or the making of or the incurrence of any liability to make any other payment or distribution in cash or other property or assets in respect of, any Stock of any Borrower other than (i) one payable or paid solely in Stock of such Borrower, and (ii) the payment of any dividends from Bayway or TEL to Tosco, or (b) any payment on account of the purchase, redemption, retirement or other acquisition of any of the Stock of any Borrower or any other payment or distribution made in respect thereof, either directly or indirectly, except solely in exchange for Stock of such Borrower.

         "RESTRICTED PREPAYMENT" means any prepayment of any Indebtedness of any Borrower or any of its Subsidiaries, other than the Notes, in advance of the scheduled maturity thereof.

         "RESTRICTED SUBSIDIARY" means, (i) Diablo Service Corporation, a California corporation, (ii) Western Hemisphere Corporation, a Delaware corporation, (iii) Tosco International Finance N.V., a Netherlands Antilles corporation, and (iv) TPMI.

         "REVENUE CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute or statutes, and any regulations promulgated thereunder.

         "REVOLVING CREDIT DEBT" means, at any time, the sum of the Tosco Revolving Credit Debt, PLUS the TEL Revolving Credit Debt, plus the Bayway Revolving Credit Debt outstanding at such time.

         "REVOLVING CREDIT NOTE" means a promissory note of the Borrowers payable to the order of any Bank in an amount equal to the amount of such Bank's Commitment, in substantially the form of EXHIBIT C-1 hereto, evidencing the Indebtedness of the Borrowers to such Bank resulting from the Borrowings provided by such Bank hereunder.

         "S&P" means Standard & Poor's Corporation.

         "SALE" or "SELL" means any sale, transfer, conveyance, assignment, exchange, liquidation, long-term lease or other disposition of (other than the grant of a Lien on), all or any portion of any asset or any interest therein, whether or not for value.

         "SECURED PARTIES" means the Agent, the Co-Agents and the Banks, as such terms are defined in this Agreement.

         "SECURITIZATION PROGRAM" means a receivable securitization program to be installed and conducted by the Borrowers after the Closing Date on terms and pursuant to documentation in form and substance in all respects acceptable to the Banks including, without limitation, provisions relating to termination and intercreditor arrangements and provisions affecting the Collateral or the Borrowing Base, and pursuant to which the Borrowers will agree to sell on a continuing basis Accounts in an amount not to exceed $ 100,000,000 at any one time outstanding.

     "SECURITY AGREEMENT" means collectively the Second Amended and Restated Security Agreement (Domestic) dated as of April 7, 1995 among Tosco, Bayway and the Agent and the Second Amended and Restated Security Agreement dated as of April 7, 1995 between TEL and the Agent, as each such Security Agreement may be amended, modified or supplemented in accordance with the terms thereof and in effect from time to time.

         "SENIOR INDEBTEDNESS" has the meaning specified in section
2.22(f).

         "SOLVENT" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STANDBY LETTERS OF CREDIT" means irrevocable standby letters of credit opened for the account of the Borrowers or any Borrower by the Agent pursuant to this Agreement, substantially in the form of EXHIBIT D-2 hereto or, with respect to the FMCP L/C, Letter of Credit No. I-047-CFSI-50078543 issued by the Agent.

         "STOCK" means all shares, options, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity (including, without limitation, a partnership), whether voting or nonvoting, and including, without limitation, common stock, preferred stock, securities convertible into or exchangeable for stock, or warrants or options for any of the foregoing.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other business entity of which an aggregate of more than 50% of the outstanding Stock, having ordinary voting power to elect a majority of the members of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), is, or of which an aggregate of more than 50% of the interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

         "SYNTHETIC LEASE" means any lease or similar arrangement entered into after the Closing Date (but excluding renewals on substantially the same terms of leases or similar arrangements existing prior to the Closing Date) in connection with the acquisition or lease of real property, fixtures and other capital assets which is treated in accordance with GAAP as an operating lease for accounting purposes but as a capitalized lease for tax purposes.

         "TANGIBLE AT WORTH" of any Person means, at any date, the Net Worth of such Person, at such date, EXCLUDING HOWEVER, from the determination of the Total Assets of such Person, at such date (i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all reserves carried and not deducted from assets, (iii) securities which are not readily marketable, and (iv) any items not included in clauses (i) through (iii) above which are treated as intangibles in conformity with GAAP, all of the foregoing as determined for any such date as of the end of the immediately preceding Fiscal Quarter in accordance with GAAP.

         "TAX AFFILIATE" means, as to any Person (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

         "TAXES" has the meaning specified in Section 2.20(a).

         "TAX RETURNS" has the meaning specified in Section 4.08.

         "TEL" means Tosco Europe Limited, a limited liability company organized under the laws of England and Wales.

         "TEL ADVANCE" means any Borrowing that is supported by the TEL Borrowing Base and is requested by Tosco for the purpose of making intercompany loans to TEL.

         "TEL BORROWING BASE" means, at the relevant time of determination, a Borrowing Base calculated as provided in the definition thereof by reference to the assets and obligations of TEL and the Paid but Unexpired Standby Letters of Credit issued for the account of TEL, 121~ the Available Tosco Excess Amount allocated thereto.

         "TEL OVERADVANCE AMOUNT" means, at the relevant time of determination, the amount by which (a) the aggregate amount of TEL Revolving Credit Debt, exceeds (b) the TEL Borrowing Base.

     "TEL REVOLVING CREDIT DEBT" means at any time, (a) the aggregate principal amount of all TEL Advances outstanding at such time, PLUS (b) the aggregate principal amount of all Borrowings at such time made pursuant to Article II and issued for the account of or requested by TEL, including, without limitation,
(i) all such Borrowings in cash thereunder, (ii) the aggregate principal amount of all such Letter of Credit Reimbursement Obligations outstanding thereunder and (iii) the aggregate principal amount of all such Acceptance Obligations outstanding thereunder.

         "TOSCO" has the meaning set forth in the recitals hereof.

         "TOSCO BORROWING BASE" means, at the relevant time of determination, a Borrowing Base calculated as provided in the definition thereof by reference to the assets and obligations of Tosco and the Paid but Unexpired Standby Letters of Credit issued for the account of Tosco.

         "TOSCO EXCESS AMOUNT" means, at the relevant time of determination, the amount by which (a) the Tosco Borrowing Base exceeds (b) the aggregate amount of Tosco Revolving Credit Debt then outstanding.

         "TOSCO OVERADVANCE AMOUNT" means, at the relevant time of determination, the amount by which (a) the aggregate amount of Tosco Revolving Credit Debt, exceeds (b) the Tosco Borrowing
Base.

         "TOSCO REVOLVING CREDIT DEBT" means at any time, (a) the aggregate principal amount of all Borrowings at such time made pursuant to Article II and issued for the account of or requested by Tosco, including, without limitation,
(i) all such Borrowings in cash thereunder, (ii) the aggregate principal amount of all such Letter of Credit Reimbursement Obligations outstanding thereunder and (iii) the aggregate principal amount of all such Acceptance Obligations outstanding thereunder, but not including the aggregate principal amount of Bayway Advances and TEL Advances outstanding at such time plus (b) the FMCP L/C Reimbursement Obligation of Tosco.

         "TOTAL ASSETS" means, as to the Company and as of a given date, the total consolidated assets of the Company, determined in accordance with GAAP.

         "TOTAL LIABILITIES" means, as to the Company and as of a given date, the total consolidated liabilities of the Company, determined in accordance with GAAP.

         "TPMI" means Tosco Processing & Marketing, Inc., a Delaware corporation.

         "TURNAROUNDS" means periodic shutdowns, or the substantial curtailment of operations, of the Avon Refinery, the Bayway Refinery, the Ferndale Refinery, any other refinery which may be owned by any Borrower from time to time in the future or any particular processing unit at such refineries for inspection, repairs, replacements and other major maintenance work.

         "TYPE" refers, with respect to any Loan, to whether such Loan is a Base Rate Loan, a Eurodollar Rate Loan or a Federal Funds Rate Loan.

         "U.K. SECURITY DOCUMENTS" means the Debenture, dated as of August 16, 1994, between TEL and the Agent and any other mortgage, pledge, charge or security agreement executed and delivered, or filing made, in connection with the granting, attachment and perfection of security interests by TEL to the Agent, on behalf of the Banks, on its assets in the United Kingdom, as each such document may be amended, modified, supplemented and in effect from time to time in accordance with its terms.

         "WITHDRAWAL LIABILITY" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

         "WORKING CAPITAL" means, as at any date, the amount by which Current Assets exceeds Current Liabilities, in each case determined with respect to the Company on a consolidated basis in accordance with GAAP.

         1.02. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

         1.03. ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given to such term in accordance with GAAP applied on a consistent basis. All financial computations hereunder shall be computed in accordance with GAAP. The fact that certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

     1.04. GENERAL PROVISIONS. The words "herein", hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular section, subsection or clause contained in this Agreement. Wherever, from the context, it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Except as otherwise provided herein, a reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement. A reference to any law includes any amendment or modification to such law. A reference to any Person includes its permitted successors and permitted assigns. The words "include", "includes" and "including" are not limiting. All terms not specifically defined herein or by GAAP, which terms are defined in the Code, have the meanings assigned to them therein. Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

         2.01.  LOANS.

         (a) On the terms and subject to the conditions contained in this Agreement, each Bank severally agrees to make Loans to the Borrowers and to participate in Letters of Credit and Acceptances on behalf of the Borrowers, from time to time, in an aggregate principal amount up to but not in excess of such Bank's Commitment as in effect from time to time, during the period commencing on the Closing Date to but excluding the Maturity Date, subject to compliance with Section 2.04(b)(ii) hereof. Within the limits of the Commitments, the Borrowers may borrow, prepay pursuant to Section 2.11 (a) and reborrow pursuant to this Section 2.01 (a).

         (b) Commencing on the Closing Date to but excluding the Maturity Date, the Borrowers may use the Commitments by (i) borrowing and prepaying Loans, in whole or in part, and reborrowing, (ii) causing Letters of Credit to be issued, and (iii) causing Acceptances to be created, all in accordance with the provisions of this Agreement. In no event shall the Revolving Credit Debt at any time exceed the Credit Limit, determined as of such time, nor shall any Tosco Overadvance Amount, Bayway Overadvance Amount or TEL Overadvance Amount result as a consequence of any Borrowing hereunder. If on any date (x) the Revolving Credit Debt exceeds the Credit Limit, for whatever reason, or (y) a Tosco Overadvance Amount, Bayway Overadvance Amount or TEL Overadvance Amount exists, the Borrowers shall (i) reduce the Revolving Credit Debt to an amount less than or equal to the Credit Limit, (ii) in the case of any Tosco Overadvance Amount, reduce the aggregate Tosco Revolving Credit Debt to an amount less than or equal to the Tosco Borrowing Base, (iii) in the case of any Bayway Overadvance Amount, reduce the aggregate Bayway Revolving Credit Debt to an amount less than or equal to the Bayway Borrowing Base, and (iv) in the case of any TEL Overadvance Amount, reduce the aggregate TEL Revolving Credit Debt to an amount less than or equal to the TEL Borrowing Base, by in each such case: (A) depositing Qualifying Investments and/or Cash Equivalents into the Custody Account; and/or (B) repaying amounts outstanding under the Notes, together with all accrued and unpaid interest, commissions and fees with respect thereto to such date; and/or
(C) causing Letters of Credit to be cancelled and delivering to the Agent the originals of all such Letters of Credit marked "cancelled" by the respective beneficiaries thereof, or depositing with the Agent for the benefit of the Banks and the Agent, at once and in full, all sums sufficient to reimburse the Agent and the Banks for all payments, present or future, contingent or otherwise, that may be required to be made by the Agent or the Banks on account of any Letter of Credit or prepaying the Acceptances in full prior to the maturity thereof, and such sums shall be deposited in an interest-bearing cash collateral account maintained by the Agent, to be held by the Agent and applied thereby in reduction of any Obligations arising out of any Application, Letter of Credit and/or Acceptance; PROVIDED, HOWEVER, that, in the case of any Tosco Overadvance Amount, Bayway Overadvance Amount or TEL Overadvance Amount, all such amounts deposited or repaid shall be applied only to the extent necessary to reduce such Tosco Overadvance Amount, Bayway Overadvance Amount or TEL Overadvance Amount, as applicable.

         (c) The Borrowers may, upon at least five Business Days' notice to the Agent and the Banks, terminate in whole or reduce in part the Commitments, without premium or penalty; PROVIDED THAT, each such partial reduction shall be in an aggregate amount of $5,000,000 or an integral multiple thereof, by (i) repaying amounts outstanding under the Notes, together with all accrued and unpaid interest, commissions and fees with respect thereto to such date of repayment and/or (ii) causing Letters of Credit and/or Acceptances to be cancelled and delivering to the Agent the originals of all such Letters of Credit or Acceptances marked "cancelled" by the respective beneficiaries thereof and paying all accrued and unpaid commissions and fees with respect thereto, or depositing with the Agent for the benefit of the Banks, at once and in full, all sums sufficient to reimburse the Agent or the Banks, as applicable, for all payments, present or future, contingent or otherwise, that may be required to be made by the Agent or the Banks on account of any Letter of Credit and/or Acceptance together with all accrued and unpaid commissions and fees with respect thereto, and such sums shall be deposited in a non-interest-bearing cash collateral account maintained by the Agent, to be held by the Agent and applied thereby in reduction of any Obligations arising out of any Application, Letter of Credit or Acceptance; all in amounts sufficient to reduce the Revolving Credit Debt to (x) an amount less than or equal to the aggregate amount of the Commitments as so reduced, if reduced, or (y) zero. if the Commitments are terminated.

         2.02.  NOTICE AND METHOD OF BORROWING.

     (a) Each Borrowing of Loans shall be made upon receipt of a notice (each, a "Notice of Borrowing"), given by the Borrower requesting such Loans and received by the Agent not later than 12:00 noon, Boston, Massachusetts time, at least (x) three Business Days, in the case of Eurodollar Loans and (y) one Business Day, in the case of Base Rate Loans and Federal Funds Rate Loans, prior to the date of such Borrowing. The Notice of Borrowing shall be in substantially the form of EXHIBIT E hereto, specifying therein:

     (i) the date of such proposed Borrowing, which shall be a Business Day;

                  (ii) the amount of such proposed Borrowing which, in the case of a Borrowing of Base Rate Loans and Federal Funds Rate Loans shall be in an amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof and, in the case of Eurodollar Rate Loans, shall be in an amount of not less than $ 10,000,000 or an integral multiple of $5,000,000 in excess thereof;

                  (iii) the Type of such Loans;

                  (iv) if the proposed Borrowing is to be comprised of Eurodollar Rate Loans, the duration of the initial
         Interest Period applicable to such Loans; and

                  (v) if such proposed Borrowing is requested by Tosco, whether such Borrowing (A) shall be supported by the Tosco Borrowing Base and issued for Tosco's own account, or (B) shall be a Bayway Advance or (C) shall be a TEL Advance.

Unless the Notice of Borrowing specifically requests that Loans initially bear interest at a rate determined by reference to the Eurodollar Rate or the Federal Funds Rate, such Loans shall initially bear interest at a rate determined by reference to the Base Rate. The Agent shall give to each Bank prompt notice of the Agent's receipt of a Notice of Borrowing and, if the Borrower has properly requested in such Notice of Borrowing that any Loans initially bear interest at a rate determined by reference to the Eurodollar Rate or the Federal Funds Rate, the applicable Interest Period and interest rate under Section 2.14(b) or (c).

     (b) Upon the terms and subject to the conditions set forth in this Agreement, unless the Agent determines that one or more of the applicable conditions set forth in Article III has not been satisfied (or waived in accordance with Section 10.01 hereof), on the date specified in each Notice of Borrowing, the Agent shall transfer to the applicable account or accounts set forth on SCHEDULE 2.02(B) attached hereto specified by the requesting Borrower to the Agent, on behalf of the respective Banks, in immediately available funds, the amount borrowed by such Borrower hereunder and specified in its Notice of Borrowing. Each Bank shall before 1:00 p.m. Boston, Massachusetts time on the date proposed for a Borrowing in a Notice of Borrowing, make available to the Agent through such Bank's Applicable Lending Office, at its address referred to on ScHEDULE 1.01(A), in immediately available funds, such Bank's Ratable Portion of the proposed Borrowing. Unless the Agent shall have been notified by any Bank on or before 12:00 noon Boston, Massachusetts time on the date prior to the date set forth in the Notice of Borrowing that such Bank does not intend to make its Ratable Portion of the proposed Borrowing available to the Agent by 1:00p.m. Boston, Massachusetts time on the date proposed for such Borrowing in such Notice of Borrowing, the Agent may assume that such Bank has timely made such amount available to the Agent and the Agent may, in reliance upon such assumption, make such amount available to the applicable Borrower.

         (c) If any amount is made available by a Bank to the Agent after 1:00 p.m. Boston, Massachusetts time on the date of a Borrowing, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the Overnight Federal Funds Rate for federal funds acquired by the Agent during each day included in such period, MULTIPLIED BY (ii) the amount not made available by such Bank when due MULTIPLIED BY (iii) a fraction, the numerator of which is the number of days that elapse from and including such due date to the date on which such amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to any Bank with respect to any amounts so owing shall be prima facie evidence of the amount due and owing. If such Bank does not in fact make an amount owed available to the Agent by such Bank within three Business Days of the due date therefor, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loan for which such funds were provided by the Agent pursuant to Section 2.02(b).

         (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. In the event that any Notice of Borrowing specifies that any Loan is to bear interest initially at a rate determined by reference to the Eurodollar Rate or the Federal Funds Rate, the Borrowers shall jointly and severally indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing as the proposed date of Borrowing, any of the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund its Loans in the event that such Loans, as a result of such failure, are not made on such date.

         (e) The failure on any date of any Bank to make its Ratable Portion of a Borrowing available to the Agent as hereinabove provided on the proposed date of a Borrowing shall not relieve any other Bank of its obligation hereunder to make its Ratable Portion of such Borrowing available to the Agent, but no Bank shall be responsible for the failure of any other Bank to make its Ratable Portion of any Borrowing to be made by such other Bank on such date.

         2.03.  USE OF PROCEEDS.

         (a) LOANS, LETTERS OF CREDIT AND ACCEPTANCES. Except as provided in
Section 2.03(b) hereof, (i) Tosco shall use the proceeds of (A) all TEL Advances solely to provide intercompany loans to TEL, (B) all Bayway Advances solely to provide intercompany loans to Bayway, and (C) all Tosco Revolving Credit Debt solely (I) to provide working capital in the ordinary course of its business, including, without limitation, to fund receivables and the purchases of Inventory, (II) to provide security in connection with its performance and bonding requirements and the obligation secured by the FMCP L/C, or (III) to secure Tosco's guarantee of the reimbursement obligation for the FMCP L/C's,
(ii) Bayway shall use the proceeds of all Bayway Revolving Credit Debt solely
(A) to provide working capital in the ordinary course of its business, including, without limitation, to fund receivables and the purchases of Inventory, or (B) to provide security in connection with its performance and bonding requirements, and (iii) TEL shall use the proceeds of all TEL Revolving Credit Debt solely (A) to provide working capital in the ordinary course of its business, including, without limitation, to fund receivables and the purchases of Inventory, or (B) to provide security in connection with its performance and bonding requirements.

         (b) FMCP L/C'S. Notwithstanding the foregoing, the FMCP L/C shall be used solely to secure certain capitalized lease obligations originally incurred by Ridgewood Chemical Corporation, a Delaware corporation and an inactive subsidiary of Seminole Fertilizer Corporation which is a wholly-owned Subsidiary of Tosco.

     2.04. LETTERS OF CREDIT. Each Letter of Credit (including the FMCP L/C) opened by the Agent under this Agreement for the account of any Borrower shall be for one of the following purposes and shall have the following characteristics:

                  (i) each Documentary Letter of Credit issued by the Agent hereunder shall have an expiry date which is not more than 90 days following the date of issuance thereof;

                 (ii) each Performance Standby Letter of Credit issued by the Agent hereunder (A) for the purpose of supporting purchases of Inventory shall have an expiry date which is not more than 120 days following the date of issuance thereof, and (B) for the purpose of securing the performance or bonding requirements of such Borrower or any of its wholly-owned Subsidiaries shall have an expiry date which is not more than 365 days following the date of issuance thereof;

                  (iii) each Financial Standby Letter of Credit issued by the Agent hereunder shall have an expiry date which is (A) in the case of the FMCP L/C, not later than the FMCP L/C Maturity Date and (B) for all other Financial Standby Letters of Credit, not more than 365 days following the date of issuance thereof;

                  (iv) no Letter of Credit shall be opened later than 9 Business Days prior to the Maturity Date, or shall have an expiry date later than the Maturity Date;

                  (v) the aggregate outstanding amount of Performance Standby Letters of Credit issued to secure the Borrowers' bonding and performance requirements and Financial Standby Letters of Credit (after excluding therefrom the FMCP L/C) shall not at any time exceed $35,000,000;

                  (vi) each Letter of Credit shall be payable by drafts drawn at sight in accordance with the appropriate Application, and shall be used only to support purchases of Inventory, bonding requirements for fuel and excise taxes and other similar support for the present operations of the Borrowers, or in the case of the FMCP L/C for the purpose set forth in Section 2.03(b); and

                  (vii) if on any date the aggregate FMCP L/C Reimbursement Obligations outstanding exceeds the FMCP L/C Limit, for whatever reason, Tosco and Bayway shall: (x) deposit an amount of Qualifying Investments or Cash Equivalents into a cash collateral account with the Agent; and/or (y) either cause the FMCP L/C to be cancelled and deliver to the Agent the original FMCP L/C marked "cancelled" by the respective beneficiaries thereof, or deposit with the Agent for the benefit of the Agent and the Banks, at once and in full, sums sufficient to reimburse the Agent for all payments, present or future, contingent or otherwise, that may be required to be made by the Agent or the Banks on account of the FMCP L/C together with all accrued and unpaid commissions and fees thereon, all in amounts sufficient to reduce the FMCP L/C Reimbursement Obligation to an amount less than or equal to the FMCP L/C Limit.

         2.05.  PROCEDURES FOR OPENING LETTERS OF CREDIT.

          (a) The requesting Borrower shall give the Agent at least one Business Day's prior electronic, telephonic (to be confirmed in writing within twenty-four (24) hours), written, telex, telecopy or telegraphic notice (effective upon receipt), of any request for the establishment of a Letter of Credit under this Agreement. Such notice from the requesting Borrower shall be accompanied by all information which the Agent shall require for the issuance of the Letter of Credit then being requested. Not later than 12:00 noon, Boston, Massachusetts time, on the date specified in such notice (or, if not timely delivered, on the second Business Day after receipt by the Agent), and upon the terms and subject to the conditions of this Agreement, unless the Agent has notice of any condition precedent to the establishment of such Letter of Credit not having been fulfilled, the Agent shall establish such Letter of Credit by forwarding the original of such Letter of Credit to the beneficiary thereof in the manner specified by the Borrower requesting such Letter of Credit. The Agent shall notify the other Banks on a weekly basis of all Letters of Credit issued hereunder.

         (b) Effective as of the date of opening of each Letter of Credit, the Agent agrees to grant and does grant, and each Bank severally and irrevocably agrees to take and does take, an undivided participating interest in such Letter of Credit and the Application relating thereto in a percentage equal to such Bank's Ratable Portion. All Letters of Credit, including the FMCP L/C, issued and outstanding on the Closing Date under the Existing Credit Agreement shall be deemed to be Letters of Credit issued and outstanding hereunder and each Bank severally and irrevocably agrees to take and does take, an undivided participating interest in each such Letter of Credit and the Application relating thereto in a percentage equal to such Bank's Ratable Portion.

         (c) If the Agent at any time makes a payment on account of any Letter of Credit and is not concurrently reimbursed therefor by the Borrowers pursuant to Section 2.06(a), the Agent shall promptly notify each Bank of such payment. Forthwith upon its receipt of such notice, each Bank shall transfer to the Agent, in immediately available funds, an amount equal to such Bank's Ratable Portion of such payment, which shall be deemed a Loan (whether or not the Commitments have been terminated or any condition precedent to the making of a Loan has not been met) by such Bank hereunder. The obligation of each Bank to so pay the Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default or an Event of Default, any right of setoff or counterclaim or defense to payment, or any other occurrence or event.

          2.06. ADDITIONAL PROVISIONS REGARDING LETTERS OF CREDIT. In order to induce the Agent to establish the Letters of Credit, including the FMCP L/C:

        (a) The Borrowers jointly and severally agree to pay the Agent the amount of all Letter of Credit Reimbursement Obligations owing to the Agent under any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers or any Borrower may have at any time against the Agent or any other Person; PROVIDED, HOWEVER that TEL shall be liable for the Letter of Credit Reimbursement Obligations only to the extent such Obligations are part of the TEL Revolving Credit Debt. Except as limited in the preceding sentence with respect to TEL, the Borrowers jointly and severally agree to reimburse the Agent for all amounts which the Agent pays under such Letter of Credit no later than the time specified in the related Application therefor. If the Borrowers do not pay (either from the proceeds of a Borrowing or otherwise) any such Letter of Credit Reimbursement Obligation when due, such Letter of Credit Reimbursement Obligation shall immediately constitute, without necessity of further act or evidence, a Loan made by the Agent, or to the extent the Agent has received any payments from any Bank for the account of the Agent pursuant to Section 2.05(c), a Loan made by such Bank (but only to the extent of each such Bank's Ratable Portion of such Letter of Credit Reimbursement Obligation) to the requesting Borrower, in a principal amount equal to such Letter of Credit Reimbursement Obligation which is due and remaining unpaid, such Loans to be payable on demand and bearing interest computed from the date on which such Letter of Credit Reimbursement Obligation became due to the date of repayment in full thereof at the rate of interest applicable to past due Loans bearing interest at a rate based on the Base Rate during such period.

         (b) The Borrowers jointly and severally agree that neither the Agent nor any other Bank shall be responsible or liable for, and the obligation of the Borrowers to reimburse the Agent for any payment made by the Agent under any Letter of Credit opened by it shall not be affected by (i) the validity, form, enforceability or genuineness of any note, draft, demand, statement or other document (or any endorsement thereof) presented to the Agent under such Letter of Credit which, upon examination by the Agent with reasonable care, appears on its face to be in accordance with the terms and conditions of such Letter of Credit even if such note, draft, demand, statement or other document (or such endorsement) is proven to be invalid, untrue, inaccurate, unenforceable, fraudulent or forged, or (ii) any dispute among the Borrowers or any Borrower and the beneficiary or beneficiaries under such Letter of Credit.

         (c) The Borrowers agree that any action taken or omitted to be taken by the Agent in connection with any Letter of Credit, if taken or omitted to be taken in good faith, shall be binding upon the Borrowers and shall not create any liability for the Agent or any other Bank to the Borrowers.

         (d) If the Agent is required at any time to return to the Borrowers or any Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Borrowers or such Borrower to the Agent in reimbursement of a payment made in respect of any Letter of Credit, each Bank participating therein shall, on demand of the Agent, forthwith return to the Agent its Ratable Portion of any amounts so returned by the Agent, together with interest thereon from the date such demand is made to but not including the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Overnight Federal Funds Rate.

         (e) Any Letter of Credit to be issued by the Agent hereunder (i) shall, at the request of the Agent, and with the consent of the applicable Co-Agent, be issued by such Co-Agent, and (ii) may, at the request of the Agent, and with the consent of another Bank, be issued by such other Bank, in each case, pursuant to the provisions of Sections 2.04 and 2.05 and this Section 2.06. In such case, to the extent applicable, references in this Agreement with respect to the Agent regarding such Letters of Credit shall be deemed to be references to such Co-Agent or such other Bank, as the case may be.

         (f) If any Borrower notifies the Agent that a Letter of Credit to be issued hereunder is not, in the reasonable judgment of the intended beneficiary thereof, satisfactory to such intended beneficiary because of the creditworthiness of said issuer, the Agent shall, at its expense, use commercially reasonable efforts to cause such Letter of Credit to be issued or confirmed by such other Person as to make such Letter of Credit reasonably acceptable to such intended beneficiary.

         2.07.  LETTER OF CREDIT COMMISSIONS AND FEES.

         (a) Commencing on the Closing Date and thereafter, in lieu of any Letter of Credit commissions and fees provided for in the Applications relating thereto or otherwise, the Borrowers agree to pay the following fees and commissions in connection with any Letters of Credit:

                  (i) The Borrowers agree to pay to the Agent on behalf of the Banks in accordance with their respective Ratable Portions, with respect to any Letter of Credit, including, without limitation, FMCP L/C's, fees or commissions in an amount equal to the maximum drawing amount of such Letter of Credit, MULTIPLIED BY the applicable rate per annum, expressed in Basis Points, set forth in the table below opposite the Debt Rating then in effect; PROVIDED that, in the event of a split Debt Rating by S&P and Moody's, the lower Debt Rating shall apply:

DEBT        Financial Standby  Performance
RATING            L/C's        Standby L/C's  Documentary L/C's

S&P: BBB+        50.0            25.0              25.0
Moody's: Baa1

S&P: BBB         62.5            32.5              25.0
Moody's: Baa2

S&P: BBB-        75.0            37.5              25.0
Moody's: Baa3

S&P: BB+         87.5            50.0              37.5
Moody's: Bal

S&P: BB         100.0            62.5              50.0
Moody's: Ba2
or unrated

                  (ii) In addition to the fees and commissions provided for in clause (i) of this Section 2.07(a), the Borrowers agree to pay to the Agent for the account of the issuing Bank of each Letter of Credit, other than the FMCP L/C, a fee in an amount equal to 1/8% per annum of the maximum drawing amount of such Letter of Credit from time to time outstanding.

                  (iii) In addition to the fees and commissions provided in clause (i) of this Section 2.07(a), the Borrowers agree to pay to the Agent for its own account with respect to the FMCP L/C, a fee in an amount equal to 1/4% per annum of the maximum drawing amount of the FMCP L/C from time to time outstanding.

                  (iv) In addition to the fees and commissions provided in clauses (i), (ii) and (iii) of this Section 2.07(a), the Borrowers agree to pay to the Agent, for the account of the issuing Bank of each Letter of Credit, minimum opening commissions and fees in respect of any amendment or negotiations of any Letter of Credit, in accordance with the issuing Bank's published schedule of such charges, effective as of the date of such amendment or negotiation.

         (b) All such fees specified in Section 2.07(a)(i) through (iii) inclusive hereof shall be calculated as follows: (i) with respect to each Standby Letter of Credit, including, without limitation, the FMCP L/C, such fees shall be calculated based on the maximum drawing amount thereunder during the period commencing on the date of issuance thereof (or with respect to Standby Letters of Credit outstanding on the Closing Date, commencing on the Closing Date) through the expiry date thereof (calculated on the basis of a 360-day year for the actual number of days elapsed) and shall be payable in arrears within seven (7) Business Days after the end of each month during which, or any part of which, such Standby Letter of Credit is outstanding and (ii) with respect to any Documentary Letter of Credit, such fees shall be calculated based on the maximum drawing amount thereunder during the period commencing on the date of issuance thereof (or with respect to Documentary Letters of Credit outstanding on the Closing Date, commencing on the Closing Date) through the date of negotiation or cancellation thereof (calculated on the basis of a 360-day year for the actual number of days elapsed) and shall be payable in arrears within seven (7) Business Days after the end of each month during which, or any part of which, such Documentary Letter of Credit is outstanding. No later than one (1) Business Day after receipt of such monthly payment, the Agent shall pay to each Bank such Bank's Ratable Portion of all Letter of Credit fees referred to in Section 2.07(a)(i) which are received. Notwithstanding any provision contained herein to the contrary, no fees, commissions or other amounts paid as of or prior to the Closing Date in respect of any Letter of Credit existing as of the Closing Date shall be repaid or credited against any amounts otherwise payable pursuant to this Section 2.07.

         2.08.  ACCEPTANCES.

         (a) Each requesting Borrower shall give the Agent at least one Business Day's prior telephonic (to be confirmed in writing within twenty-four hours), written, telex, telecopy or telegraphic notice (effective upon receipt), of its request for the creation of an Acceptance under this Agreement, and upon receipt of such notice the Agent shall promptly notify each Bank. Such notice from the requesting Borrower shall be accompanied by a duly completed and executed Acceptance Agreement; PROVIDED, HOWEVER, that if telephonic, telex, telecopy or telegraphic notice is utilized, this condition may be satisfied by such Borrower telecopying (effective upon receipt) a copy of the duly completed and executed Acceptance Agreement to the Agent within twenty-four hours thereafter. Not later than 12:00 noon, Boston, Massachusetts time, on the date specified in such notice (or if not timely delivered, on the second Business Day after receipt by the Agent thereof), and upon the terms and subject to the conditions of this Agreement, unless the Agent has notice of any condition precedent to the creation of such Acceptance not having been fulfilled, the Agent shall create such Acceptance and promptly thereafter, send written notice thereof to the Banks.

         (b) Each Acceptance created by the Agent under this Agreement for the account of any Borrower shall be for one of the following purposes and shall have the following characteristics:

                  (i) no Acceptance shall mature (A) less than thirty (30) days after the date of the draft or (B) more than 120 days after the date of the draft or, if earlier on the Maturity Date;

                  (ii) each Acceptance shall be in an amount no less than $1,000,000 or integral multiples thereof; and

                  (iii) each Acceptance shall be created by the Agent by drafts payable at sight in accordance with the Acceptance Agreement, and shall be used only to finance the international or domestic shipment of goods.

         (c) The requesting Borrower shall have the option of (i) giving the Agent a power of attorney to complete on its behalf blank drafts in the Agent's customary form, or (ii) supplying the Agent promptly after the date hereof and thereafter when needed, as specified by the Agent, with a sufficient number of pre-signed blank drafts in the Agent's customary form. If such Borrower elects to give the Agent such power of attorney, such power of attorney shall authorize the Agent to sign drafts on behalf of such Borrower, to insert on such draft the name of the Agent as drawee, and to complete such draft as to face amount, issuance date and maturity date in accordance with the Acceptance Agreement thereafter. Each presigned draft shall have the face amount, issuance date and maturity date left blank, but shall have the name of the Agent inserted and shall be executed manually in the name of and on behalf of such Borrower by a Responsible Officer thereof.

         (d) On the date of each Borrowing involving the creation of Acceptances, the Agent shall, subject to fulfillment of the conditions precedent specified in Article III:

                  (i) complete each draft to be accepted by it on behalf of the requesting Borrower as to amount, date of creation and maturity date as requested in the notice therefor and, if acting pursuant to a power of attorney, complete the draft as to the name of the drawee and sign it on behalf of such Borrower;

                  (ii)  duly accept each such draft;

                  (iii) discount the Acceptance or Acceptances created by it by deducting from the face amount thereof an amount equal to the product of (A) the Agent's then published discount rate MULTIPLIED BY (B) the face amount of such Acceptance multiplied by (C) a fraction, the numerator of which is the number of days from and including the date of creation of such Acceptance until the maturity thereof and the denominator of which is 360;

                  (iv) further deduct from such face amount of such Acceptance or Acceptances An Acceptance Commission Equal To The Product Of (A) The Face Amount Of Such Acceptance Multiplied By (B) The Rate Expressed In Basis Points Set Forth In The Table Below Opposite The Debt Rating Then In Effect Multiplied By (C) A Fraction, The Numerator Of Which Is The Number Of Days From And Including The Date Of Creation Of Such Acceptance Until The Maturity Thereof And The Denominator Of Which Is 360; Provided That, In The Event Of A Split Debt Rating By S&P And Moody's, The Lower Debt Rating Shall Apply:

             DEBT
             RATING                 Commission Rate

         S&P: BBB+                             25.0
         Moody's: Baal

         S&P: BBB                              37.5
         Moody's: Baa2

         S&P: BBB-                             50.0
         Moody's: Baa3

         S&P: BB+                              62.5
         Moody's: Bal

         S&P: BB                               75.0
         Moody's: Ba2
         or unrated

                  (v) pay to the requesting Borrower an amount equal to the face amount of such Acceptance LESS the sum of (A) the amount of such discount calculated pursuant to clause (iii) above PLUS; (B) the acceptance commission payable pursuant to clause (iv) above.

         (e) The acceptance commission payable in respect of each Acceptance shall be payable in full on the date of creation of such Acceptance. The Borrowers hereby irrevocably direct the Agent to deduct the amount of such commission from the proceeds of such Acceptance on the date of creation thereof as provided in Section 2.08(d). The Agent shall, on the first Business Day of each month, pay to each Bank such Bank's Ratable Portion of the acceptance commissions deducted from Acceptances created in the previous month.

         (f) Notwithstanding the foregoing, the Agent shall not be obligated to create or discount any Acceptance (i) that would not be eligible for discount by the Federal Reserve Banks under applicable federal regulations, (ii) if the creation of such Acceptance would cause the Agent to exceed the maximum amount of outstanding bankers' acceptances permitted by applicable law, or (iii) if, in the reasonable opinion of the Required Banks, general conditions in the public market for rediscounting bankers' acceptances render it inadvisable to do so.

         (g) Effective on the date of creation thereof, the Agent agrees to grant and does grant, and each Bank severally and irrevocably agrees to take and does take, an undivided participating interest in each Acceptance and each Acceptance Agreement relating thereto, in a percentage equal to such Bank's Ratable Portion. All Acceptances created and outstanding on the Closing Date under the Existing Credit Agreement shall be deemed to be Acceptances created and outstanding hereunder and each Bank severally and irrevocably agrees to take and does take, an undivided participating interest in each such Acceptance and each Acceptance Application relating thereto, in a percentage equal to such Bank's Ratable Portion.

         (h) The Borrowers agree that any action taken or omitted to be taken by the Agent in connection with any Acceptance, if taken or omitted to be taken in good faith, shall be binding upon the Borrowers and shall not create any liability for the Agent or any other Bank to the Borrowers or any Borrower.

         (i) The Borrowers jointly and severally agree to pay to the Agent, the face amount of each Acceptance created by the Agent immediately on the maturity date of such Acceptance, or on such earlier date as may be required by the other provisions of this Agreement irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against the Agent or any other Person; PROVIDED, HOWEVER that TEL shall be liable only for the Acceptance Obligations included in the TEL Revolving Credit Debt. If the Borrowers do not pay (either from the proceeds of a Borrowing or otherwise) any such Acceptance Obligation when due, such Acceptance Obligation shall immediately constitute, without necessity of further act or evidence, a Loan made by the Agent or, to the extent the Agent has received any payments from the Banks for the account of the Agent pursuant to Section 2.08(k), a Loan made by such Banks (but only to the extent with respect to each Bank of each such Bank's Ratable Portion of such Acceptance Obligation) to the Borrowers, in an aggregate principal amount equal to such Acceptance Obligation calculated from the date such Acceptance Obligation arose to the date of repayment in full thereof at the rate of interest applicable to past due Loans bearing interest at a rate based on the Base Rate during such period.

         (j) Any Acceptance to be issued by the Agent hereunder may, at the request of the Agent and with the consent of another Bank, be issued by such other Bank pursuant to the provisions of this Section 2.08. In such case, to the extent applicable, references in this Agreement with respect to the Agent regarding such Acceptances shall be deemed to be references to such other Bank.

         (k) If the face amount of any Acceptance created by the Agent is not paid by the Borrowers when due, each Bank shall promptly upon demand by the Agent reimburse the Agent for such Bank's Ratable Portion of the unreimbursed Acceptance Obligation, which shall be deemed a Loan by such Bank hereunder.
The obligation of each Bank to so reimburse the Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default or an Event of Default, any right of setoff or counterclaim or defense to payment, or any other occurrence or event.

         (l) If the Agent is required at any time to return to the Borrowers or any Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Borrowers or such Borrower to the Agent in reimbursement of a payment made in respect of any Acceptance, each Bank participating therein shall, on demand of the Agent, forthwith pay to the Agent its Ratable Portion of any amounts so returned by the Agent, plx interest thereon from the date such demand is made to but not including the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Overnight Federal Funds Rate.

         2.09.  FEES.

         (a) COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Agent, on behalf of the Banks, a commitment fee (the "Commitment Fee") calculated daily for the period commencing on the date hereof through and including the Maturity Date, or such earlier date upon which the Commitments shall terminate, at the rate per annum (expressed in Basis Points), set forth in the table below, opposite the Debt Rating then in effect MULTIPLIED BY the amount by which the Credit Limit exceeds the aggregate Revolving Credit Debt outstanding on such day; PROVIDED that, in the event of a split Debt Rating by S&P and Moody's, the lower rating shall apply:

          RATING                 Commission Fee Rate

         S&P: BBB+                             20.0
         Moody's: Baal

         S&P: BBB                              25.0
         Moody's: Baa2

         S&P: BBB-                             30.0
         Moody's: Baa3

         S&P: BB+                              37.5
         Moody's: Bal

         S&P: BB                               50.0
         Moody's: Ba2
         or unrated


     The Commitment Fee shall be payable to the Agent, on behalf of each Bank, in cash monthly in arrears within seven (7) Business Days after the end of each month, commencing on the first of such day to occur after the Closing Date, and on the date upon which the Commitments shall terminate. No later than one (1) Business Day after receipt of such monthly payment, the Agent shall pay to each Bank such Bank's Ratable Portion of such payment.

         (b) CLOSING FEE. The Borrowers, jointly and severally, agree to pay to each Bank, in cash on the Closing Date, a closing fee (collectively, the "Closing Fees") in respect of such Bank's Commitment, in an amount equal to $25,000 per Bank.

          2.10. REPAYMENT. The aggregate outstanding principal amount of the Loans shall be paid by the Borrowers to the Agent on the Maturity Date for the PRO RATA account of the Banks in accordance with their respective Ratable Portions.

         2.11. OPTIONAL PREPAYMENTS OF LOANS. The Borrowers may prepay the Notes, in whole or in part, without premium or penalty, upon prior written, telex or telegraphic notice (effective upon receipt) to the Agent, to be received by the Agent not later than 4:00 p.m. Boston, Massachusetts time at least one Business Day preceding the date of the prepayment (whereupon the Agent shall promptly notify the Banks) specifying the date and the amount of such prepayment; PROVIDED, HOWEVER, that any prepayment of the Loans while such Loans bear interest at a rate determined with respect to either the Eurodollar Rate or the Federal Funds Rate shall be made on, and only on, the last day of the relevant Interest Period applicable thereto. On the date of any such prepayment of either Federal Funds Loans or Eurodollar Loans, the Borrowers shall pay accrued interest to the date of such prepayment on the principal amount so prepaid. On the date of any such prepayment of Base Rate Loans, the Borrowers shall pay accrued interest on the principal amount of any Base Rate Loan so prepaid as provided in Section 2.13(a) hereof, unless such prepayment is a prepayment in full of all Loans outstanding, in which case the Borrowers shall pay, on the date of such prepayment, accrued interest to the date of such prepayment on the principal amount of all Loans, including, without limitation, Base Rate Loans, so prepaid. Partial prepayments hereunder shall be in the principal amount of $1,000,000 or any integral multiple in excess thereof (unless the outstanding principal amount of such Loans is less than $1,000,000, in which case the prepayment shall be in the full amount of such outstanding amount). The Borrowers shall have no right to prepay the principal amount of the Loans other than as provided in this Section 2.11.

         2.12. CONVERSION/CONTINUATION OPTION. The Borrowers may elect (a) at any time to convert Loans from Base Rate Loans to Federal Funds Loans or Eurodollar Rate Loans or (b) at the end of any Interest Period with respect to Eurodollar Rate Loans, to convert Eurodollar Rate Loans to Federal Funds Rate Loans or Base Rate Loans, or to continue such Eurodollar Rate Loans for an additional Interest Period, or (c) at the end of any Interest Period to convert Federal Funds Rate Loans to Base Rate Loans or Eurodollar Rate Loans, or to continue such Federal Funds Rate Loans for an additional Interest Period. Each such election shall be in substantially the form of EXHIBIT F hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Agent at least
(x) in the case of conversions to or continuations of Eurodollar Rate Loans, three Business Days' prior written notice thereof and (y) in the case of conversions to, or continuations of, Federal Funds Rate Loans or Base Rate Loans, one Business Day's prior written notice thereof, specifying: (i) the amount of conversion or continuation, (ii) the Interest Period therefor, and
(iii) in the case of a conversion, the date of conversion, which date shall be a Business Day. The Agent shall promptly notify each Bank of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion of Base Rate Loans to either Federal Funds Rate Loans or Eurodollar Rate Loans, and no continuation of either Federal Funds Rate Loans or Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the term of this Section 2.12, the Agent does not receive a Notice of Conversion or Continuation from the Borrowers containing an election to continue either Federal Funds Rate Loans or Eurodollar Rate Loans for an additional Interest Period or to convert such Loans to another Type, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          2.13. INTEREST. The Borrowers shall pay interest on the unpaid principal amount of the Loans from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

         (a) BASE RATE ELECTION. Unless the Borrowers shall have validly and effectively elected to have Loans made or continued as Eurodollar Rate Loans or Federal Funds Rate Loans pursuant to the provisions of this Agreement, at a rate per annum at all times equal to the Base Rate PLUS the Applicable Margin in effect from time to time, payable monthly in arrears on the first day of each month, and on the Maturity Date.

          (b) FEDERAL FUNDS RATE ELECTION. In the event that the Borrowers shall have validly and effectively elected to have Loans made or continued as Federal Funds Rate Loans pursuant to the provisions of this Agreement, at a rate per annum equal at all times during the applicable Interest Period to the sum of the Federal Funds Rate for such Interest Period PLUS the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period, and on the Maturity Date.

         (c) EURODOLLAR RATE ELECTION. In the event that the Borrowers shall have validly and effectively elected to have Loans made or continued as Eurodollar Rate Loans pursuant to the provisions of this Agreement, at a rate per annum equal at all times during the applicable Interest Period to the sum of the Eurodollar Rate for such Interest Period PLUS the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period, and on the Maturity Date, and, if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period.

         (d) DEFAULT INTEREST. During the continuance of any Event of Default, the Borrowers shall pay, on demand, interest (after as well as before judgment to the extent permitted by law) on the principal amount of all Loans outstanding and on all other Obligations due and unpaid hereunder as follows:

                  (i) for Base Rate Loans, at a rate per annum equal to the Base Rate PLUS the Applicable Margin in effect from time to time PLUS 2%; and

                  (ii) for Eurodollar Rate Loans, at a rate per annum equal to
         (A) the Eurodollar Rate PLUS the Applicable Margin in effect from time to time PLUS 2% until the end of the Interest Period in respect of such Eurodollar Rate Loans, and (B) thereafter, the Base Rate PLUS the Applicable Margin in effect from time to time PLUS 2%; and

                  (iii) for Federal Funds Rate Loans, at a rate per annum equal to (A) the Federal Funds Rate PLUS the Applicable Margin in effect from time to time PLUS 2% until the end of the Interest Period in respect of such Federal Funds Rate Loans, and (B) thereafter, the Base Rate PLUS the Applicable Margin in effect from time to time PLUS 2%.

         2.14. INTEREST RATE DETERMINATION AND PROTECTION.

         (a) If any one or more of the Reference Banks does not furnish information on a timely basis to the Agent for the purpose of determining the Eurodollar Rate to be applied to any Eurodollar Rate Loan during any Interest Period, the Agent shall determine such Eurodollar Rate on the basis of timely information furnished by the remaining Reference Bank(s) and, if none of the Reference Banks furnishes such information on a timely basis, then on the basis of such information furnished to the Agent by such prime bank or banks in the Eurodollar Interbank Market, that the Agent, in its sole discretion acting in good faith, may select.

         (b) The Agent shall promptly notify the Borrowers and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.13, including, without limitation, any change in the Base Rate or the Applicable Margin as a consequence of a change in the Debt Rating in effect from time to time and such notification shall be conclusive and binding for all purposes, absent manifest error. Any change in the Base Rate and any change in the Applicable Margin in respect of the Base Rate Loans shall be effective at 12:01 a.m. Boston, Massachusetts time on the date of such change and shall apply to all Base Rate Loans then outstanding. Any change in the Applicable Margin in respect of the Federal Funds Rate Loans or Eurodollar Rate Loans shall be effective as of the first day of each Interest Period applicable thereto and commencing after such change.

         (c) If the Required Banks notify the Agent that the interest rate determined pursuant hereto by reference to the Eurodollar Rate or the Federal Funds Rate for any Interest Period will not adequately reflect the cost to such Required Banks of making, funding or maintaining their respective Eurodollar Rate Loans or Federal Funds Rate Loans, as the case may be, for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Banks, whereupon:

                  (i) all such Eurodollar Rate Loans or Federal Funds Rate Loans, as the case may be, will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Loans unless the Borrowers elect another Type of Loan pursuant to the provisions of this Agreement which is not then subject to any restriction limiting the availability of such Type of Loan, whether under this Section 2.14 or elsewhere in this Agreement; and

                  (ii) the obligations of the Banks to make Eurodollar Rate Loans or Federal Funds Rate Loans, as the case may be, or to convert Base Rate Loans into Eurodollar Rate Loans or Federal Funds Rate Loans, as the case may be, shall be suspended until the Agent shall have notified the Borrowers that the Required Banks have determined that the circumstances causing such suspension no longer exist.

          2.15. INCREASED COSTS; HIGHLY LEVERAGED TRANSACTION CLASSIFICATION.

          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost of any Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans or Federal Funds Rate Loans, the Borrowers shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

         (b) The Borrowers, the Agent and each of the Banks acknowledge that as of the date hereof, the Loans do not constitute a "highly leveraged transaction" as defined by any Governmental Authority having jurisdiction over the Banks, and that the Loans are being made pursuant to this Agreement upon that basis. If, after the date hereof, the Agent is advised by any Bank that such Bank has received notice from any Governmental Authority having jurisdiction over such Bank that due to changes in, or the interpretation of, any Requirement of Law its Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification"), the Agent shall promptly give notice of such HLT Classification to the Borrowers and the other Banks. The Agent, the Banks and the Borrowers shall commence negotiations in good faith to agree on the extent to which fees, commissions, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrowers and the Required Banks agree on the amount of such increase or increases, this Agreement shall be amended to give effect to such increases as provided in Section 10.01. If the Borrowers and the Required Banks fail to so agree within 45 days after notice is given by the Agent as provided above, then either (a) within 120 days after the Agent's receipt of the advice specified in the second sentence of this
Section 2.15(b), the Borrowers shall prepay in full, without penalty or premium, all the Obligations, or (b) on the 121st day after the Agent's receipt of the advice specified in the second sentence of this Section 2.15(b), the Applicable Margin and each of the commissions and fees payable in respect of Letters of Credit, FMCP L/C's and Acceptances shall each be increased by one percent (1%).

          2.16. ILLEGALITY. Notwithstanding any other provision in this Agreement, if the introduction of, or any change in or in the interpretation of, any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to fund any of such Bank's Eurodollar Rate Loans or to continue to fund or maintain such Bank's Eurodollar Rate Loans, then, on notice thereof by such Bank to the Borrowers through the Agent, (a) the obligations of such Bank to make or continue Eurodollar Rate Loans and to convert Loans of another Type into Eurodollar Rate Loans shall terminate, and (b) all outstanding Eurodollar Rate Loans of such Bank shall automatically be converted to Base Rate Loans on either (i) the last day of the Interest Period applicable to such Eurodollar Rate Loans if such Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day(s) or (ii) immediately, if such Bank may not lawfully maintain such Eurodollar Rate Loans to such day(s).

         2.17. CAPITAL ADEQUACY. If either (i) the introduction of, or any change in, any law or regulation or in the interpretation thereof, or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, and such Bank reasonably determines that such amount is based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type including, without limitation, in respect of Letters of Credit or Acceptances, or similar contingent obligations, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrowers shall pay to the Agent for the account of such Bank, from time to time as specified by such Bank, such additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment or Loans and the issuance or maintenance of Letters of Credit or Acceptances. A certificate as to such amounts submitted to the Borrowers and the Agent by such Bank shall be conclusive and binding for all purposes absent manifest error.

         2.18. PAYMENTS AND COMPUTATIONS.

         (a) The Borrowers shall make each payment hereunder and under the Notes not later than 12:00 noon Boston, Massachusetts time on the day when due, in Dollars, to the Agent at its address referred to in Section 10.09 in immediately available funds without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees or commissions ratably (except as otherwise specifically provided herein, including in Section 2.07(a)(ii), (iii) and (iv) and Sections 2.15, 2.17 or 2.20) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Payments received by the Agent after 12:00 noon Boston, Massachusetts time shall be deemed to be received on the next Business Day. Notwithstanding any term or provision of this Agreement to the contrary, the Agent shall have no obligation under any circumstances to pay any Bank such Bank's Ratable Portions of any amounts due and payable under this Agreement, including, without limitation, principal, interest, fees, commissions and any other amounts (collectively, "Payments"), unless and until such time as the Agent shall have received immediately available funds from the Borrowers in an amount equal to such Payments.

         (b) The Borrowers hereby authorize each Bank, if and to the extent payment owed to such Bank is not made when due hereunder or under any Note held by such Bank, to charge from time to time against any or all of the Borrowers' accounts with such Bank any amount so due.

         (c) All computations of interest based on the Base Rate, the Federal Funds Rate, the Eurodollar Rate or the Overnight Federal Funds Rate and of fees and commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees or commissions are payable. Each determination by the Agent of any interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under any of the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees or commissions, as the case may be; PROVIDED, HOWEVER, if such extension would cause payment of interest on or principal of any Eurodollar Rate Loans to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Overnight Federal Funds Rate.

         2.19. LOAN ACCOUNTS. The Agent shall establish on its books loan accounts for the Borrowers in respect of the Borrowings (collectively, the "Loan Accounts") which shall be administered by the Agent. The Agent shall debit the Loan Accounts, and the Loan Accounts shall evidence the then outstanding principal amount of all Borrowings from time to time made by the Banks hereunder, including, without limitation, any Loans resulting from payments made by the Agent or any Bank to third parties on drafts presented under Letters of Credit and Acceptances and the Agent shall credit the Loan Accounts with all payments made on account of the Borrowings from time to time evidenced by the Loan Account. The Indebtedness evidenced by the Loan Accounts shall be deemed owed to the Agent and each other Bank severally in accordance with its respective Ratable Portion, and all payments credited to the Loan Accounts shall be for the account of the Agent and each other Bank in accordance with such Ratable Portion (except to the extent of any offset made in respect of amounts paid by the Agent or any other Bank in respect of Letters of Credit or Acceptances which were not reimbursed by any Bank in accordance with its Ratable Portion).

         2.20. TAXES.

         (a) Any and all payments by the Borrowers hereunder or under the Notes or in respect of Letters of Credit shall be made, in accordance with Sections 2.09, 2.10, 2.11, 2.13 and 2.17, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed on it by any jurisdiction, including, without limitation, the United States of America, Canada and the United Kingdom of Great Britain and Northern Ireland (excluding, in the case of each Bank, the Agent and the Co-Agents, (x) taxes imposed on its income by the jurisdiction under the laws of which such Bank, the Agent or such Co-Agent (as the case may be) is organized or any political subdivision thereof,
(y) franchise taxes measured by income imposed on it by the jurisdiction under the laws of which such Bank, the Agent or such Co-Agent (as the case may be) is organized or any political subdivision thereof and, (z) if such Bank, the Agent or such Co-Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224 or any successor or additional form, taxes imposed on it by reason of any failure of such Bank, the Agent or such Co-Agent to deliver to the Agent or the Borrowers, from time to time as required by the Agent or the Borrowers, such Form 1001 or 4224 (as applicable) or any successor or additional form, completed in a manner reasonably satisfactory to the Agent or the Borrowers) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, the Agent or any Co-Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Bank, the Agent or such Co-Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

         (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes, mortgage registration, transfer and recording taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, recordation or registration of, or otherwise with respect to, this Agreement, any Ancillary Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrowers will indemnify each Bank, the Agent and the Co-Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.20) paid by such Bank, the Agent or any of such Co-Agents (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty
(30) days from the date such Bank, the Agent or such Co-Agent (as the case may be) makes written demand therefor.

         (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers will furnish to the Agent, at its address referred to in Section 10.09, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Prior to the Closing Date, in the case of each Bank which is an original signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested by the Borrowers or the Agent, each Bank organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Agent and the Borrowers with an Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Bank's entitlement to such exemption or reduced rate with respect to all payments to be made to such Bank hereunder and under the Notes. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

        (f) Any Bank claiming any additional amounts payable pursuant to this
Section 2.20 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office to a jurisdiction in which such Bank already has a lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder and under the Notes.

         2.21. SHARING OF PAYMENTS, ETC.

         (a) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the portion of the Revolving Credit Debt owing to it (other than pursuant to Section 2.15, 2.17 or 2.20) in excess of its Ratable Portion of payments on account of the Revolving Credit Debt obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the portions of the Revolving Credit Debt owing to such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of such other Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (i) the amount of such other Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 2.21 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

         (b) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.21 shall survive the payment in full of principal and interest hereunder and under the Notes.

          2.22. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

         (a) Each of the Borrowers is accepting joint and several liability hereunder and under the Ancillary Agreements to which it is a party in consideration of the financial accommodations to be provided by the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations; PROVIDED, HOWEVER, that notwithstanding the foregoing, TEL shall have no joint and several liability for the Tosco Revolving Credit Debt or the Bayway Revolving Credit Debt, nor for any interest payable thereon.

         (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.22), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them; PROVIDED, HOWEVER, that notwithstanding the foregoing, TEL shall have no joint and several liability hereunder for the Tosco Revolving Credit Debt and the Bayway Revolving Credit Debt, nor for any interest payable thereon.

         (c) Except as limited in the proviso of Section 2.22(b), if and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations. The Obligations of each of the Borrowers under the provisions of this Section 2.22 constitute the full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

         (d) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Credit Instruments issued under this Agreement, notice of the occurrence of any default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent or any Bank under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Bank at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or any Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent or any Bank with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.22, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this Section 2.22, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remains unsatisfied, the Obligations of such Borrowers under this Section 2.22 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this Section 2.22 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Agent or any Bank.

         (e) The provisions of this Section 2.22 are made for the benefit of the Agent and the Banks and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent or the Banks first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 2.22 shall remain in effect until all of the Obligations shall have been indefeasibly paid in full in cash or otherwise fully satisfied in the Banks' discretion. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.22 will forthwith be reinstated in effect, as though such payment had not been made.

         (f) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the Ancillary Agreements, any payments made by it to the Agent or the Banks with respect to any of the Obligations or any collateral security therefor until such time as all Indebtedness of the Borrowers owing to the Banks or the Agent hereunder and under the Ancillary Agreements (the "Senior Indebtedness") has been indefeasibly paid in full in cash (or in form otherwise satisfactory to the Banks in their sole discretion). Any claim which any Borrower may have against any other Borrower with respect to any payment to the Banks hereunder or under any of the Ancillary Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior indefeasible payment in full in cash of the Senior Indebtedness and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Senior Indebtedness shall be indefeasibly paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

         (g) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior indefeasible payment in full in cash (or in form otherwise satisfactory to the Banks in their sole discretion) of the Senior Indebtedness. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Senior Indebtedness shall have been indefeasibly paid in full in cash (or in form otherwise satisfactory to the Banks in their sole discretion). If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and be paid over to the Agent for the pro rata account of the Banks to be applied to repay the Senior Indebtedness.

         (h) It is the intention and agreement of the Borrowers, the Agent and the Banks that the Obligations of each of the Borrowers shall be valid and enforceable against such Borrower to the maximum extent permitted by applicable law. Accordingly, if any provision of any Loan Document creating any obligation of any Borrower in favor of the Agent and the Banks shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Borrowers, the Agent and the Banks that any balance of the obligation created by such provision and all other Obligations of such Borrower shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Banks or the Agent may be otherwise entitled to collect from any Borrower under the Loan Documents to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Obligations of such Borrower, it is the stated intention and agreement of the Borrowers, the Agent and the Banks that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Banks and the Agent from such Borrower.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         3.01. CONDITIONS TO INITIAL BORROWING. This Agreement will be effective as of the Closing Date; PROVIDED that upon the occurrence of the Closing Date, the covenant set forth in Section 6.01(d) shall be deemed to be effective commencing with the period consisting of the four consecutive Fiscal Quarters ending March 31, 1995. The occurrence of the Closing Date and the obligation of each Bank to make its initial Loan and the obligation of the Agent to extend or renew any Letter of Credit or to create any Acceptance hereunder is subject to the fulfillment of the following conditions precedent and receipt by the Agent on or before the Closing Date of the following documents, each dated the Closing Date or such other date as is satisfactory to the Agent and the Banks, in form and substance satisfactory to the Agent and the Banks and (except for the Notes) in sufficient copies for each Bank:

         (a) the Agreement duly executed and delivered to the Agent by each of the Borrowers, the Banks, the Agent and the Co-Agent and Revolving Credit Notes, payable to the order of each Bank, duly executed by the Borrowers, in the amount of such Bank's Commitment;

         (b) Certificate of the Secretary or Assistant Secretary of each of the Borrowers as to (i) the charter documents and Bylaws of such Borrowers, (ii) the resolutions of the Board of Directors of such Borrower approving each of the Loan Documents to be executed as of the Closing Date to which it is a party and each of the transactions contemplated hereby and thereby, (iii) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses and consents with respect to this Agreement and each Ancillary Agreement to be executed as of the Closing Date and the transactions contemplated hereby and thereby, and (iv) the names and true signatures of the officers of such Borrowers who have been authorized to execute and deliver such Loan Document to which it is a party to be executed as of the Closing Date on behalf of such Borrowers, in each case, together with copies of such documents certified to be true, complete and in full force and effect as of the Closing Date;

         (c) A copy of the (i) articles or certificate of incorporation of each Borrower certified as of a recent date by the Secretary of State of the state of incorporation of such Borrower or, with respect to TEL, by the Registrar of Companies for England and Wales, together in each case with certificates of such official attesting to the good standing of such Borrower, and (ii) a copy of a certificate of good standing for each Borrower, certified as of a recent date by the Secretary of State (or comparable authority) of each State or other jurisdiction wherein such Borrower is qualified as a foreign corporation;

         (d) Copies, certified by a Responsible Officer of Tosco to be true and complete as of the Closing Date of the First Mortgage Bond Indenture and the Bayway Mortgage Bond Indenture or a certificate of a Responsible Officer of Tosco certifying that such documents as delivered to the Agent in connection with the closing of the Existing Credit Agreement are in full force and effect and have not been amended as of the Closing Date;

         (e) A favorable opinion of Stroock & Stroock & Lavan, counsel to the Borrowers, in form and substance satisfactory to the Agent and the Banks, as to such matters as the Agent may reasonably request and a favorable opinion of Cameron Markby and Hewitt, counsel to TEL, in form and substance satisfactory to the Agent and the Banks, as to such matters as the Agent may reasonably request;

         (f) On the Closing Date, a completed certificate of each of the Borrowers, substantially in the form of EXHIBIT G attached hereto (a "Perfection Certificate") signed by a Responsible Officer of such Borrower;

         (g) the Ancillary Agreements, duly executed by each of Tosco and/or Bayway and/or TEL (as required), the Agent and, with respect to the Agency Agreement each financial institution in which such Borrower maintains an account with such amendments as the Agents and the Banks require in connection with this Agreement;

         (h) A copy of the Projections certified by the Chief Financial Officer of the Company as satisfying the requirements set forth in Section 4.11(c) with respect thereto and as to the economic assumptions providing the basis therefor;

          (i) Payment by the Borrowers of the Closing Fees and all costs and expenses referred to in Section 10.13 (including legal fees and expenses);

         (j) Determination by each Bank, in its sole judgment exercised reasonably (i) that there has been no Material Adverse Change since December 31, 1994, and (ii) that there has occurred no adverse change which such Bank deems material in the financial markets generally, since December 31, 1994, and nothing shall have occurred since December 31, 1994 which, in the judgment of any Bank has had or has any reasonable likelihood of having a Material Adverse Effect;

         (k) Nothing contained in any public disclosure made by any Borrower or any of its Subsidiaries after December 31, 1994 or in any information disclosed to the Banks by any Borrower or any of its Subsidiaries after such date shall lead any Bank in its sole judgment exercised reasonably, to determine that any Borrower's or any of its Subsidiaries' condition (financial or otherwise), operations, performance, properties or prospects are different in any material and adverse respect from that contained in public filings of such Borrower or any of its Subsidiaries prior to or as of December 31, 1994 or non-public information delivered by such Borrower to the Banks prior to or as of December 31, 1994;

         (l) A certificate, signed by a Responsible Officer of each Borrower, stating that the conditions specified in Section 3.02 have been met.

          3.02. CONDITIONS TO ALL LOANS, LETTERS OF CREDIT AND ACCEPTANCES. The obligation of each Bank to make any Loan and the obligation of the Agent to issue any Letter of Credit or make any Acceptance shall be subject to the fulfillment of the following conditions precedent:

         (a) No Default or Event of Default shall have occurred and be continuing on the date of such Borrowing, nor would any such Default or Event of Default result from the making of such Borrowing;

          (b) The representations and warranties of the Borrowers in this Agreement and in each of the Ancillary Agreements shall be true and correct on and as of the date of such Borrowing and after giving effect to such Borrowing as though made on and as of such date (except that to the extent that any such representations and warranties are only made at or as of a specified date, the same shall have been true at and as of such specified date); and

         (c) The Agent shall have received, as appropriate, a Notice of Borrowing, an Application or an Acceptance Agreement.

         Each Borrowing under this Agreement shall constitute a representation by the Borrowers that each of the foregoing conditions has been satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce each of the Banks and the Agent to enter into this Agreement and to make the Loans to be made by it and to issue or purchase participations with respect to, Credit Instruments hereunder, each of the Borrowers make the following representations and warranties to the Banks and the Agent, each and all of which shall be true and correct on and as of the date of execution and delivery of this Agreement, on and as of the Closing Date, and except as modified by Section 3.02(b) above, on and as of the date of each Notice of Borrowing or Application, and shall survive the execution, delivery and closing of this Agreement:

         4.01. ORGANIZATION, STANDING AND QUALIFICATION.

         (a) BORROWERS. Each of Tosco and Bayway is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation or organization, with corporate power and authority adequate for the making and performing of this Agreement and the Ancillary Agreements to which it is a party, for performing the Obligations and the other transactions to be performed by it pursuant to or as contemplated by this Agreement and the Ancillary Agreements, for owning its properties and for the carrying on of the business now conducted or presently proposed to be conducted by it. TEL is a duly organized and validly existing limited liability company organized under the laws of England and Wales, with corporate power and authority adequate for the making and performing of this Agreement and the Ancillary Agreements to which it is a party, for performing the Obligations and the other transactions to be performed by it pursuant to or as contemplated by this Agreement and the Ancillary Agreements, for owning its properties and for the carrying on of the business now conducted or presently proposed to be conducted by it. Each of the Borrowers has taken all corporate action required to make all the provisions of this Agreement and the Ancillary Agreements the valid and enforceable obligations they purport to be.

         (b) SUBSIDIARIES. Each of the Borrowers has only the Subsidiaries listed on SCHEDULE 4.01(B) hereto underneath such Borrower's name, which
SCHEDULE 4.01(B) sets forth as to each Subsidiary its name, jurisdiction of incorporation and ownership. Each such Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it is organized, with corporate power and authority adequate for the carrying on of the business now conducted or presently proposed to be conducted by it. The investments of each of the Borrowers in each of its Subsidiaries are validly issued and, in the case of Stock, fully paid and nonassessable, and are owned beneficially and of record as set forth on SCHEDULE 4.01(B) hereto, free and clear of all Liens, except as set forth on SCHEDULE 4.01(B).

         (c) QUALIFICATION, ETC. Each of the Borrowers and each of its Subsidiaries is duly and legally qualified to do business as a foreign corporation or organization and is in good standing in each state or jurisdiction where such qualification is required, and is duly authorized, qualified and licensed under all laws, requirements, ordinances or orders of Governmental Authorities or otherwise to carry on its business in the places and in the manner presently conducted, except where the failure to be so qualified, authorized or licensed would not have a Material Adverse Effect.

         4.02. LITIGATION, ETC. Except as disclosed on SCHEDULE 4.02 hereto, there is no litigation, at law or in equity, or any proceeding before any federal, state or municipal board or other governmental or administrative agency or any arbitration pending or to the knowledge of any Borrower threatened which is likely to involve any risk of any material judgment or liability not covered by insurance or which may otherwise result in a Material Adverse Effect, or which seeks to enjoin the consummation of, or which questions the validity of, any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, and no judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator has been issued against or binds any Borrower or any of its Subsidiaries which has, or could have, a Material Adverse Effect. The performance of any actions required or contemplated by this Agreement or any of the Ancillary Agreements by any Borrower or, to the knowledge of each of the Borrowers, any other party thereto has not been restrained or enjoined (either temporarily, preliminarily or permanently) and no material adverse conditions have been imposed upon any of the foregoing transactions.

          4.03. BURDENSOME OBLIGATIONS; COMPLIANCE WITH LAWS; NO DEFAULTS.

          (a) Except as set forth on SCHEDULE 4.03 (a) hereto, none of the Borrowers nor any of their Subsidiaries is (i) a party to or bound by any Contractual Obligation (other than this Agreement and the Ancillary Agreements) which could have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or assets of any thereof, or (ii) subject to any charter or corporate restriction which could have a Material Adverse Effect.

         (b) None of the Borrowers nor any of their Subsidiaries nor, to the best knowledge of each Borrower, any other party is in default under or with respect to any Contractual Obligation which could have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

         (d) Except as set forth on SCHEDULE 4.03(D), no provision of applicable law or governmental regulation could have or, insofar as each Borrower may reasonably foresee, may have a Material Adverse Effect.

         (e) Except as set forth on SCHEDULE 4.03(E), each of the Borrowers and each of their Subsidiaries: (i) is in compliance with its respective charter documents; (ii) is in compliance with all applicable laws, rules, regulations, orders or decrees of any Governmental Authority except for such noncompliance as would not have a Material Adverse Effect; and (iii) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required, to own and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted or presently proposed to be conducted by it, except for (x) Permits which can be obtained by the taking of ministerial action to secure the grant or transfer thereof and where the failure to have such Permits would not have a Material Adverse Effect, or
(y) where the failure to have such Permits would not have a Material Adverse Effect.

         4.04. FOREIGN TRADE REGULATIONS; GOVERNMENT REGULATION.

          (a) Foreign Trade Regulations. None of the Borrowers nor any of their Subsidiaries, nor any Affiliate of any Borrower is (i) a person included within the definition of "designated foreign country" or "designated national" in the Foreign Assets Control Regulations (31 C.F.R., Chapter IV, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter IV, Part 515, as amended) or within the meanings of any of said orders or regulations or of any regulations, interpretations or rulings issued thereunder, (ii) a person barred from receiving exports from the United States or exporting to the United States by the Nicaraguan Trade Control Regulations (31 C.F.R. Section 540), the Libyan Sanctions Regulations (31 C.F.R.
Section 550), or the Comprehensive Anti-Apartheid Act of 1986 (Pub. L. 99-440),
(iii) a person on the list of "Specially Designated Nationals" published by the Department of the Treasury, 51 FED. REG. 44459 (1986), or (iv) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

         (b) GOVERNMENT REGULATION. None of the Borrowers nor any of their Affiliates is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, in each case as amended and in effect from time to time, or is subject to any Requirement of Law which regulates the incurring by such Borrower of Indebtedness for borrowed money, except as referred to in
Section 4.07 hereof, including, without limitation, any Requirement of Law relating to common or contract carriers or to the sale of electricity, gas, steam, water or other public utility services.

          4.05. CORPORATE POWER; AUTHORIZATION; CONFLICTS; ENFORCEABLE OBLIGATIONS; CAPITALIZATION; NO DEFAULTS.

         (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of each of the transactions contemplated hereby and thereby: (i) are within each Borrower's corporate power,
(ii) have been duly authorized by all necessary or proper corporate action (including the consent of such Borrower's stockholders where necessary), (iii) are not in contravention of any provision of any Borrower's or any of its Subsidiaries' Certificate of Incorporation or Bylaws, (iv) will not violate any Requirement of Law, or any order or decree of any court or other Governmental Authority, (v) will not conflict with or result in the breach of, or constitute a default under, any Contractual Obligation of any Borrower or any of its Subsidiaries, (vi) will not result in the creation or imposition of any Lien upon any property of any Borrower or any of its Subsidiaries other than those in favor of the Agent and the Banks, and (vii) do not require the consent or approval of any Governmental Authority or any other Person (including, without limitation, the holders of (A) the First Mortgage Bonds and the Bayway Mortgage Bonds, or (B) any other outstanding Indebtedness of any Borrower or any of its Subsidiaries, or (C) any class or series of any Borrower's Stock) other than those which have been obtained and copies of which have been delivered to the Agent pursuant to Section 3.01, each of which is in full force and effect.

          (b) This Agreement and the Ancillary Agreements have been duly executed and delivered by or for the benefit of or on behalf of each of the Borrowers, and this Agreement and the Ancillary Agreements constitute legal, valid and binding obligations of each Borrower party hereto and thereto, enforceable against such Borrower in accordance with their respective terms.

         (c) The authorized capitalization of Tosco, as of the date hereof, consists of 50,000,000 shares of common stock and 12,000,000 shares of preferred stock and as of December 31, 1994, 39,598,900 shares of common stock are issued and outstanding (including 2,548,999 treasury shares) and no shares of preferred stock are issued and outstanding.

         (d) The authorized capitalization of Bayway, as of the date hereof, consists of 1,000 shares of common stock, of which 100 shares of common stock are issued and outstanding. On and as of the Closing Date, all of such issued and outstanding shares are owned beneficially and of record by Tosco, free and clear of all Liens and encumbrances.

         (e) The authorized capitalization of TEL, as of the date hereof, consists of 100 shares of common stock, of which 2 shares of common stock are issued and outstanding. All of such issued and outstanding shares are owned beneficially and of record by Tosco, free and clear of all Liens and encumbrances.

         4.06. INVESTMENT COMPANY ACT. None of the Borrowers is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.80(a)(1), ET SEQ.). The making of the Loans contemplated hereunder by the Banks, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not violate any provision of said Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          4.07. MARGIN REGULATIONS. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). None of the Borrowers owns any margin stock or margin securities, and the proceeds of the Loans made pursuant to or as contemplated by this Agreement will be used only for the purposes contemplated hereunder. No proceeds of any Loan or extension of credit made hereunder will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The Loans or extensions of credit made hereunder will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, U or X of the Federal Reserve Board. The Borrowers will not take nor permit any of their Subsidiaries or any agent acting on its or their behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

         4.08. CERTAIN TAX MATTERS. All federal, state, local and foreign tax returns, reports and statements required to be filed with or supplied to any taxing authority by any Borrower or any of its Tax Affiliates ("Tax Returns") have been or will be filed with or supplied to the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed, and all taxes, charges, fees, registration fees, revenue permit fees, levies or other assessments, including but not limited to income, gross receipts, excise, property, sales, transfer, license, payroll and franchise taxes relating to the assets and operations of such Borrower and its Tax Affiliates imposed by the United States, or any state, local or foreign jurisdiction or subdivision or agency thereof, and including any interest, penalty or addition to tax relating thereto ("Charges") shown thereon to be due and payable or otherwise due and payable have been paid or will be paid prior to the time when due and payable. To the best knowledge of each Borrower, all such Tax Returns are or will be, as the case may be, true, complete and accurate in all material respects. Except as set forth on hereto, none of the Borrowers nor any of its Tax Affiliates has executed or filed with the United States Internal Revenue Service or any other Governmental Authority any agreement or other document currently in effect extending, or having the effect of extending, the period for assessment or collection of any Charges, other than in the ordinary and usual course of business. None of the Borrowers nor any of their Tax Affiliates has filed a consent pursuant to Section 341(f) of the Revenue Code or agreed to have Section 341(fl(2) apply to any dispositions of assets (as such term is defined in Section 341 (f)(4) of the Revenue Code). Except as set forth on SCHEDULE 4.08, none of the property owned by any Borrower or any of its Tax Affiliates is property which such Borrower or such Tax Affiliate, as the case may be, is required to treat as being owned by any other Person pursuant to the provisions of Section 168(D(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 (the "1954 Code") or Section 168(h)(1) of the Revenue Code, or is "tax-exempt" use property within the meaning of Section 168(j)(3) of the 1954 Code. Each of the Borrower's reserves for Charges reflected on the balance sheet of the Company and its Subsidiaries delivered to the Banks pursuant to Section 4.11(a) will be, to the best knowledge of each Borrower, sufficient for the payment of all material unpaid Charges incurred by such Borrower and its Tax Affiliates with respect to all taxable years or periods ended on or prior to December 31, 1992. None of the Borrowers nor any of its Tax Affiliates has agreed or been requested to make any adjustment under Section 481(a) of the Revenue Code by reason of a change in accounting method or otherwise. None of the Borrowers nor any of its Tax Affiliates has any material obligation under any written tax sharing agreement. Proper and accurate amounts have been withheld by each Borrower and its Tax Affiliates from their respective employees for all periods in compliance in all material respects with the income tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies or adequate provision therefor is included on the books of such Borrower and its Tax Affiliates.

         4.09. LIENS. Except as set forth on SCHEDULE 4.09 hereto or as permitted by Section 7.02 hereof, there are no Liens on or rights of third parties in, nor has there occurred any event which would give any third party a claim to such a right in, any of the properties or assets of any Borrower or any Restricted Subsidiary. In addition, assuming no such Liens or rights are created or such events have occurred prior to the delivery of any property as to which possession is the only method of perfecting a security interest, and the filing or recording of mortgages, deeds of trust, financing statements, patent mortgages, trademark mortgages and certificates of title with respect thereto, the Liens granted to the Banks hereunder and under the Ancillary Agreements (except as set forth on SCHEDULE 4.09 hereto or as permitted by Section 7.02 hereof), shall be first priority Liens on the Collateral described herein and therein, including the proceeds and products thereof.

          4.10. CERTAIN INDEBTEDNESS. SCHEDULE 4.10 hereto sets forth and identifies in reasonable detail all Indebtedness of the Borrowers or any Borrower and each of their Subsidiaries outstanding on the date hereof, exclusive of (a) any Indebtedness which is not material to the operations of any Borrower, or of the Borrowers and each of their Subsidiaries taken as a whole, and which does not exceed $1,000,000 in the aggregate, (b) trade payables incurred in the ordinary course of business, and (c) current accounts payable incurred in the ordinary course of business.

         4.11. FINANCIAL MATTERS.

          (a) EXHIBIT H sets forth a complete and correct copy of the consolidated balance sheet of the Company as at the end of the Fiscal Year ended December 31, 1994 and the related consolidated statements of income, retained earnings and cash flows of the Company for such Fiscal Year, prepared in each case in accordance with Section 5.04(e) hereof, together with the accountant's report with respect thereto as required by such Section. Such financial statements have been prepared in accordance with GAAP consistently applied throughout such Fiscal Year and on a basis consistently applied throughout such Fiscal Year and on a basis consistent with that applied in the prior Fiscal Year. Such balance sheet presents fairly in accordance with GAAP the consolidated financial condition of the Company as at December 31, 1994, and such consolidated statements of income, retained earnings and cash flows present fairly in accordance with GAAP the consolidated results of operations of the Company for the Fiscal Year ended December 31,1994.

         (b) (i) The Company is Solvent and shall remain Solvent immediately following the Borrowings to be made by the Borrowers and the application by the Borrowers of the proceeds of such Borrowings in accordance with Section 2.03 of this Agreement, and (ii) immediately following the Borrowings of such Borrower's Revolving Credit Debt and the application by such Borrower of the proceeds thereof in accordance with Section 2.03 hereof, (A) Bayway is Solvent and shall remain Solvent as determined after excluding from Bayway's liabilities that portion of the Obligations in excess of the Bayway Revolving Credit Debt, and
(B) TEL is Solvent and shall remain Solvent as determined after excluding from TEL's liabilities that portion of the Obligations in excess of the TEL Revolving Credit Debt.

         (c) The Projections disclose all material assumptions made with respect to general economic, financial and market conditions in formulating such Projections. The Projections are based upon reasonable estimates and assumptions, all of which the Borrowers believe are fair in light of current conditions, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimates of the Borrowers of the results of operations and other information presented therein. No facts, to the knowledge of each Borrower, exist which would result in any material change in any of such Projections.

         4.12. OPTIONS, WARRANTS, ETC.. On the date hereof, except as set forth on SCHEDULE 4.12 hereto, there is no existing option, warrant, call or commitment to which any Borrower is a party requiring, and there are no outstanding securities convertible into or exchangeable for securities of any Borrower which upon conversion or exchange would require, the issuance of any Stock of such Borrower or other securities convertible into or exchangeable for any such Stock of such Borrower.

          4.13. CHANGES, ETC. Except as set forth on SCHEDULE 4.13 hereto, or as disclosed in or reflected on the consolidated balance sheet of the Company as at December 31,1994 referred to in Section 4.11(a), no event has occurred and is continuing which has had or could have a Material Adverse Effect.

         4.14. EMPLOYEE BENEFIT PLANS.

         (a) IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Revenue Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrowers have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

         (b) TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title 1, Part 6 of ERISA). The Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers or such ERISA Affiliate without liability to any Person.

         (c) GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, without regard to any waiver or extension, whether required to be made to avoid the incurrence of an accumulated finding deficiency, the notice or lien provisions of ss.302(fl of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC, other than those ERISA Reportable Events or other events or conditions which have been disclosed in writing to the Agent and the Banks and which have not been deemed by the Banks to pose a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          (d) MULTIEMPLOYER PLANS. None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

          4.15. NO OTHER VENTURES. Except as set forth on SCHEDULE 4.15 hereto, none of the Borrowers nor any of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

         4.16. INSURANCE. All policies of insurance of any kind or nature owned by or issued to any Borrower or its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, business interruption, earthquake, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Borrower and its Subsidiaries. A true and correct list of all policies of insurance maintained by each Borrower or any of such Subsidiaries is set forth on SCHEDULE 4.16. In the last five years, none of the Borrowers nor any of their Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

         4.17. LABOR MATTERS. Except as set forth on SCHEDULE 4.17, there are no strikes, other labor disputes or grievances pending against any Borrower or its Subsidiaries. To the best knowledge of each Borrower, there are no such strikes and no such disputes threatened which could have a Material Adverse Effect. There are no unfair labor practice charges or grievances pending or in process or, to the best knowledge of each Borrower, threatened by or on behalf of any employee or group of employees of such Borrower or its Subsidiaries, and no written complaints received by such Borrower or its Subsidiaries, or, to the best knowledge of each Borrower, threatened, or, with respect to unresolved complaints, on file, with any federal, state or local Governmental Authority alleging employment discrimination by any Borrower or its Subsidiaries which, if resolved adversely to such Borrower or such Subsidiary, could have a Material Adverse Effect. All payments due from any of the Borrowers or its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or such Subsidiaries.
SCHEDULE 4.17 sets forth each collective bargaining agreement in effect as of the date hereof, as well as the expected expiration or termination date thereof.

          4.18. USE OF PROCEEDS. The proceeds of all Borrowings are being used by the Borrowers solely as set forth in Section 2.03.

          4.19. ENVIRONMENTAL PROTECTION. Except as disclosed on SCHEDULE 4.19 hereto: (a) the operations of each of the Borrowers and each of its Subsidiaries comply in all material respects with all Environmental Laws, (b) each of the Borrowers and each of its Subsidiaries has obtained all material environmental, health and safety Permits necessary for its operation, and all such Permits are in good standing, and each of the Borrowers and each of its Subsidiaries is in material compliance with all terms and conditions of such Permits, (c) none of the operations of any Borrower or any of their Subsidiaries is subject to any material proceeding by or before any Governmental Authority alleging the violation of any Environmental Laws, (d) none of the Borrowers nor any of their Subsidiaries (including, without limitation, all of their present Facilities and operations, as well as their past Facilities and operations), is subject to any material outstanding written order or agreement with any Governmental Authority or private party respecting (i) any Environmental Laws, (ii) any Remedial Action, or (iii) any Environmental Claims, (e) to the best of each Borrower's knowledge, none of the operations of any Borrower or any of their Subsidiaries is the subject of any material federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant into the environment, (fl no material Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment has been filed or attached to any Borrower's Facilities or the Facilities of any Subsidiary of any Borrower, (g) none of the operations of any Borrower is subject to any other Environmental Law, enacted by the state or federal legislatures or by popular vote, which could have a Material Adverse Effect upon such operations, taken as a whole and (h) none of the Borrowers nor any of their Subsidiaries has received notice that any Contaminant which any one of them has generated, transported or disposed of has been found at any site at which any third party (including any governmental authority) has conducted any Remedial Action.

         4.20. COPYRIGHTS, PATENTS AND TRADEMARKS. Each of the Borrowers and their Subsidiaries own or possess all patents, trademarks, service marks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known material conflict with the rights of others. None of the Borrowers nor any of their Subsidiaries utilizes any material trade name in the conduct of its or their respective business other than their respective corporate names or derivatives thereof.

        4.21. TITLE.

         (a) Each of the Borrowers and each of their Subsidiaries has good and marketable title to its assets reflected in the balance sheet for the Fiscal Year ended December 31, 1994 referred to in Section 4.11(a) and to all real property owned by such Borrower listed on SCHEDULE 4.21(A)(I) and to all real property leased by such Borrower listed on SCHEDULE 4.21(A)(II) (except as set forth on SCHEDULE 4.21(A)(I) and except for assets disposed of since such date in the ordinary course of business), and none of the properties and assets of such Borrower or such Subsidiary is subject to any Liens, except Liens permitted by this Agreement. All real property owned or leased by, and all investments owned by, each of the Borrowers and their Subsidiaries with a Fair Market Value in excess of $1,000,000 are listed on SCHEDULES 4.21 (A)(I) in respect of such owned real property and 4.21 (A)(II) in respect of such leased real property. Each of the Borrowers and their Subsidiaries enjoys peaceful and undisturbed possession under all leases of real property on which facilities operated by it are situated (other than leases which are not, either individually or in the aggregate, material to the operation of the business of such Borrower or such Subsidiary), and each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. None of the Borrowers nor any of their Subsidiaries nor, to each Borrower's knowledge, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for any default which would not have a Material Adverse Effect.

         (b) Except as set forth on SCHEDULE 4.21(B), none of the Borrowers nor any of their Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Borrower or any of its Subsidiaries.

         (c) None of the Borrowers nor any of their Subsidiaries has received any notice, nor has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by such Borrower or any of its Subsidiaries or any part thereof, or any sale or other disposition of any real property owned or leased by such Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation.

         (d) No portion of any real property owned or leased by any Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

         4.22. COMPLIANCE WITH SECURITIES LAWS. Any and all purchases or redemptions by any Borrower and/or any of its Subsidiaries from and after December 31, 1987 of any securities (including, without limitation, any Stock or any securities convertible into any Stock) issued by such Borrower or any of its Subsidiaries have been effected in compliance with all applicable federal and state laws, including, but not limited to, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Any and all offers to sell and sales of securities or of obligations of such Borrower or any of its Subsidiaries evidenced by notes, bonds, debentures or similar instruments, (including, without limitation, the offer to sell and the sale of the First Mortgage Bonds) have been effected in compliance with all applicable federal and state laws, including, but not limited to, the Trust Indenture Act of 1939, as amended.

         4.23. FULL DISCLOSURE. Neither this Agreement (including the schedules and exhibits hereto), nor any of the Ancillary Agreements, nor any written statement prepared or furnished by or on behalf of any Borrower to the Agent or any Bank in connection with the negotiation, preparation, execution or performance of this Agreement and the Ancillary Agreements contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to the Banks in writing which had or would have a Material Adverse Effect.

         4.24. ACCOUNTS. Each Eligible Receivable assigned by each Borrower to the Banks under the Collateral Documents represents a final sale and delivery of merchandise or the rendition of services by such Borrower to customers, is owned by such Borrower free and clear of all Liens in favor of any Person other than the Agent on behalf of the Banks, will be for a liquidated amount maturing as stated in the assignment thereof and in the duplicate invoice or other supporting data covering such sale, and will not be subject to any deduction, offset, counterclaim, return privilege or other condition, except in the ordinary course of business. The Borrowers are, individually or in the aggregate, the owners of all positive Eligible Exchange Balances, free and clear of any Liens other than those granted pursuant to the Collateral Documents.

          4.25. INVENTORY. The Perfection Certificates of each of the Borrowers delivered to the Agent pursuant to Section 3.01 (fl hereof contains a true and complete list showing all states and counties where such Borrower maintains Inventory and where the average daily value in any month of such Inventory exceeds $500,000. The aggregate value of the Inventory in those States omitted from such Perfection Certificates on any date does not exceed $5,000,000. All Eligible Inventory is of a quality which (in the locations where sold by the Borrowers or any Borrower) is marketable at prevailing market prices for such products and meets all applicable governmental regulations and standards at the place of intended sale. Each item of Eligible Inventory is valued by the applicable Borrower on a FIFO basis, and is owned by the applicable Borrower free and clear of any Liens other than those granted pursuant to the Collateral Documents. The Borrowers are, individually or in the aggregate, the owners of all contract rights with respect to Eligible Inventory Under Contract, free and clear of any Liens other than those granted pursuant to the Collateral Documents.

         4.26. SENIORITY. The Obligations are not subordinate or junior in right of payment, in any manner, to any other Indebtedness of any Borrower (it being understood that, notwithstanding the foregoing, the Indebtedness of Tosco evidenced by the First Mortgage Bonds shall be secured by a first priority lien on the Avon Refinery and the Indebtedness of Tosco evidenced by the Bayway Mortgage Bonds shall be secured by a first priority lien on the Bayway Refinery).

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrowers hereby jointly and severally covenant and agree that, from and after the date hereof and so long as any of the Commitments remains in effect or any Note remains unpaid or any Credit Instrument remains outstanding, in whole or in part, unless the Required Banks otherwise consent in writing:

         5.01.  CONDUCT OF BUSINESS.

          (a) MAINTENANCE OF PROPERTIES, ETC. Each of the Borrowers shall, and shall cause each of its Subsidiaries to, (i) maintain, improve and preserve all of its properties and assets which are used or useful in the conduct of its business in good working order and in a safe operating condition, (ii) perform and observe, in all material respects, all of the terms, covenants and conditions required to be performed and observed by it under any Contractual Obligations, and shall do, and cause its Subsidiaries to do, all things necessary to preserve and keep unimpaired its rights under such Contractual Obligations unless compliance therewith is currently being contested in good faith by appropriate proceedings or unless failure to perform and observe any such Contractual Obligations would not have a Material Adverse Effect, and (iii) do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business (other than with respect to Subsidiaries where the failure to so preserve, renew and keep in full force and effect and in good standing such Subsidiary's existence and authority would not have a Material Adverse Effect),
(iv) provide the Agent with a copy of each Material Lease to which such Borrower or any of its Subsidiaries is or hereafter may become a party, whether as lessor or lessee, (v) comply and cause each of its Subsidiaries to comply, in all material respects, with all of its obligations under all Material Leases now or hereafter held by it, including the leases set forth in SCHEDULE 4.21(A)(II),
(vi) provide the Agent with a copy of each notice of default received by such Borrower or any of its Subsidiaries under any Material Lease immediately upon receipt of any such notice and deliver to the Agent a copy of each notice of default sent by such Borrower or any of its Subsidiaries under any Material Lease simultaneously with its delivery of such notice under such Lease, (vii) notify the Agent, not later than thirty (30) days prior to the date of the expiration of the terms of any Material Lease, of the intention of such Borrower or any of its Subsidiaries either to renew or to not renew any such Lease, and, if such Borrower or such Subsidiary shall intend to renew such Lease, the terms and conditions of such renewal Lease and (viii) notify the Agent at least fourteen (14) days prior to the date such Borrower or any of its Subsidiaries takes possession of any new leased premises having a Fair Market Value in excess of $40,000,000 or becomes liable under a Material Lease.

         (b) STATUTORY COMPLIANCE. Each of the Borrowers shall, and shall cause its Subsidiaries to, comply in all material respects with all Requirements of Law applicable to such Borrower and its Subsidiaries, including those governing the business activities of each and the ownership by each of its respective assets (including, without limitation, all applicable Environmental Laws and any Permits required thereunder), each as from time to time in effect, except where compliance therewith shall be promptly contested in good faith by appropriate proceedings which, individually or in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

          5.02. INSURANCE. Each of the Borrowers shall, and shall cause its Subsidiaries to, keep its respective assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other hazards and risks, including, without limitation, earthquake and flood damage, war damage (if such insurance becomes generally available pursuant to governmental action), business interruption and liability to persons and property, (i) to the extent and in the manner customary for companies in similar businesses similarly situated and (ii) to the extent such coverage is available on commercially reasonable terms. Each such policy (other than liability policies) shall name the Agent as an additional insured and a loss payee thereof. Copies of all insurance policies and renewal certificates with respect thereto, together with written confirmation of the Company's insurance broker (which shall be an independent broker of nationally recognized standing reasonably satisfactory to the Agent) as to satisfaction of the conditions set forth in clauses (i) and (ii) of this Section 5.02, shall promptly be furnished to the Agent.

         5.03. SYSTEMS OF ACCOUNTING. Each of the Borrowers shall, and shall cause its Subsidiaries to, (a) maintain systems of accounting in which complete entries will be made of all dealings and transactions in relation to their respective businesses and affairs, and (b) generally maintain its respective methods of valuing its Inventory, in accordance with GAAP, consistently applied.

          5.04. REPORTS. The Borrowers shall deliver to the Agent and to each
Bank:
         (a) Promptly (but in no event later than three (3) Business Days after obtaining knowledge thereof) upon any principal officer of any Borrower obtaining knowledge of any Default or Event of Default, a certificate of the President or a Vice President and the Comptroller or the Treasurer of such Borrower specifying the nature and period of existence thereof and what action has been taken, is being taken or is proposed to be taken with respect thereto.

         (b) Prior to the close of business on the fifteenth day (or, if the fifteenth day is not a Business Day, the first Business Day thereafter) of each month, a report substantially in the form of EXHIBIT I hereto (the "Borrowing Base Report"), signed by the Chief Financial Officers of each of the Borrowers, setting forth, on an itemized basis, the Tosco Borrowing Base, the Bayway Borrowing Base and the TEL Borrowing Base as of the close of business on the last Business Day of the immediately preceding month and the Borrowing Base computations based thereon, as well as certifications by the Chief Financial Officers of each of the Borrowers that from the date of the most recent Borrowing Base Report previously delivered to the date of the new Borrowing Base Report being delivered with such certification, no Default or Event of Default has occurred. Each Borrowing Base Report shall become effective upon the Agent's receipt thereof and shall remain in effect until the earlier of (A) the receipt by the Agent of the next Borrowing Base Report to be delivered hereunder, and
(B) the close of business on the date on which the next Borrowing Base Report is required to be delivered hereunder.

          (c) As soon as available, and in any event within forty-five (45) days after the end of each calendar month commencing with the calendar month preceding the month during which the Closing Date occurs, detailed consolidated and consolidating monthly statements of income or loss of the Company and consolidated and consolidating balance sheets of the Company (including a statement of the amount of the Company's LIFO reserve) and consolidated and consolidating statements of cash flow of the Company as at the end of such month and a management-prepared statement showing the contribution to Net Income
(Loss) for the fiscal period covered by such monthly statement made by the Avon Refinery and the Ferndale Refinery, all of which shall be certified as true, complete and correct (to the best of such officer's knowledge) by the Chief Financial Officer of Tosco; PROVIDED that for so long as Tosco's Debt Rating by S&P or Moody's is Investment Grade, the Borrowers shall have no obligation to deliver monthly financial statements under this Section 5.04(c) after delivery of the monthly financial statements for February 1996 which are required to be delivered in April of 1996.

         (d) As soon as available, and in any event within forty-five (45) days after the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending immediately prior to the Closing Date:

                  (i) the consolidated and consolidating balance sheets of the Company (including a statement of the amount of the Company's LIFO reserve) as at the end of such quarter and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company for such quarter and, after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, for the portion of the current Fiscal Year then ended (all in reasonable detail and including a management statement showing the contribution to Net Income (Loss) made by the Avon Refinery and the Ferndale Refinery for such fiscal periods), accompanied by a certificate from the Chief Financial Officer of Tosco stating that such statements have been properly prepared in accordance with the books and records of the Company and fairly present the financial condition and operations of the Company subject only to normal year-end audit adjustments;

                  (ii) a report setting forth the computation and all uses of the Free Cash of the Company as of the end of such Fiscal Quarter, setting forth a detailed breakdown of each item comprising Free Cash, which report shall be accompanied by a certificate of the Chief Financial Officer of each Borrower certifying that such computations and the statement of uses are true, complete and correct (to the best of each such officer's knowledge); and

               (iii) a certificate of the Chief Financial Officer of each Borrower setting forth a computation showing compliance by the Company with the financial tests set forth in Section 6.01 hereof and stating that each signing officer has caused the provisions of this Agreement to be reviewed and has no knowledge of any Default or Event of Default, or, if any signing officer has such knowledge, specifying such Default or Event of Default and the nature thereof, and what action the Borrower has taken, is taking, or proposes to take with respect thereto (the "Compliance Certificate"); PROVIDED, HOWEVER, that if at any time the Company is not in compliance with any one or more of the financial tests set forth in Section 6.01 or a Default or Event of Default has occurred and is continuing, until the Company has been in compliance with all of such financial tests and no Default or Event of Default has occurred and is continuing for one full Fiscal Quarter, the Borrowers shall be required to deliver such Compliance Certificate within thirty (30) days after the last day of each calendar month commencing with and including the first calendar month in which such noncompliance occurs.

         (e) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, the consolidated and consolidating balance sheets of the Company (including a statement of the amount of the Company's LIFO reserve) as at the end of such year and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company for such Fiscal Year, setting forth in each case in comparative form the consolidated figures for the Company for the previous Fiscal Year (all in reasonable detail), which consolidated statements of the Company shall be audited and certified by Coopers & Lybrand, or other independent public accountants of recognized national standing selected by the Borrowers and reasonably satisfactory to the Agent, which certificate shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report or certificate)~ together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that in the course of their audit of the Company nothing has come to their attention to lead them to believe that any Default or Event of Default has occurred or is continuing.

         (f) On or before March 31 of each Fiscal Year, a certificate signed by the President or Executive Vice President of Tosco, setting forth the most recent updated and detailed financial projections of the Company for the period from and including such Fiscal Year through the Maturity Date, and setting forth the comparable figures actually achieved for the two immediately preceding Fiscal Years, and setting forth the assumptions upon which such projections are based, all of which shall be substantially in the format of the Projections previously delivered to the Banks.

         (g) Promptly upon its receipt thereof, copies of all audit reports (including so called "management letters") submitted by independent public accountants in connection with each annual, interim or special audit of the books of any Borrower or any of its Subsidiaries made by such accountants.

        (h) Promptly and in any event within thirty (30) days after any Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Reportable Event has occurred.

         (i) The Borrowers will (i) upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report, demand or letter sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         (j) Promptly and in any event within thirty (30) days after notice or knowledge thereof, notice that any Borrower or any of its Subsidiaries has become subject to the tax on prohibited transactions imposed by Section 4975 of the Revenue Code in an amount which has, individually or in the aggregate, a reasonable likelihood of resulting in a Material Adverse Effect, together with a copy of Form 530.

         (k) As soon as available, copies of all (i) reports and financial statements which any Borrower shall send or make available to its shareholders and all registration statements and reports which any Borrower shall file with the Securities and Exchange Commission and (ii) press releases.

         (l) With reasonable promptness, such other information respecting the business, properties, assets, operations or condition, financial or otherwise, of any Borrower or any of its Subsidiaries as from time to time any of the Banks through the Agent may reasonably request.

         (m) Promptly and in any event within fifteen (15) days after knowledge thereof, the Borrowers shall give the Agent and BofA as Co-Agent notice if there is a material likelihood that the aggregate amount by which any offsets, contras or counterclaims, calculated on a consolidated basis, with respect to Eligible Receivables will exceed by more than $50,000,000 the gross amount of the Accounts comprising the Eligible Receivables to which such offsets, contras or counterclaims relate.

          5.05. RIGHT TO INSPECT PREMISES AND RECORDS. Each of the Borrowers will agree to all reasonable requests by the Agent or any Bank (a) for access to any and all premises leased, owned or occupied by such Borrower or any Subsidiary of such Borrower for the purpose of inspecting the books of account and financial records of such Borrower and its Subsidiaries as well as their other properties or assets, (b) for consultation with such Borrower with respect to the financial or other affairs of such Borrower and its Subsidiaries, and (c) to make extracts from the books of account and financial records of the Borrower or any of its Subsidiaries solely for its own use in connection with the Loans hereunder. Without limiting the generality of the foregoing, each Borrower agrees that annual Borrowing Base audit examinations shall be conducted at the Borrowers' cost and expense in scope and detail satisfactory to the Agent and BofA as Co-Agent, utilizing, at the election of the Agent and BofA as Co-Agent, in-house personnel of the Agent and"or BofA as Co-Agent or an outside appraiser selected by the Agent and BofA as Co-Agent, PROVIDED that in the event that any Default or Event of Default is continuing, the Agent and BofA as Co-Agent may conduct additional Borrowing Base audit examinations at the Borrowers' cost and expense. In addition and without limiting the generality of the foregoing, each Borrower agrees that the Agent and BofA as Co-Agent may conduct, at the Borrowers' cost and expense, such additional special audits of the consolidated netting practices used by the Company in connection with the calculation and reporting of Eligible Receivables as the Agent and BofA as Co-Agent may deem necessary and desirable.

         5.06. PAYMENT OF LIABILITIES. Each of the Borrowers shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, at or before their maturity or in accordance with customary trade terms, all of their respective Indebtedness due and payable, except where such Indebtedness is contested in good faith and by appropriate proceedings diligently conducted and reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor, and except to the extent otherwise provided by any subordination provisions applicable to such Indebtedness.

         5.07. BOOKS AND RECORDS. Each of the Borrowers shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account with respect to their respective business activities, in which proper entries, reflecting all of such Borrower's and each of its Subsidiaries' financial transactions, are made in accordance with GAAP.

         5.08. LITIGATION. Each of the Borrowers shall notify the Agent and each Bank in writing, promptly upon learning of any litigation, arbitration or administrative proceeding involving an amount in excess of $5,000,000 and affecting such Borrower or any of its Subsidiaries, whether or not covered by insurance, and of any other litigation, arbitration or administrative proceeding that individually, or when aggregated with any other litigation, arbitration or administrative proceeding, could have a Material Adverse Effect.

         5.09.  ACCOUNTS.  Each of the Borrowers shall:

         (a) promptly upon, but in no event later than three (3) Business Days after, such Borrower's learning thereof, inform the Agent and each Bank in writing of any material delay by any Account Debtor in the performance of any of such Account Debtor's obligations to such Borrower and of any material allowance, credit or other money granted by such Borrower to any Account Debtor owing more than $ 1,000,000; and

         (b) promptly upon, but in no event later than three (3) Business Days after, such Borrower's receipt or learning thereof, furnish to and inform the Agent and each Bank of all material information relating to the adverse financial condition of any Account Debtor.

          5.10. PAYMENT OF CHARGES AND INDEBTEDNESS. Each of the Borrowers shall, and shall cause each of its Subsidiaries to, timely file or cause to be filed all Tax Returns, and shall timely pay and discharge all Charges, required to be filed or due and payable with respect to all periods including or subsequent to the Closing Date, and shall pay all claims for labor, materials or supplies which if unpaid might by law become a Lien or charge upon any property of such Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that any such Charge or claim, the nonpayment of which would not be reasonably likely to have a Material Adverse Effect, need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER, HOWEVER, that such Borrower shall, and shall cause each Subsidiary to, pay all such Charges or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The obligations of the Borrowers under this Section 5.10 with respect to the filing of Tax Returns and the payment of Charges shall survive the payment, prepayment or redemption of the Notes and the termination of this Agreement.

          5.11. MATERIAL CHANGE IN BUSINESS. Tosco's primary business shall continue to be petroleum refining, distribution, wholesale and retail marketing and related businesses (other than oil and gas exploration, natural gas marketing and petroleum trading which does not support the primary refining, distribution and marketing business). Tosco shall notify the Agent promptly (and in any event by no later than the next Business Day) upon (i) any termination of the ARCO Exchange Agreement or any failure of the ARCO Exchange Agreement to be in full force and effect and (ii) any termination of the Exxon Supply Agreement or any failure of the Exxon Supply Agreement to be in full force and effect. Bayway's primary business shall be petroleum refining, distribution, wholesale and retail marketing and related businesses (other than oil and gas exploration, natural gas marketing and petroleum trading which does not support the primary refining, distribution and marketing business). TEL's primary business shall be the purchase and sale of petroleum products as required to support the primary businesses of Tosco and Bayway described in this ss.5.11; PROVIDED, HOWEVER, that in no event shall TEL engage in (i) petroleum trading which does not support the primary refining, distribution and marketing businesses of Tosco and Bayway, (ii) oil and gas exploration or (iii) natural gas marketing.

         5.12. COMPLIANCE WITH SECURITIES LAWS. Any and all purchases or redemptions by any Borrower and"or any of its Subsidiaries of any securities (including, without limitation, any Stock or any securities convertible into Stock or any First Mortgage Bonds) issued by such Borrower or any of its Subsidiaries or any other Person shall be effected in compliance with all applicable Requirements of Law, including, but not limited to, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Any and all offers to sell and sales of securities or of obligations of any Borrower or any of its Subsidiaries evidenced by notes, bonds, debentures or similar instruments, (including, without limitation, the offer to sell and the sale of the First Mortgage Bonds) shall be effected in compliance with all applicable federal and state laws, including, but not limited to, the Trust Indenture Act of 1939, as amended.

          5.13. APPLICATION OF PROCEEDS. Bayway shall apply the proceeds of all Bayway Advances, TEL shall apply the proceeds of all TEL Advances and each Borrower shall apply the proceeds of all Borrowings made by it in accordance with Section 2.03.

         5.14. ENVIRONMENTAL PROTECTION.

         (a) Each of the Borrowers shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with the requirements of all Environmental Laws applicable to it, (ii) notify the Agent promptly in the event of any Release or other Adverse Environmental Condition upon or affecting any premises owned or occupied by such Person which Release or adverse Environmental Condition could result in a Material Adverse Effect, and (iii) promptly forward to the Agent copies of all orders, notices, permits, applications or other communications and reports in connection with any such Release or other Adverse Environmental Condition or any other matter relating to the Environmental Laws as they may affect such premises which could result in a Material Adverse Effect.

          (b) Each of the Borrowers shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless the Agent and each Bank, their Subsidiaries and Affiliates, and their respective directors, officers, employees and agents from and against any action, suit, proceeding, claim, loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, investigation, removal, cleanup and remedial costs and modification costs incurred to permit continued or resumed normal operation of any of such Borrower's or any of its Subsidiaries' facilities, properties or assets) suffered or incurred by the Agent, any Bank or any such other indemnified party: (i) under or on account of any Environmental Laws, including, without limitation, the asserting of any Lien thereunder; (ii) with or without respect to any Release, Contaminant or other Adverse Environmental Condition affecting any such facilities, properties or assets, whether or not the same originates or emanates from such facilities, properties or assets or any contiguous facilities, properties and assets; and (iii) with respect to any other matter affecting any such facilities, properties or assets arising under, pursuant to or in connection with any Environmental Laws.

          5.15. THE ANCILLARY AGREEMENTS. Each of the Borrowers shall comply in all respects and perform all of its material obligations under the provisions of each of the Ancillary Agreements to which it is a party.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

         6.01. FINANCIAL TESTS OF THE COMPANY. The Borrowers hereby jointly and severally covenant and agree that from and after the date hereof and for so long as any of the Commitments remains in effect or any Note remains unpaid or any Credit Instrument remains outstanding, in whole or in part, the Borrowers shall be in compliance with the following tests:

          (a) The Working Capital of the Company, determined on a FIFO basis, shall not at any time be less than $90,000,000.

         (b) The Tangible Net Worth of the Company, determined on a LIFO basis, shall not at any time be less than the Adjusted Net Worth Amount.

         (c) The Leverage Ratio, during any period set forth in the table below, shall not at any time exceed the ratio set forth opposite such period in the table below:

                  Period                                               Ratio

                  12/31/94 through 12/31/95                            1.4:1.0
                  1/1/96 and thereafter                                1.2:1.0.

          (d) The Cash Flow of the Company, determined on the last day of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended, shall not be less than 1.25 times Debt Service for such period; PROVIDED, HOWEVER that if two or more Major Tumarounds occur during any four consecutive Fiscal Quarters, Tosco may, at its option, exclude the Cash Flow and Debt Service from one such Fiscal Quarter from its compliance calculation for such four Fiscal Quarter period.

         (e) None of the Borrowers or any Restricted Subsidiary will incur any obligations (i) under Synthetic Leases entered into directly by the Borrower or any Restricted Subsidiary or (ii) with respect to Contingent Obligations arising under guaranties or similar obligations in respect of the obligations of third parties under Synthetic Leases, if the aggregate amount of all such obligations of the Borrowers and any Restricted Subsidiary under clauses (i) and (ii) of this Section 6.01(e) exceeds in aggregate $75,000,000 outstanding at any one time, calculated without duplication for direct obligations under Synthetic Leases and Contingent Obligations with respect thereto.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrowers hereby jointly and severally covenant and agree that from and after the date hereof and for so long as any of the Commitments remains in effect or any Note remains unpaid or any Credit Instrument remains outstanding, in whole or in part:

         7.01. LIMITATIONS ON INDEBTEDNESS.

         (a) The Borrowers shall not, nor shall the Borrowers permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness except:

                  (i) the Obligations;

                  (ii) the Indebtedness evidenced by the First Mortgage Bonds in an aggregate principal amount not to exceed $300,000,000 and Indebtedness evidenced by the Bayway Mortgage Bonds in an aggregate principal amount not to exceed $150,000,000;

                  (iii) intercompany loans by Tosco to Bayway in respect of Bayway Advances or by Tosco to TEL in respect of TEL Advances in accordance with Section 2.03 hereof,

               (iv) Indebtedness existing on the date hereof and listed on
          SCHEDULE 4.10;

               (v) Indebtedness of the Borrowers arising in connection with a $100,000,000 dealer/jobber finance program; PROVIDED that the Borrower's aggregate liability (both direct as a borrower thereunder and contingent as a guarantor of the obligations of third parties thereunder) relating to such finance program shall not exceed $15,000,000 at any one time outstanding; and PROVIDED, FURTHER, that the Borrowers shall not provide any security for such program other than cash security deposits not to exceed 15% of the Borrowers' aggregate direct and indirect liability with respect to such finance program and Letters of Credit issued under this Agreement or, with respect to the Borrower's direct obligations under such program, liens on fixed service station assets acquired with the proceeds of the financing provided through such program;

                  (vi) Indebtedness of the Borrowers incurred after the Closing Date; PROVIDED, that (i) such Indebtedness may not be used for working capital purposes, (ii) such Indebtedness is not secured by any assets other than fixed assets (which term shall not include any capital stock of the Borrowers or any Restricted Subsidiary) which are treated as Capital Assets on the Borrowers' consolidated balance sheet in accordance with GAAP, and (iii) no Default or Event of Default shall be continuing hereunder immediately prior to the incurrence of such Indebtedness and no Default or Event of Default shall occur under
         Section 6.01 on a PRO FORMA basis after giving effect to the incurrence of such Indebtedness, and PROVIDED FURTHER, that if requested by the Agent, the Borrowers shall have delivered to the Agent financial projections, based on reasonable assumptions set forth therein and taking into account the incurrence of such Indebtedness, which demonstrate such compliance, certified by a Responsible Officer of the Borrowers;

               (vii) Contingent Obligations arising in connection with Synthetic Leases subject to the limitation in aggregate amount set forth in
          Section 6.01(e); and

               (viii) Indebtedness of the Borrowers, in an aggregate amount not to exceed $50,000,000 outstanding at any one time, in respect of transactional lines of credit created for the purpose of financing specific cargoes of Inventory or receivables related to specific cargoes of Inventory; PROVIDED that (i) any such Indebtedness is secured only by the cargo of Inventory financed thereby or the receivable relating thereto, (ii) such Inventory or receivable is not included in any Borrowing Base, and (iii) the Borrowers shall have provided, prior to or simultaneously with the incurrence of any such Indebtedness, written notice to the Agent and the Banks describing such Indebtedness in sufficient detail to accurately and completely identify such Indebtedness and the cargo of Inventory or receivable relating thereto; and PROVIDED, FURTHER, that notwithstanding the foregoing, no Indebtedness shall be permitted under this clause (vii) from and after such date on which any Borrower enters into documentation implementing the Securitization Program or, if earlier, begins to sell Accounts in connection with such Securitization Program.

          (b) The Borrowers shall not, nor shall the Borrowers permit any Subsidiary to, use the proceeds of any Indebtedness to pay dividends or similar distributions.

         7.02. LIMITATIONS ON LIENS, ETC. The Borrowers shall not, directly or indirectly, create, incur, assume or suffer to exist, nor shall the Borrowers permit any of their Restricted Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist, any Lien of any kind upon or with respect to any of its properties or assets; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to Liens:

          (a) existing on the property or assets of any Borrowers or any of the Restricted Subsidiaries as of the Closing Date and listed on SCHEDULE 4.09 hereto;

         (b) for taxes, assessments or governmental charges or levies if the same shall not at the time be due and delinquent or thereafter can be paid without penalty or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) are being contested in good faith and by appropriate proceedings diligently conducted, and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (c) of mechanics and materialmen for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) in connection with workers' compensation, unemployment insurance and other social security, other than Liens created by
Section 4068 of ERISA;

         (e) to secure the performance of statutory obligations, surety and appeal bonds, performance and return of money bonds and other obligations of a like nature (not involving the borrowing of money or the deferred purchase price of property, services or assets) incurred in the ordinary course of business;

         (f) constituting easements, rights of way, restrictions and other similar encumbrances not interfering with the ordinary conduct of the business of any Borrower or any of the Restricted Subsidiaries and not materially detracting from the value or intended use of the property to which they are applicable;

         (g) imposed by law, carriers', warehousemen's or mechanics' liens and liens to secure taxes, assessments and other governmental charges or levies or claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 5.06 hereof,

         (h) on tangible personal property located on, or constituting leasehold improvements to, real property leased by any Borrower or any of the Restricted Subsidiaries to secure obligations to the landlord under such lease;

          (i) created pursuant to or in accordance with this Agreement or the Ancillary Agreements;

         (j) on the Avon Refinery in favor of the holders of the First Mortgage Bonds pursuant to the "Mortgage Documents" (as such term is defined in the First Mortgage Bond Indenture);

         (k) on the Stock of Bayway; PROVIDED that Tosco shall be the record and beneficial owner of not less than 100% of the issued and outstanding voting stock of TPMI, free and clear of all Liens, at all times while TPMI owns any Stock of Bayway and FURTHER that Tosco and TPMI, in aggregate, shall be the record and beneficial owner of not less than 51% (or such greater amount as is required to elect a majority of the members of the Board of Directors of Bayway) of the issued and outstanding voting Stock of Bayway, free and clear of all Liens;

         (l) constituting the right granted to BofA and ITT Capital, as lessors of certain equipment and fixtures relating to the Long Island Facility, to enter upon the real property of and to operate the Long Island Facility upon the occurrence of a default and acceleration of the obligations under such lease;

         (m) on the Bayway Refinery and all assets used in connection with the operation thereof, excluding therefrom Inventory, Eligible Inventory Under Contract, Cash, Cash Equivalents, Eligible Margin Deposits and Accounts, to secure Indebtedness under the Bayway Mortgage Bonds permitted pursuant to
Section 7.01(a)(ii);

          (n) on fixed assets acquired to secure Indebtedness permitted under
Section 7.01(a)(vi);

         (o) on cash security deposits as permitted by Section 7.01(a)(v) and on certain fixed service station assets acquired with financing provided through the dealer/jobber finance program permitted under Section 7.01(a)(v);

          (p) for so long as the Borrowers are permitted to incur Indebtedness under Section 7.01 (a)(vii) hereof, on those specific cargoes of Inventory financed with such Indebtedness and on accounts receivable arising in connection therewith in order, in each case, to secure Indebtedness permitted by Section
7.01 (a)(vii).

          7.03. LIMITATION ON RESTRICTED PAYMENTS, RESTRICTED PREPAYMENTS, RESTRICTED INVESTMENTS AND DISCRETIONARY CAPITAL EXPENDITURES. Except as permitted in Section 7.04, the Borrowers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Investment, Restricted Payment, Restricted Prepayment or Discretionary Capital Expenditure, or enter into any agreement to make any Restricted Investment, Restricted Payment, Restricted Prepayment or Discretionary Capital Expenditure; PROVIDED, HOWEVER, that notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing or would result from such Restricted Investment, Restricted Payment, Restricted Prepayment, or Discretionary Capital Expenditure, (a) if Tosco's Debt Rating by either S&P or Moody's is Investment Grade, the Borrowers may, and may permit any Restricted Subsidiary, directly or indirectly to make such Restricted Investment, Restricted Payment, Restricted Prepayment or Discretionary Capital Expenditure and (b) if Tosco's Debt Rating by both S&P and Moody's is below Investment Grade, (i) Tosco may pay or provide funds for Seminole Fertilizer Corporation to pay the FMCP L/C Reimbursement Obligations or the underlying debt secured by such letter of credit and (ii) the Borrowers and/or any Restricted Subsidiary may make Restricted Investments, Restricted Payments, Restricted Prepayments and/or Discretionary Capital Expenditures solely to the extent that (w) with respect to any Restricted Investment, such Restricted Investment is listed on
SCHEDULE 7.03, (x) such Restricted Investment, Restricted Payment, Restricted Prepayment, or Discretionary Capital Expenditure would otherwise be permitted under this Agreement but for the applicability of this Section 7.03, (y) with respect to any Discretionary Capital Expenditure, such Discretionary Capital Expenditure is listed on SCHEDULE 7.03; or (z) such Restricted Investment, Restricted Payment, Restricted Prepayment or Discretionary Capital Expenditure is made out of Free Cash, as set forth on the most recently certified quarterly computation of Free Cash delivered to the Banks pursuant to Section 5.04(d)(ii) hereof, as reduced for all other Restricted Investments, Restricted Payments, Restricted Prepayments, and Discretionary Capital Expenditures made or to be made since the delivery of such quarterly computation; PROVIDED, however, that if the Leverage Ratio is greater than 1.2 to 1.0 (as set forth in the most recent Compliance Certificate delivered to the Banks pursuant to Section 5.04(d)(iii) hereof after giving effect to all such Restricted Investments, Restricted Payments, Restricted Prepayments and Discretionary Capital Expenditures made or to be made since the delivery of such computation), no Restricted Payment shall be made except as otherwise permitted by Section 7.04. Notwithstanding any provision contained herein to the contrary, Tosco shall not, at any time, make any Restricted Investment in an amount in excess of $5,000,000 in the stock or obligations of any Person or any Discretionary Capital Expenditure in excess of $5,000,000 other than (x) Restricted Investments in the stock or obligations of a Person whose primary business is petroleum refining, distribution, wholesale and retail marketing and related businesses (other than oil and gas exploration, natural gas marketing and petroleum trading which does not directly support the primary refining, distribution and marketing business) and (y) Discretionary Capital Expenditures for assets to be used in connection with petroleum refining, distribution, wholesale and retail marketing and related businesses (other than oil and gas exploration, natural gas marketing and petroleum trading which does not directly support the primary refining, distribution and marketing business). For the purposes of the preceding sentence, the amount of Restricted Investments and Discretionary Capital Expenditures shall be equal to the purchase price (in the case of the acquisition of any business, exclusive of the cost of any acquired working capital to the extent not reflected in the purchase price) plus the amount of any liabilities assumed in connection therewith.

         7.04. PERMITTED DIVIDENDS. For so long as no Default or Event of Default shall have occurred and be continuing or would result from such declaration or payment, Tosco may declare and pay cash dividends on or purchase, redeem, retire or otherwise acquire its Stock; PROVIDED that if Tosco's Debt Rating by both S&P and Moody's is below Investment Guide, the aggregate amount of all payments made by Tosco in connection therewith may not exceed in any Fiscal Year the greater of:

         (a) (i) $35,000,000, PLUS (ii) amounts in excess thereof equal to 8 1/2% of the net proceeds received by Tosco subsequent to the Closing Date from the issuance and sale of its preferred Stock not previously issued PLUS (iii) amounts in excess thereof equal to 4% of the net proceeds received by Tosco subsequent to the Closing Date from the issuance and sale of its common Stock not previously issued; or

         (b) fifty percent (50%) of the Company's Net Income (after excluding therefrom dividends declared or paid in respect of the Company's preferred stock) for such Fiscal Year;

PROVIDED that no mandatory redemption of Tosco's preferred Stock shall occur on or prior to the Maturity Date. Notwithstanding anything to the contrary set forth in this Agreement, Tosco may not declare or pay any dividends or other payments or distributions in cash or other property or assets in respect of any of its Stock while a Default or Event of Default shall have occurred and be continuing.

          7.05. LIMITATION ON SALE, CONSOLIDATION, MERGER, ETC.; CHANGE IN BUSINESS.

         (a) The Borrowers shall not, and shall not permit any Restricted Subsidiary to, Sell any Capital Asset which relates to any Borrower's petroleum refining, distribution or marketing activities; PROVIDED, HOWEVER, that as long as no Default or Event of Default has occurred or is continuing, or would result from the following,

                  (i) the Borrowers or any Restricted Subsidiary may Sell from time to time Capital Assets relating to the Company's petroleum refining, distribution and marketing activities having an aggregate Fair Market Value not in excess of $25,000,000 in any one transaction, and the Agent shall release its Lien, if any, thereon; PROVIDED, HOWEVER, that the aggregate Fair Market Value of all of such Capital Assets sold by the Borrowers and/or any Restricted Subsidiary at any time after the Closing Date shall not exceed $75,000,000;

                  (ii) each Borrower may Sell to a Restricted Subsidiary, from time to time, Capital Assets having an aggregate Fair Market Value not in excess of $10,000,000; and

               (iii) may sell from time to time certain Accounts in connection with the Securitization Program.

Notwithstanding any of the other covenants set forth in Article VII of this Agreement, the Borrowers and the Restricted Subsidiaries shall be permitted, in connection with the Sale of any Capital Asset permitted by this Section 7.05(a), to give reasonable indemnifications and guarantees; PROVIDED, HOWEVER that the exposure of any Borrower and the Restricted Subsidiaries on a "worst-case" basis as a result of any such indemnifications and/or guarantees shall not exceed the greater of (A) the net proceeds received by such Borrower or such Restricted Subsidiaries from the Sale of such Capital Asset and (B) the aggregate amount of the liabilities of such Borrower and such Restricted Subsidiaries in respect of such Capital Asset prior to the sale thereof which are transferred by such Borrower or such Restricted Subsidiary to a third party in connection with such Sale.

          (b) The Borrowers shall not, and shall not permit any of their Subsidiaries to, consolidate with or merge with or into any other corporation or entity, or permit any other corporation or entity to consolidate with or merge with or into any Borrower or any Subsidiary; except that (i) any corporation may merge into any Borrower, PROVIDED that, after consummation of such merger, (A) no Default or Event of Default shall exist, and (B) such Borrower shall be the surviving corporation, (ii) Tosco may merge or consolidate one or more Restricted Subsidiary with and into Tosco or with and into another Restricted Subsidiary, and (iii) the Borrowers may (A) merge or consolidate any Subsidiaries of any Borrower (other than Restricted Subsidiaries) with and into each other, or (B) liquidate or dissolve any Subsidiary that is not a Borrower.

        (c) The Borrowers shall not, and shall not permit any Restricted Subsidiary to, issue or sell any Stock of any Restricted Subsidiary to any Person or Persons, other than to a Borrower or a Restricted Subsidiary.

         7.06. EVENTS OF DEFAULT.

         (a) None of the Borrowers nor any Restricted Subsidiary shall take or omit to take any action, which act or omission would constitute a default or an event of default, after any applicable grace or cure periods have expired, pursuant to the terms of any material Contractual Obligation, unless such Borrower or such Restricted Subsidiary is contesting such default or event of default in good faith and by appropriate proceedings diligently conducted and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, PROVIDED that the consequences of the contesting of such default or event of default would not, in the opinion of the Required Banks using reasonable business judgment, have a Material Adverse Effect.

         (b) Notwithstanding the foregoing, none of the Borrowers nor any of their Subsidiaries shall take or omit to take any action, which act or omission would constitute a Default or an Event of Default hereunder.

          7.07. EMPLOYEE BENEFIT PLANS. Neither the Borrowers nor any ERISA Affiliate will:

         (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Revenue Code which could result in a material liability for the Borrowers or any of their Subsidiaries; or

         (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, in excess of $500,000, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrowers or any of their Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         7.08. SALES AND LEASEBACKS. Except as listed on SCHEDULE 7.08, none of the Borrowers shall, nor shall the Borrowers permit any of their Subsidiaries to, enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by any Borrower or any of their Subsidiaries of real and/or personal property that has been or is to be sold or transferred by any Borrower or any of its Subsidiaries to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of such Borrower or its Subsidiaries.

         7.09. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS. Except as otherwise provided in Sections 7.03 and 7.04, the Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital Stock or any other interest or participation in its profits owned by any Borrower or any of its Subsidiaries, or pay any Indebtedness owed to any Borrower or any of its Subsidiaries, or (b) make loans or advances to any Borrower, or (c) transfer any of its properties or assets to any Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, or (iii) customary provisions restricting subletting or assignment of any lease under which such Borrower or any of its Subsidiaries is lessee.

          7.10. PROHIBITED USES OF PROCEEDS. No Borrower shall use the proceeds of any Borrowings hereunder in any manner which would result in a violation of Regulation U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

         7.11. LEASE OBLIGATIONS.  The Borrowers shall not:

          (a) create, incur, assume or suffer to exist, or permit any of their Subsidiaries to create, incur, assume or suffer to exist, any obligation for the payment of rent for any property under lease or agreement to lease having a term of one (1) year or more; PROVIDED, HOWEVER, that each Borrower and its Subsidiaries may create, incur, assume or suffer to exist (i) leases requiring aggregate rental payments per year not in excess of $1,000,000, (ii) leases of the Borrowers and their Subsidiaries in existence on the Closing Date as set forth in SCHEDULE 4.21 (A)(II), and any renewal or extension thereof, (iii) operating leases in the ordinary course of business and (iv) Synthetic Leases subject, with respect to the Borrowers and the Restricted Subsidiaries to the limitation set forth in Section 6.01(e);

          (b) modify, amend, cancel or otherwise change in any materially adverse manner any of the terms, covenants and conditions of any Material Lease; or

          (c) assign or sublet any lease on real property if such assignment or sublet has a reasonable likelihood of having a Material Adverse Effect.

         7.12. TRANSACTIONS WITH AFFILIATES. None of the Borrowers shall, nor shall the Borrowers permit any Restricted Subsidiary to, enter into any transaction with any Affiliate on terms that are less favorable to such Borrower or such Restricted Subsidiary, as the case may be, than terms which might be obtained at the time from Persons that are not Affiliates and which would be usual and customary in similar transactions between Persons not affiliated with each other; PROVIDED, HOWEVER, that the provisions of this Section 7.12 shall not apply to (a) any loan, advance or other extension of credit by any Borrower and/or any Restricted Subsidiary to one or more Subsidiaries of such Borrower otherwise permitted under this Agreement, (b) transactions between Tosco, Bayway and TEL and (c) transactions between Tosco and/or Bayway, on the one hand, and a special purpose subsidiary established by Tosco or Bayway, on the other hand, to purchase Accounts from Tosco or Bayway pursuant to the terms of the Securitization Program.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT;
                         RIGHTS AND REMEDIES ON DEFAULT

         8.01. EVENTS OF DEFAULT.

          (a) If any of the following events ("Events of Default") shall occur:

                  (i) the failure by the Borrowers (A) to pay any portion of the principal of any Note when due or any mandatory prepayment, or (B) to pay any interest on any Note, any Letter of Credit commission or fee or Acceptance commission or fee or any commitment or other fee or commission hereunder within five (5) days after any such interest, commission or fee becomes due; or

               (ii) any representation or warranty made by the Borrowers or by any Borrower in this Agreement or in any of the Ancillary Agreements or by the Borrowers or by any Borrower in connection with any Loan made hereunder or in any certificate or financial or other statement delivered pursuant hereto or thereto shall prove to have been untrue in any material respect on the date as of which made; or

               (iii) default by the Borrowers in the observance or performance of any term, covenant or agreement contained in Article VII or of the covenant contained in Section 5.04(a); or

                  (iv) default by the Borrowers in the observance or performance of any other term, covenant or agreement (except for those matters referred to in clauses (i), (ii) and (iii) above) contained in this Agreement or in any Ancillary Agreement and the continuance of the same unremedied for a period of five (5) days after notice thereof to the Borrowers by the Agent; or

                  (v) any Borrower or any Restricted Subsidiary shall (A) default in the payment of any portion of the principal of or interest on any Indebtedness (other than the Notes) or indebtedness for Inventory beyond any period of grace provided with respect thereto, or
         (B) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto if the effect of such default is to cause, or permit the holder or holders of at least $1,000,000 of such obligations (or a trustee on behalf of such holder or holders) to cause, such obligations to become due prior to their stated maturity; or

                  (vi) a final judgment for more than $1,000,000 (net of insurance proceeds receivable) shall be rendered against any Borrower or any Restricted Subsidiary and if within sixty (60) days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal; or

               (vii) the security interests and liens provided for in the Collateral Documents shall at any time cease to be of first priority and in full force and effect for any reason; or

                  (viii) there shall occur any Material Adverse Change or any event shall have occurred which could have a Material Adverse Effect; or

               (ix) with respect to any Guaranteed Pension Plan, an ERlSA Reportable Event shall have occurred and the Required Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrowers or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

               (x) a default or an event of default shall have occurred and be continuing under the terms of the First Mortgage Bond Indenture or the

                  (xi) (A) Tosco shall cease to own beneficially and of record 100% of the issued and outstanding Stock of TPMI at any time while TPMI holds any Stock of Bayway or (B) TPMI - Tosco, in aggregate, shall cease to own beneficially and of record at least 51% (or such greater amount as is required to elect a majority of the members of the Board of Directors of Bayway) of the issued and outstanding voting Stock of Bayway;

               (xii) Tosco shall cease to own beneficially and of record 100% of the issued and outstanding Stock of TEL; or

                  (xiii) TPMI shall conduct any business other than holding Stock of Bayway and matters incidental thereto.

then, and in any such event, the Agent, upon the written, telex or telegraphic request of the Required Banks shall (A) terminate forthwith the Commitments, whereupon the Commitments shall be terminated immediately, and/or (B) declare, by notice of default given to the Borrowers, the Notes to be forthwith due and payable, whereupon the principal amount of the Notes, together with accrued interest thereon, and all other Obligations shall become immediately due and payable, and/or (C) require that the Borrowers deposit with the Agent and the Banks, at once and in full, all sums sufficient to reimburse the Agent and the Banks for all payments, present or future, contingent or otherwise, that may be required to be made by the Agent or the Banks on account of any or all Credit Instruments, and such sums shall be deposited in a non-interest-bearing cash collateral account maintained by the Agent, to be held by the Agent and applied thereby in reduction of any Obligations arising out of any Application, Acceptance Agreement or Credit Instrument.

         (b) If any of the following events of default shall occur (each of which also being referred to as an "Event of Default"):

               (i) any Borrower or any of its Subsidiaries shall commence any of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or

                  (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or

                  (iii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or

                  (iv) any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or

               (v) any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event, (A) the Commitments shall thereupon be immediately terminated, (B) the principal amount of the Notes, together with accrued interest thereon, and all other Obligations shall become immediately due and payable and (C) the Borrowers shall thereupon deposit with the Agent at once and in full, all sums sufficient to reimburse the Agent and the Banks for all payments, present or future, contingent or otherwise, that may be required to be made by the Agent on account of any and all Credit Instruments, and such sums shall be deposited in a non-interest-bearing cash collateral account maintained by the Agent, and such amounts shall be held by the Agent and applied by the Agent in reduction of any Obligations of the Borrowers arising out of any Credit Instrument.

          8.02. WAIVERS BY BORROWERS. Except as otherwise provided for in this Agreement, the Borrowers waive (a) presentment, demand and protest and notice of presentment, dishonor, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by the Banks on which any Borrower may in any way be liable and hereby ratify and confirm whatever any Bank may do in this regard, (b) all rights to notice and a hearing prior to the Agent's taking possession or control of, or to the Agent's replevy, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing the Agent to exercise any of the Banks' remedies, and (c) the benefit of all valuation, appraisement and exemption laws. Upon the occurrence of an Event of Default the Agent may enforce the rights of the Banks hereunder and under the Ancillary Agreements in such order and manner as it deems appropriate. The Borrowers acknowledge that they have been advised by counsel of their choice with respect to this Agreement, the Ancillary Agreements and the transactions evidenced by this Agreement and the Ancillary Agreements.

         8.03. SURVIVAL OF OBLIGATIONS. Except as otherwise expressly provided for in this Agreement and in the Ancillary Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or of any of the Ancillary Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the Borrowers in any way or respect relating to any transaction or event occurring prior to such termination or cancellation, and any of the undertakings, agreements, covenants, warranties and representations contained in this Agreement and in the Ancillary Agreements shall survive such termination or cancellation.

                                   ARTICLE IX

                             THE AGENT AND CO-AGENTS

          9.01. AUTHORIZATION. Each Bank irrevocably appoints and designates the Agent and the Co-Agents to act on behalf of such Bank in connection with the transactions contemplated by this Agreement to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith and to take such other action as may be reasonably incidental thereto. Without limiting the generality of the foregoing, each Bank hereby authorizes the Agent to act on behalf of such Bank to execute and accept on its behalf any and all of the Collateral and to take all such actions necessary or appropriate with respect to management or enforcement of the Collateral provided for herein and in the Ancillary Agreements and enforcement of the rights of the Agent and the other Banks hereunder and thereunder. Without limiting the rights of the Banks hereunder, each Bank authorizes the Agent to act on its behalf to execute and accept on its behalf any and all payments and collections to be made by or for each of them in their individual capacities pursuant to this Agreement and to take all such actions necessary or appropriate with respect to the payment and/or enforcement of the Obligations to each such Bank.

          9.02. INDEMNIFICATION OF AGENT AND CO-AGENTS. The Banks severally agree to indemnify each of the Agent, the Co-Agents and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) FNBB in its capacity as opening bank with respect to Credit Instruments, ratably according to each Bank's Ratable Portion, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes and including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and the allocated costs of in-house counsel) be imposed on, incurred by or asserted against the Agent or FNBB, or any Co-Agent or BofA or Chase, as the case may be, in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent or FNBB, or any Co-Agent or BofA or Chase, under or in connection with any of the foregoing, including, without limitation, with respect to any amounts advanced by the Agent, on behalf of the respective Banks (together with any interest thereon) pursuant to the provisions of Section 2.02, 2.05 or 2.08 hereof, PROVIDED, HOWEVER, that no Bank shall be liable for the losses damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or FNBB's, or any Co-Agent's or BofA's or Chase's, as the case may be, gross negligence or willful misconduct. The agreements in this
Section 9.02 shall survive the payment of the Notes and all other amounts payable hereunder.

         9.03. EXCULPATION, ETC.

          (a) The Agent and the Co-Agents shall be entitled to rely upon the advice of counsel concerning legal matters, and upon this Agreement and the Ancillary Agreements, as well as any schedule, certificate, report, notice or other writing which it believes to be genuine and to have been presented by a proper Person. None of the Agent, any Co-Agent or any of their respective directors, officers, employees or agents shall: (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, the Ancillary Agreements or any other instrument or document delivered hereunder or thereunder or in connection herewith or therewith; (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security; (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrowers or any other obligor of the Obligations; or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent or any Co-Agent in its individual corporate capacity as a Bank hereunder.

         (b) As to any matters not expressly set forth in this Agreement or any Ancillary Agreement as a function or responsibility of the Agent or the Co-Agents, neither the Agent nor the Co-Agents shall be required to exercise any discretion or take any action, except that each of the Agent and the Co-Agents may, in its sole discretion, act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon the Agent, the Co-Agents and all Banks. If, with respect to a proposed action to be taken by it, the Agent or the applicable Co-Agent shall determine in good faith that the provisions of this Agreement or any Ancillary Agreement relating to the functions or responsibilities or discretionary powers of the Agent or such Co-Agent are or may be ambiguous or inconsistent, the Agent or such Co-Agent may so notify the Banks (identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent) and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Required Banks that the Required Banks (including the Agent or such Co-Agent) concur in the circumstances that the action proposed to be taken by the Agent or such Co-Agent is consistent with the terms of this Agreement or any Ancillary Agreement or is otherwise appropriate. The Agent and the Co-Agents shall be fully protected in acting or refraining from action upon the confirmation of the Required Banks in this respect, and such confirmation shall be binding upon the Agent, the Co-Agents and the Banks. Neither the Agent nor any Co-Agent shall be required to obtain any such written confirmation of the Required Banks in order to perform any function or responsibility or to exercise any discretionary power of the Agent or such Co-Agent set forth in this Agreement or any Ancillary Agreement.

         (c) Neither the Agent nor any Co-Agent shall in any event be required to take any action which exposes it to personal liability or which, in the judgment of the Agent or such Co-Agent, is contrary to the provisions of this Agreement, any Ancillary Agreement or applicable law.

          (d) If in one or more instances the Agent or any Co-Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to the provisions of this Agreement or any Ancillary Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Agent or such Co-Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

         9.04. RELIANCE ON DOCUMENTS. In acting as Agent and Co-Agents hereunder, each of the Agent, the Co-Agents and their respective officers and agents shall be under no liability to the other Banks or to the Borrowers or to any Borrower for action or failure to act taken or suffered in good faith, and may rely on all certificates, documents and other papers believed by such officers and agents to be genuine, and any action or failure to act upon advice of its counsel shall conclusively be deemed to be in good faith.

         9.05. CREDIT INVESTIGATION. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had credit been granted, and the Loans made and the Letters of Credit issued and the Acceptances created, directly by such Bank to or for the account of the Borrowers without the intervention of the Agent, any Co-Agent or any other Bank. Each Bank agrees and acknowledges that none of the Agent nor the Co-Agents makes any representations or warranties about the creditworthiness of any Borrower or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any of the Ancillary Agreements or the value of any Collateral security therefor.

         9.06. RESIGNATION. The Agent or any Co-Agent may resign as such at any time upon at least thirty (30) days' prior written notice to the Borrowers and the Banks. In the event of any such resignation, the Required Banks may appoint another Bank as a successor Agent or Co-Agent. If no successor Agent or Co-Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after receipt by the Borrowers and the Banks of such notification from the retiring or resigning Agent or Co-Agent, as the case may be, then such retiring or resigning Agent or Co-Agent may appoint a successor from among the Banks. Upon the appointment of a new Agent or Co-Agent hereunder, the term "Agent" or "Co-Agent", respectively, shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's or Co-Agent's resignation hereunder, the provisions of this Agreement shall continue to inure to the benefit of such retiring Agent or Co-Agent as to any actions taken or omitted to be taken by it while it was Agent or Co-Agent under this Agreement.

          9.07. CO-AGENTS. Except as otherwise provided in Section 5.05 hereof, none of the Banks identified on the signature pages of this Agreement as a Co-Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified as a Co-Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01.  AMENDMENTS AND WAIVERS.

          (a) Subject to Section 10.01(b) below, with the written consent of the Required Banks, the Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Ancillary Agreements, or changing in any manner the rights of the Banks or of the Borrowers hereunder or thereunder. Subject to Section 10.01(b) below, with the consent of the Required Banks, the Agent on behalf of the Banks may execute and deliver to the Borrower a written instrument waiving any of the requirements of this Agreement or the Ancillary Agreements or any Default or Event of Default and its consequences.

          (b) Notwithstanding Section 10.01(a) above, no such waiver and no such amendment, supplement or modification shall (i) extend the date fixed for any payment of principal or interest on the Notes or the rate of interest on the Notes or the amount of the Commitments of the Banks, in each case without the written consent of all the Banks, (ii) amend or modify the amount of any Obligations to pay outstanding principal hereunder or the amount of fees or commissions hereunder, in each case without the written consent of all the Banks, (iii) amend, modify or waive any provision of this Section 10.01, or reduce the percentage specified in the definition of "Required Banks" or the acceleration clauses of Section 8.01 hereof, in each case without the written consent of all the Banks, (iv) except to the extent contemplated by Section 2.18 hereof, extend or increase, or alter the manner of computing, the agreement by the Agent to establish the Credit Instruments or the several agreements by the other Banks to take interests therein, or the expiration or maturity date of any Credit Instrument beyond the Maturity Date, or to alter the amount of any Credit Instrument commissions or fees, in each case without the written consent of all the Banks, (v) amend or modify the definition of "Borrowing Base", "Tosco Borrowing Base", "Bayway Borrowing Base", "TEL Borrowing Base" or "Securitization Program", in each case without the written consent of all the Banks, (vi) release any Collateral having a net book value in excess of $1,000,000 in the aggregate, without the written consent of all the Banks and
(vii) amend, modify or waive any provision of Article IX hereof without the written consent of the Agent and the Co-Agents.

          (c) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Agent and all future holders of the Notes.

         10.02. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         10.03. ASSIGNMENTS AND PARTICIPATIONS.

          (a) Each Bank may sell, transfer, negotiate or assign to one or more other Banks or Eligible Assignees, all or a portion of its Commitment hereunder, the portion of the Loans hereunder owing to it and the Notes held by it hereunder and a commensurate portion of its rights and obligations hereunder and under the Ancillary Agreements; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the aggregate amount of the Commitment and Loans made hereunder being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment), shall in no event be less than the lesser of (A) $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or (B) the aggregate amount of the assigning Bank's Commitment and Loans outstanding immediately prior to such assignment, and (iii) the making of Loans by such assignee hereunder would not be unlawful as set forth in Section 2.16 hereof, and (iv) such assignee is reasonably acceptable to the Borrowers and the Agent. The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, with a copy to the Borrowers for their acceptance, an Assignment and Acceptance, together with the Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Ancillary Agreements have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement, and the Ancillary Agreements (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and the Ancillary Agreements, such Bank shall cease to be a party hereto and thereto).

         (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or any Ancillary Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or any Ancillary Agreement or any other instrument or document furnished pursuant hereto or thereto, (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any of its Subsidiaries or the performance or observance by any Borrower or any of its Subsidiaries of any of its or their obligations under this Agreement, or any Ancillary Agreement or of any other instrument or document furnished pursuant hereto or thereto, (iii) such assignee confirms that it has received a copy of this Agreement and each Ancillary Agreement, together with copies of the financial statements referred to in Section 4.11 and the most recent financial statements delivered to the Banks pursuant to Sections 5.04(d)(i) and 5.04(e) of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon such assigning Bank or any other Bank or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any Ancillary Agreement, (v) such assignee confirms that it is an Eligible Assignee, (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Ancillary Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Ancillary Agreements are required to be performed by it as a Bank.

          (c) The Agent shall maintain at its address referred to in Section
10.09 a copy of each Assignment and Acceptance delivered to and accepted by it and by the Borrowers and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of their Subsidiaries, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with the Notes subject to such assignment and a $2,500 recordation fee for the account of the Agent, the Agent shall, if such Assignment and Acceptance has been completed and if such assignee is reasonably acceptable to the Agent, promptly forward a counterpart thereof to the Borrowers. If the proposed assignee is reasonably acceptable to the Borrowers, the Borrowers shall, within five Business Days after receipt thereof from the Agent, return said counterpart, duly executed by the Borrowers, to the Agent (which shall thereupon accept such Assignment and Acceptance, and record the information contained therein in the Register) together with a new Revolving Credit Note executed by the Borrowers to the order of such Eligible Assignee in the principal amount equal to the portion of the Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has assigned less than all of its Loans hereunder, a new Revolving Credit Note to the order of the assigning Bank in the principal amount equal to the Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT C-1 attached hereto.

         (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the Ancillary Agreements (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that each such participation shall in no event be less than $5,000,000 and, if in excess of $5,000,000, shall be in integral multiples of $1,000,000 in excess thereof. The terms of such participation shall not, in any event, require the participant's consent for any amendments, waivers or other modifications of any provision of this Agreement or any Ancillary Agreement, the consent to any departure by the Borrowers or any of their Subsidiaries therefrom, or to exercise or refrain from exercising any powers or rights which such Bank may have under or in respect of this Agreement or the Ancillary Agreements (including, without limitation, the right to enforce the obligations of the Borrowers or any of their Subsidiaries), except in connection with any such actions requiring the consent of all the Banks in accordance with Section 10.01(b). In the event of the sale of any participation by any Bank, (i) such Bank's obligations under this Agreement and the Ancillary Agreements (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) such Bank shall disclose to the Borrowers and to the Agent the identity of each bank or other entity purchasing a participation within a reasonable time after the sale and purchase of such participation, and (v) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

         (f) Anything herein to the contrary notwithstanding, the Borrowers shall not without their prior written consent, at any time, be obligated to pay to any assignee or participant of any interest of any Bank hereunder, under
Section 2.15 or 2.20, any sum in excess of the sum which the Borrowers would have been obligated to pay to such Bank in respect of such interest had such assignment not been effected or had such participation not been sold.

         (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower or any of its Subsidiaries furnished to such Bank by or on behalf of such Borrower; PROVIDED, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to such Borrower or any of its Subsidiaries received by it from such Bank.

         (h) In no event may any Borrower assign or transfer any of its rights or obligations under this Agreement without the written consent of each Bank and the Agent, and any such purported assignment shall be void and of no force or effect. Subject to the foregoing provisions of this Section 10.03, this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agent, the Co-Agents, and any future holders of the Notes and their respective successors and permitted assigns.

          (i) Anything contained in this Section 10.03 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         10.04. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall be deemed an original and all of said counterparts, when taken together, shall be deemed to constitute one and the same instrument. After the execution of this Agreement, the Agent shall promptly transmit to each Bank a conformed copy of this Agreement. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrowers and the Agent.

         10.05.  GOVERNING LAW.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         (b) In the event of any foreclosure by the Banks on any Collateral, regardless of where the Collateral is located, the parties agree and intend that the law of the Commonwealth of Massachusetts shall govern the right of the Banks to collect or obtain a judgment for any deficiency following foreclosure, and the parties specifically intend that the law of other states, including, but not limited to, Sections 580d and 726 of the California Code of Civil Procedure, shall not be applicable.

         10.06. CHOICE OF FORUM.

         (a) Except as otherwise expressly provided in this Agreement and the Ancillary Agreements, the parties hereto agree and intend that the proper and exclusive forum for the litigation of any disputes or controversies arising out of, or related to, this Agreement or the Ancillary Agreements shall be the courts of the Commonwealth of Massachusetts and of any Federal court located in such Commonwealth. The Borrowers agree that they will not commence or move to transfer any action or proceeding, arising out of or relating to this Agreement or the Ancillary Agreements, in or to any court other than one located in the Commonwealth of Massachusetts.

          (b) The Borrowers irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers at their respective addresses provided herein, such service to become effective thirty (30) days after such mailing. Nothing contained in this Section
10.06 shall affect the right of the Agent, any Bank or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrowers or any Borrower in any other jurisdiction.

         (c) Notwithstanding the foregoing, the parties agree that, with respect to Collateral located in states or commonwealths other than Massachusetts, the Banks shall be entitled to commence actions in such states against the Borrowers or any Borrower or other Persons, for the purpose of seeking provisional remedies, including, by way of illustration but not limitation, actions for replevin or claim and delivery of property, or for injunctive relief or appointment of a receiver, or actions to foreclose upon security interests or Liens given by the Borrowers to the Banks.

         (d) In the event the Borrowers or any Borrower should commence or maintain any action arising out of or related to this Agreement or the Ancillary Agreements, in a forum other than the courts of the Commonwealth of Massachusetts, the Agent on behalf of the Banks shall be entitled to request the dismissal of such action, and the Borrowers stipulate that such action shall be dismissed.

         10.07.  ADJUSTMENTS; RIGHTS OF SETOFF.

         (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) if applicable, the making of the request specified by Section 8.01(a) to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 8.01(a), each Bank and the Agent is hereby authorized, after prior written notice to, and confirmation of receipt thereof from, the Agent, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing by such Bank or the Agent, as the case may be, to or for the credit or the account of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such Obligations may be unmatured. Each Bank and the Agent agrees promptly to notify the Borrowers after any such setoff and application made by such Bank or the Agent, as the case may be; PROVIDED, HOWEVER, that the failure to give such notice to the Borrowers shall not affect the validity of such setoff and application. The rights of each Bank and the Agent under this Section 10.07(a) are in addition to, and not in limitation of, the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

          (b) If any Bank shall be entitled to exercise a right of setoff against any of the Obligations of the Borrowers to such Bank, and such Bank shall decide to exercise such right of setoff, the proceeds of such setoff shall be applied ratably among the Banks in accordance with their respective Ratable Portions. Nothing contained in this Section 10.07(b) shall be deemed to require any Bank to exercise a right of setoff; PROVIDED, HOWEVER, that any Bank which maintains, whether or not at the request of the Agent, a lock box arrangement or cash management facility for the Borrowers, may charge back against that account or against any other account maintained by any Borrower, with that Bank, the amount of any item with respect to which a right of immediate withdrawal has been given to such Borrower or funds have been transmitted to any concentration account maintained by the Agent and which are returned uncollected for any reason, and such charge back shall not be considered a setoff subject to the provisions of this Section 10.07(b) requiring any sharing of the benefits thereof with any of the other Banks.

         10.08. CONFLICT OF TERMS. Except as otherwise provided in this Agreement, and except as otherwise provided in any of the Ancillary Agreements by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the Ancillary Agreements, the provision contained in this Agreement shall govern and control.

         10.09. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon the other any such communication with respect to this Agreement, each such notice, demand, request, consent, approval or other communication shall be made in writing by hand delivery, first-class mail (registered or certified, return receipt requested), telex, telecopy or overnight air courier guaranteeing next day delivery, directed to the party to receive the same at its address stated below or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Except as otherwise expressly set forth herein, every notice, demand, request, consent, approval or other communication hereunder shall be deemed to have been duly given or served at the time that the same shall have been actually received at the addressee's office or at such other address as may be substituted by notice given as herein provided, or to such other address as each party may designate for itself by like notice.

                  If to the Borrowers:

                  To Tosco:

                           Tosco Corporation

                           72 Cummings Point Road
                           Stamford, Connecticut 06902
                           Telecopy No.: (203)964-3187

                    Attn: Jefferson F. Allen, Executive Vice
                      President and Chief Financial Officer

                           To TEL:

                           Tosco Europe Limited
                           Sceptre Court, Number 40
                           Tower Hill
                           London EC3 N4BB England

                          with a copy to TEL c/o Bayway

                           To Bayway:

                           Bayway Refining Company
                           1400 Park Avenue
                           Linden, New Jersey 07036
                           Telecopy No.: (908)862-6696

                           Attn:            Dwight Wiggins, President

                          in each case, with a copy to:

                           Wilkes McClave III, Esq.
                           General Counsel
                           at the address set forth above for Tosco;

                           If to the Agent:

                           The First National Bank
                            of Boston
                           Energy & Utilities Division
                           100 Federal Street, 01-08-02
                           Boston, Massachusetts 02110
                           Telecopy No.: (617)434-3652

                           Attn:            J. R. Vaughan, Jr., Director

                           with a copy to:

                           Bingham, Dana & Gould
                           150 Federal Street
                           Boston, Massachusetts 02110
                           Telecopy No.:             (617)951-8736

                           Attn:            Sula R. Fiszman, Esq.

          10.10. SECTION TITLES. The Article and Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          10.11. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.12.            MAXIMUM INTEREST.

         (a) Anything to the contrary notwithstanding contained in this Agreement or the Notes, the parties hereto agree and intend that the Banks shall not charge, take or receive, and the Borrowers shall not be obligated to make any payment to or for the account of any Bank, of interest on the Loans made under this Agreement and evidenced by the Notes in excess of the maximum rate from time to time permitted by applicable law, and, if the amount of interest otherwise payable hereunder would exceed the maximum amount permitted, the amount so payable shall be automatically reduced to such maximum permissible amount. The provisions of this Section 10.12(a) are not intended (i) to limit, and any Bank shall be entitled to charge, take or receive, the maximum rate of interest which may be charged, taken or received by such Bank if under the law applicable to it, it may charge, take or receive interest at a higher rate, or
(ii) to make the criminal laws of any jurisdiction applicable in circumstances in which they would not otherwise apply.

         (b) If the amount of interest payable for the account of any Bank, in respect of any interest computation period, is reduced pursuant to Section 10.12(a) hereof, and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; PROVIDED, HOWEVER, that at no time shall the aggregate amount by which interest paid for the account of such Bank has been increased pursuant to this
Section 10.12(b) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to Section 10.12(a) hereof.

         10.13.            COSTS; EXPENSES; INDEMNITIES.

          (a) The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Agent and, with respect to clause (iii) hereof, BofA as Co-Agent in connection with the preparation, negotiation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Ancillary Agreements and the other documents to be delivered hereunder and thereunder, including, without limitation, (i) the reasonable fees and out-of-pocket expenses of counsel to the Agent, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and the Ancillary Agreements, (ii) syndication, appraisal and environmental assessment, audit and other processionals' (which professionals may be employees of the Agent) costs and expenses, (iii) Borrowing Base audit costs and expenses, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and the allocated cost of in-house counsel incurred in connection therewith, and (iv) all costs and expenses of the Banks (including, without limitation, reasonable counsel fees, disbursements and expenses and the allocated costs of in-house counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Ancillary Agreements and the other documents to be delivered hereunder and thereunder.

         (b) The Borrowers jointly and severally agree to indemnify and hold harmless the Agent, the Co-Agents and each Bank and their respective Affiliates, directors, officers, employees, agents and advisors from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel, including those incurred upon any appeal and the allocated costs of in-house counsel) which may be instituted or asserted against or incurred by the Agent, any Co-Agent or such Bank as a result of its having entered into this Agreement or any of the Ancillary Agreements or having extended credit hereunder; PROVIDED, HOWEVER, that the Borrowers shall not be liable for such indemnification to such indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such indemnified Person's gross negligence or willful misconduct.

         (c) If any Bank receives any payment of any principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrowers or acceleration of the maturity of the Notes pursuant to
Section 8.01 or for any other reason, the Borrowers shall, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank all amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Loan.

          10.14. CONFIRMATION OF COLLATERAL DOCUMENTS. Each of the Borrowers hereby ratifies and confirms each of the Collateral Documents and the pledges and security interests created thereby and acknowledges that the Collateral Documents and the pledges and security interest created thereby secure the Obligations of the Borrowers and the Agreement, as amended and restated hereby.

                                   ARTICLE XI

                            TRANSITIONAL ARRANGEMENTS

          11.01. EXISTING CREDIT AGREEMENT SUPERSEDED. This ------------------------------------ Agreement shall supersede the Existing
Credit Agreement in its entirety, except as provided in this Article XI. On the Closing Date, the rights and obligations of the parties under the Existing Credit Agreement and the "Notes" as defined in the Existing Credit Agreement shall be subsumed within and be governed by this Agreement and the Notes, PROVIDED, HOWEVER,that -------- ------- each of the "Loans" (as defined in the Existing Credit Agreement) advanced by the Banks and outstanding under the Existing Credit Agreement on the Closing Date shall, for purposes of this Agreement, be Loans, and shall continue to bear interest at the Base Rate or if such Loans are Eurodollar Rate Loans, at the then applicable Eurodollar Rate for the remainder of the then current Interest Period; and PROVIDED, FURTHER, that -------- ------- each "Credit Instrument" (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Closing Date shall, for purposes of this Agreement, be a Credit Instrument. Interest with respect to Loans outstanding under the Existing Credit Agreement on the Closing Date shall be paid at the times provided herein for Base Rate Loans and Eurodollar Loans.

          11.02. RETURN AND CANCELLATION OF EXISTING NOTES. Upon ----------------------------------------- the Banks' receipt of their Revolving
Credit Notes hereunder on the Closing Date, the Banks will promptly return to the Borrowers, marked "Cancelled", the "Revolving Credit Notes" of the Borrowers as defined in, and held by the Banks pursuant to, the Existing Credit Agreement. Nothing herein shall be deemed to be an acknowledgment by the Banks that the obligations evidenced by such notes have been paid.

          11.03. FEES UNDER EXISTING CREDIT AGREEMENT. All ------------------------------------ commitment and other fees and expenses owing or accruing under or in respect of the Existing Credit Agreement shall be calculated as of the Closing Date and paid by the Borrowers to the Agent for the accounts of the Agent and/or the Banks as provided in the Existing Credit Agreement at the times set forth therein as if such Existing Credit Agreement were still in effect.

         IN WITNESS WHEREOF, this Agreement has been duly executed as an Agreement under seal as of the day and year first above written.

                                TOSCO CORPORATION


                                By:
                                Title: Executive Vice President,
                                Chief Financial Officer and
                                    Treasurer


                                BAYWAY REFINING COMPANY



                                By:
                                Title: Vice President and
                                Secretary


                                TOSCO EUROPE LIMITED



                                By:
                                Title: Vice President and
                                Secretary


                                THE FIRST NATIONAL BANK OF BOSTON,
                                 individually, as FMCP L/C Bank and
                                    as Agent



                                By:
                                Title:


                       BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                        individually and as Co-Agent


                                By:
                                Title:


                                THE CHASE MANHATTAN BANK (NATIONAL
                                ASSOCIATION),
                                individually and as co-Agent


                                By:
                                Title:


                                INTERNATIONAL NEDERLANDEN (U.S.)
                                 CAPITAL CORPORATION


                                By:
                                Title:


                                THE FUJI BANK, LIMITED


                                By:
                                Title:


                                ARAB BANKING CORPORATION


                                By:
                                Title:


                                NATIONAL CITY BANK


                                By:
                                Title:


                                BANK HAPOALIM B.M.


                                By:
                                Title:



                                By:
                                Title:


                                UNITED JERSEY BANK


                                By:
                                Title:

                                THE YASUDA TRUST AND BANKING CO.,
                                   LTD.


                                By:
                                Title:


                                By:
                                Title:


                                THE SUMITOMO BANK, LIMITED


                                By:
                                Title:


                                THE DAI-ICHI KANGYO BANKS, LTD.


                                By:
                                Title:


                                THE SANWA BANK LIMITED


                                By:
                                Title:  Dominic J. Sorresso,
                                Vice President


                                SEATTLE-FIRST NATIONAL BANK


                                By:
                                Title:


                                UNION BANK


                                By:
                                Title:


                                MIDATLANTIC BANK, N.A.

                                By:
                                Title:


                                NATIONAL WESTMINISTER BANK PLC NEW
                                   YORK BRANCH


                                By:
                                Title:


                                NATIONAL WESTMINISTER BANK PLC
                                  NASSAU BRANCH


                                By:
                                Title:


                                CREDIT LYONNAIS NEW YORK BRANCH


                                By:
                                Title:


                                THE SAKURA BANK, LTD.


                                By:
                                Title: ????
                                Senior Vice President
                                & Manager


                                PNC BANK, NATIONAL ASSOCIATION


                                By:
                                Title:


                                BANCA DI ROMA


                                By:
                                Title:


                                By:
                                Title:

                                   EXHIBIT 11

                                        TOSCO CORPORATION AND SUBSIDIARIES
                                          COMPUTATION OF PER SHARE DATA
                                   THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA



                                                                                YEAR ENDED DECEMBER 31,
                                                             1995               1994                  1993

Net income                                                   $77,058            $83,843              $ 80,579
Preferred stock dividends                                                        (6,293)              (10,063)
NET INCOME ATTRIBUTABLE TO
  COMMON SHAREHOLDERS FOR
  PRIMARY INCOME PER SHARE
  COMPUTATIONS                                                77,058             77,550                70,516
Addback of dividends on
 preferred stock for assumed
 conversion                                                                       6,293                10,063
NET INCOME ATTRIBUTABLE TO
  COMMON SHAREHOLDERS FOR FULLY
  DILUTED EARNINGS PER SHARE
  COMPUTATIONS                                               $77,058            $83,843              $80,579

Weighted average number of
 shares outstanding during the
 period                                                       37,060             33,859               29,522
Stock option equivalents                                         421                355                  157
SHARES USED FOR COMPUTATION OF
  PRIMARY EARNINGS PER SHARE                                  37,481             34,214               29,679
Additional stock option                                          257                                     170
 equivalents
Weighted average potentially
 dilutive securities for the
 assumed conversion of
 preferred stock (a)                                                              3,194                4,792

SHARES AND EQUIVALENTS USED
 FOR COMPUTATION OF FULLY
  DILUTED EARNINGS PER SHARE                                  37,738             37,408               34,641

EARNINGS PER SHARE:
  PRIMARY                                                    $  2.06            $  2.27              $  2.38
  FULLY DILUTED                                              $  2.04            $  2.24              $  2.33

(a)      In August 1994, Tosco called for the redemption on September 26, 1994
         (the Redemption Date) of its shares of $4.375 Series F Cumulative
         Convertible Preferred Stock (Series F Stock). Of the 2,300,000 shares of Series F Stock outstanding, 2,296,644 shares were converted to shares of Common Stock and 3,356 were redeemed.


                                                         Exhibit 21

                     Subsidiaries (all Delaware corporations
                        except where otherwise indicated)



AZL Resources, Inc. (Arizona)
         Arizona-Florida Land & Cattle Company (Florida)
         AZCO Capital Corp. N.V. (Netherlands Antilles)
         AZCO Properties, Inc. (Colorado)
         AZL Engineering, Inc. (Arizona)
         Breckenridge Nordic Village Corporation (Colorado)

Diablo Service Corporation (California)

International Energy Insurance Limited (Bermuda)

Seminole Fertilizer Corporation
         Ridgewood Chemical Corporation

T Northwest Properties I, Inc.

T Northwest Properties II, Inc.

The Loil Group Limited (Bermuda)

The Oil Shale Corporation

Tosco (C-TI), Inc.

Tosco (C-TLP), Inc.

Tosco Capital Corp.

Tosco Corporation

Tosco Europe Limited (England and Wales)

Tosco International Finance N.V. (Netherlands Antilles)

Tosco Marketing, Inc.

Tosco Northwest, Inc.
         Avon Marine Corp.
         Riverhead Marine Corp.

Tosco Processing & Marketing, Inc.
         Bayway Refining Company
         Tosco Pipeline Company

Tosco Refining Company, Inc.

Tosco Trading, Transportation and Supply, Inc.

Tosco (U.K.) Ltd.

Toscopetro Corporation

                                               EXHIBIT 23

     We consent to the incorporation on Form S-3 (File No. 33-59423) and Form S-8 (File No. 33-39303, File No. 33-51243, and File No. 33-54153) of our report dated January 25, 1996, except as to the information in Note 16, for which the date is February 16, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Tosco Corporation and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.
Oakland, CA
March 19, 1996

To the Board of Directors
Tosco Corporation



Our report on the consolidated financial statements of Tosco Corporation and subsidiaries is included on page F-2 of this Form 10-K. In connection with our audits of such financial statements, we have also audited Exhibit 99 presented on page F-30 of this Form 10-K.

In our opinion, Exhibit 99 referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included herein.


                            COOPERS & LYBRAND L.L.P.


Oakland, California
January 25, 1996, except as to the information in Note 16, for which the date is February 16,1996.

                                 EXHIBIT 99

Condensed Consolidating Financial Information

The following tables set forth the condensed consolidating financial statements as of December 31, 1995, 1994 and 1993 for the years then ended of Tosco, Bayway and Tosco's other subsidiaries. They are provided to meet the reporting and informational requirements of Bayway as a guarantor of the 8 1/4% First Mortgage Bonds (Bayway Exchange Bonds).

                     Condensed Consolidating Balance Sheet
                             (Thousands of Dollars)
                               December 31, 1995
                                               Tosco           Bayway          Minor Subs
                                             (Issuer)         (Guarantor)      (Non-guarantors)     Eliminations  Consolidated

Assets
Cash and cash equivalents                       $   10,188       $    8,200       $      760                      $    19,148
Short-term investments and deposits                  1,981              -             27,144                           29,125
Other current assets(a)                            227,563          531,888           73,717                          833,168
Total current assets                               239,732          540,088          101,621                          881,441

Other assets                                       802,873          246,103           77,120         ($   4,366)    1,121,730
Investment in Bayway and other subsidiaries        259,982              -               -            (  259,982)        -
Intercompany receivables                           226,086              -               -            (  226,086)        -
Total assets                                    $1,528,673       $  786,191       $  178,741         ($ 490,434)   $2,003,171

Liabilities and shareholders' equity
Current liabilities                             $  241,166       $  381,323       $   47,802                -       $ 670,291
Revolver and long-term debt                        574,945           45,000            4,091                -         624,036
Other liabilities                                   85,452              648              -          ($    4,366)       81,734
Intercompany liabilities                               -            129,591           96,495        (   226,086)          -
Shareholders' equity                               627,110          229,629           30,353        (   259,982)      627,110
Total liabilities and shareholders' equity      $1,528,673       $  786,191       $  178,741        ($  490,434)   $2,003,171


                                                                     Condensed Consolidating Statement of Income
                                                                            (Thousands of Dollars)
                                                                      For the Year Ended December 31, 1995
Sales                                    $ 3,220,625         $ 3,487,844        $652,179             ($  76,597)     $7,284,051
Cost of sales                              3,052,442           3,374,421         652,088             (   74,450)      7,004,501
Operating contribution                        168,183             113,423              91             (    2,147)        279,550
Selling, general, and administrative
expense (b)                                   72,790              28,000        (  2,785)            (    2,147)         95,858
Interest expense, net                         35,662              21,709        (  1,118)                  -             56,253
Income before provision for income taxes      59,731              63,714           3,994                   -            127,439
Provision for income taxes                    23,637              25,166           1,578                   -             50,381
Net income                               $    36,094         $    38,548        $  2,416              $    -          $   77,058

(a) The lower of LIFO cost or market value of inventories is measured on a consolidated basis.
(b) The condensed consolidating statement of income does not reflect an allocation of a portion of aggregate corporate selling, general and administrative expense of $18,871,000 to Bayway and the Minor Subsidiaries.  Tosco may
allocate such costs in the future.


Condensed Consolidating Financial Information (continued)

                                                                     Condensed Consolidating Statement of Cash Flows
                                                                                                    (Thousands of Dollars)
                                                                                          For the Year Ended December 31, 1995
                                                 Tosco         Bayway            Minor Subs
                                                 (Issuer)      (Guarantor)       (Non-guarantors)   Eliminations      Consolidated

Cash flows from operating activities:
Net income                                         $   36,094    $  38,548         $   2,416           -              $  77,058
Depreciation,amortization, and deferred taxes         118,843       27,265             2,446                            148,554
Changes in working capital                            108,873      120,369          ( 48,850)                           180,392
Other                                                     359          648               130                              1,137
Net cash provided by (used in)
 operating activities                                 264,169      186,830           (43,858)          -                407,141

Cash flows from investing activities:
Purchase of property, plant and equipment          (  138,877)   (  25,028)        (  38,781)          -               (202,686)
Increase in deferred turnarounds, charges
 and other assets                                  (   96,657)    (  2,182)             -              -               ( 98,839)
Intercompany transfers                             (   67,978)    ( 19,416)           87,394           -                   -
Intercompany dividend                                    (296)         296              -              -                   -
Transfers to discontinued operations               (    1,270)          -               -              -               (  1,270)
Net change in short-term investments and deposits        (511)       8,167         (   5,952)          -                  1,704
Net cash provided by (used in) investing activities(  305,589)   (  38,163)           42,661           -               (  301,091)

Cash flows from financing activities:
  Proceeds from bond offering                         125,000          -                -              -                  125,000
  Repayments under short-term borrowings
    and revolver, net                              (   49,500)   ( 160,000)             -                                (209,500)
Dividends on Common Stock                          (   23,719)         -                -              -                 ( 23,719)
Other                                              (    1,705)         -                (771)          -                 (  2,476)
Net cash provided by (used in) financing activities    50,076    ( 160,000)          (   771)          -                 (110,695)

Net increase (decrease) in cash and cash
   equivalents                                          8,656    (  11,333)           (1,968)          -                 (    4,645)
Cash and cash equivalents at beginning of period        1,532       19,533             2,728           -                     23,793

Cash and cash equivalents
at end of period                                   $   10,188    $   8,200         $     760           -                $    19,148


  Condensed Consolidating Financial Information (continued)


                     Condensed Consolidating Balance Sheet
                             (Thousands of Dollars)
                               December 31, 1994
                                               Tosco           Bayway          Minor Subs
                                             (Issuer)         (Guarantor)      (Non-guarantors)     Eliminations  Consolidated

Assets
Cash and cash equivalents                       $    1,524       $   19,541       $    2,728                      $  23,793
Short-term investments and deposits                  1,470            8,167           21,192                         30,829
Other current assets(a)                            352,459          413,536           37,497                        803,492
Total current assets                               355,453          441,244           61,417                        858,114

Other assets                                       656,756          246,158           40,544         ($   4,366)    939,092
Investment in Bayway and other subsidiaries        218,722                                           (  218,722)
Intercompany receivables                           158,108                                          (   158,108)

Total assets                                    $1,389,039       $  687,402       $  101,961        ($  381,196)  $1,797,206

Liabilities and shareholders' equity
Current liabilities                             $  277,917       $  142,610       $   59,606                          $ 480,133
Revolver and long-term debt                        477,938          205,000            4,491                            687,429
Other liabilities                                   57,720                               826           ($    4,366)      54,180
Intercompany liabilities                                            149,007            9,101           (   158,108)
Shareholders' equity                               575,464          190,785           27,937           (   218,722)      575,464
Total liabilities and shareholders' equity      $1,389,039       $  687,402       $  101,961           ($  381,196)   $1,797,206


                                                                     Condensed Consolidating Statement of Income
                                                                            (Thousands of Dollars)
                                                                      For the Year Ended December 31, 1994
Sales                                    $ 2,770,402         $ 3,412,498        $353,783             ($ 170,926)     $6,365,757
Cost of sales                              2,581,262           3,331,638         351,668             (  170,926)      6,093,642
Operating contribution                       189,140              80,860           2,115                                272,115
Selling, general, and administrative
expense (b)                                   56,737              28,453        (  1,067)                                84,123
Interest expense, net                         33,736              20,493        (     86)                                54,143
Income before provision for income taxes      98,667              31,914           3,268                                133,849
Provision for income taxes                    36,109              12,606           1,291                                 50,006

Net income                               $    62,558         $    19,308        $  1,977              $   -          $   83,843

(a) The lower of LIFO cost or market value of inventories is measured on a consolidated basis.
(b) The condensed consolidating statement of income does not reflect an allocation of a portion of aggregate corporate selling, general and administrative expense of $18,602,000 to Bayway and the Minor Subsidiaries.  Tosco may
allocate such costs in the future.


Condensed Consolidating Financial Information (continued)

                                                                     Condensed Consolidating Statement of Cash Flows
                                                                                                    (Thousands of Dollars)
                                                                                          For the Year Ended December 31, 1994
                                                 Tosco         Bayway            Minor Subs
                                                 (Issuer)      (Guarantor)       (Non-guarantors)         Consolidated

Cash flows from operating activities:
Net income                                         $   62,558    $  19,308         $   1,977              $   83,843
Depreciation and amortization                          68,203       15,585             1,073                  84,861
Deferred income taxes                                  34,734                                                 34,734
Inventory valuation recovery                                     (  17,651)                               (   17,651)
Environmental cost accrual                              6,000                                                  6,000
Changes in working capital                            (27,119)   (  65,857)           20,999              (   71,977)
Other                                                   4,439                          1,271                   5,710
Net cash provided by (used in)
 operating activities                                 148,815    (  48,615)           25,320                 125,520

Cash flows from investing activities:
Purchase of property, plant and equipment          (   95,347)   (  44,218)        (  20,554)             (  160,119)
Increase in deferred turnarounds, charges
 and other assets                                  (   46,411)   (  45,008)                               (   91,419)
Transfers to discontinued operations               (    9,207)                                            (    9,207)
Intercompany transfers                             (      999)          90               909
Proceeds from termination of Continental
 Tosco Limited Partnership                                                             9,519                   9,519
Inter-company dividend                                  7,167                      (   7,167)
Net change in short-term investments and deposits       3,967    (   1,553)        (   3,208)             (      794)
Net cash used in investing activities              (  140,830)   (  90,689)        (  20,501)             (  252,020)

Cash flows from financing activities:
Short-term borrowings and borrowings (repayments)
 under revolver, net                               (    5,500)     133,000                                   127,500
Principal payments under debt agreements           (        4)                     (   2,271)             (    2,275)
Dividends on Preferred and Common Stock            (   27,767)                                            (   27,767)
Other                                              (    2,256)                                            (    2,256)
Net cash provided by (used in) financing activities(   35,527)     133,000         (   2,271)                 95,202

Net increase (decrease) in cash and cash
   equivalents                                     (   27,542)   (   6,304)            2,548              (   31,298)
Cash and cash equivalents at beginning of period       29,066       25,845               180                  55,091

Cash and cash equivalents
at end of period                                   $    1,524    $  19,541         $   2,728              $   23,793


  Condensed Consolidating Financial Information (continued)



                                    Condensed Consolidating Balance Sheet
                                          (Thousands of Dollars)
                                             December 31, 1993
                                    Tosco          Bayway        Minor Subs
                                  (Issuer)      (Guarantor)   (Non-guarantors)     Eliminations  Consolidated
Assets
Cash and cash equivalents            $ 29,066       $ 25,845  $    180                          $ 55,091
Short-term investments and deposits     5,437          6,614    17,984                            30,035
Other current assets                  258,121        335,316       118                           593,555
   Total current assets               292,624        367,775    18,282                           678,681

Other assets                          615,387        172,517    30,640            ($  4,366)     814,178
Investment in Bayway and other
 subsidiaries                         204,604                                      (204,604)

 Intercompany receivables             162,865          1,083     4,67 3           ( 168,621)
   Total assets                    $1,275,480     $  541,375  $  53,595           ($377,591)    $1,492,859

Liabilities and shareholders' equity
Current liabilities                $  161,904     $  147,898   $  1,228                         $  311,030
Revolver and long-term debt           524,931         72,000      6,375                            603,306
Other liabilities                      61,245                                     ($  4,366)        56,879
Intercompany liabilities                5,756        150,000     12,865          (  168,621)
Shareholders' equity                  521,644        171,477     33,127          (  204,604)       521,644
   Total liabilities and
 shareholders' equity              $1,275,480    $   541,375   $ 53,595          ($ 377,591)     $1,492,859


                                       Condensed Consolidating Statement of Income
                                              (Thousands of Dollars)
                      For the Year Ended December 31, 1993
Sales                              $ 1,783,387    $  1,775,830    $              $              $ 3,559,217
Cost of sales                        1,600,937       1,724,206                                    3,325,143
Operating contribution                 182,450          51,624                                      234,074
Selling, general, and
 administrative expenses <F1>           43,015          15,226     (   67)                           58,174
Interest expense, net                   32,612          12,011     (  477)                           44,146
Income before provision
 for income taxes                      106,823          24,387        544                           131,754
Provision for income taxes              40,950          10,007        218                            51,175
Net income                          $   65,873        $ 14,380     $  326         $              $   80,579

   <F1> The condensed consolidating statement of income which includes the operations of Bayway since April 8, 1993, does not reflect an allocation of a portion of aggregate corporate selling, general and administrative expenses of $25,557,000 to Bayway and the Minor Subsidiaries.

Tosco may allocate such costs in the future.

 Condensed Consolidating Financial Information (continued)

                                                   Condensed Consolidating Statement of Cash Flows
                                                             Thousands of Dollars)
                                                           For the Year Ended December 31, 1993
                                              Tosco            Bayway        Minor Subs
                                              (Issuer)        (Guarantor)   (Non-guarantors)      Eliminations    Consolidated

Cash flows from operating activities:
   Net income                               $  65,873         $14,380        $    326                              $  80,579
   Depreciation and amortization               57,023           7,668             400                                 65,091
Deferred income taxes                         (10,189)                                                               (10,189)
Inventory valuation writedown                                  17,651                                                 17,651
   Changes in working capital               (  11,376)        (31,935)       (   293)                              (  43,604)
   Other                                       20,644         (17,500)                                                 3,144
   Net cash provided by (used in)
 operating activities                         121,975          (9,736)           433                                 112,672

Cash flows from investing activities:
Purchase of property, plant and equipment, net,
  and acquired inventories                    (225,361)       (326,147)                                           ( 551,508)
Increase in deferred turnarounds, charges
     and other assets                        (  22,748)        (  907)                                            (  23,655)
 Investment in Bayway Refinery                (147,675)       147,675
   Intercompany transfers                     (199,068)       149,574          49,494
 Net proceeds from sale of
     discontinued operations                    91,217                                                               91,217
Transfers from discontinued operations          41,791                                                              41,791
    Proceeds from (investing in)Continental
   Tosco Limited Partnership                                                   4,880                                 4,880
Net change in short-term investments
 and deposits                                   12,927      (  6,614)        ( 4,132)                                 2,181
   Net cash provided by (used in)
 investing activities                        ( 448,917)     ( 36,419)          50,242                              (435,094)

Cash flows from financing activities:
   Proceeds from Bayway Exchange Bonds         150,000                                                              150,000
   Borrowings under revolver, net               75,000        72,000                                                147,000
   Early retirement of debt                                                   (50,000)                             ( 50,000)
   Principal payments under debt agreements  (     24)                            771)                             (    795)
   Issuance of Common Stock, net of expenses   88,418                                                                88,418
   Dividends on Preferred and Common Stock   ( 28,056)                                                             ( 28,056)
   Other                                     (    727)                                                             (    727)
   Net cash provided by (used in)
 financing activities                         284,611         72,000        ( 50,771)                               305,840

Net increase (decrease) in cash and cash
   equivalents                              (  42,331)        25,845             (96)                             (  16,582)
Cash and cash equivalents at
 beginning of period                           71,397                            276                                 71,673

Cash and cash equivalents at end of period    $29,066         $25,845         $  180            $                $   55,091


                              SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and the State of Connecticut, on March 14, 1996.

                              TOSCO CORPORATION
                                (Registrant)

                             By /s/ THOMAS D. O'MALLEY
                                  (Thomas D. O'Malley)
                             Chairman of the Board of Directors,
                     President and Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

         Signature          Title


/s/ THOMAS D. O'MALLEY   Chairman of the Board of   March 14, 1996
  (Thomas D. O'Malley)   Directors, President and
                         Chief Executive Officer

/s/ JEFFERSON F. ALLEN Principal Financial Officer, March 14,1996
  (Jefferson F. Allen)  Executive Vice President
                          and Director


/s/ ROBERT I. SANTO  Principal Accounting Officer  March 14, 1996
  (Robert I. Santo)


/s/ Joseph B. Carr           Director              March 14, 1996
  (Joseph B. Carr)

/s Patrick M. deBarros       Director              March 14, 1996
   Patrick M. deBarros

/s/ HOUSTON I. FLOURNOY      Director              March 14, 1996
  (Houston I. Flournoy)

/s/ CLARENCE G. FRAME        Director              March 14, 1996
  (Clarence G. Frame)

/s/ EDMUND A. HAJIM          Director              March 14, 1996
  (Edmund A. Hajim)


/s/ JOSEPH P. INGRASSIA      Director              March 14, 1996
  (Joseph P. Ingrassia)

/s/ CHARLES J. LUELLEN       Director              March 14, 1996
  (Charles J. Luellen)